                                                                    EXHIBIT 99.1

                                                                     [EXECUTION]




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                               PURCHASE AGREEMENT

                            DATED AS OF JULY 30, 2000

                                 BY AND BETWEEN

                            WEDGE GROUP INCORPORATED,

                                WGI TYLER, INC.,

                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                       AND

                               CB&I TYLER COMPANY

                           WITH RESPECT TO THE SALE OF

                         HOWE-BAKER INTERNATIONAL, INC.




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                                TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I

         DEFINITIONS..............................................................................................1
         Section 1.01  Definitions................................................................................1
         Section 1.02  Other Defined Terms.......................................................................11
         Section 1.03  Cross References, Interpretation..........................................................11
         Section 1.04  Knowledge.................................................................................11

ARTICLE II

         PURCHASE AND SALE.......................................................................................12
         Section 2.01  Purchase and Sale of HBI Shares...........................................................12
         Section 2.02  Payment of Purchase Price.................................................................12
         Section 2.03  Post-Closing Adjustment to Purchase Price.................................................13

ARTICLE III

         CLOSING.................................................................................................15
         Section 3.01  Other Transactions........................................................................15
         Section 3.02  The Effective Time........................................................................15
         Section 3.03  The Closing...............................................................................15
         Section 3.04  Delivery of Documents.....................................................................16

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................................18
         Section 4.01  Organization and Qualification; HBI Subsidiaries..........................................18
         Section 4.02  Authorization; Enforceability; Absence of Conflicts; Required Approvals and Consents......19
         Section 4.03  Ownership of HBI Shares...................................................................20
         Section 4.04  Capitalization............................................................................20
         Section 4.05  Financial Statements......................................................................20
         Section 4.06  Litigation and Orders.....................................................................21
         Section 4.07  Compliance with Worker Safety and Environmental Laws......................................22
         Section 4.08  Permits and Compliance....................................................................23
         Section 4.09  Material Contracts........................................................................24
         Section 4.10  Intellectual Property.....................................................................25
         Section 4.11  Receivables...............................................................................26

         Section 4.12  Real Properties and Leases................................................................26
         Section 4.13  Other Tangible Assets.....................................................................26
         Section 4.14  Tax Matters...............................................................................27
         Section 4.15  Insurance.................................................................................28
         Section 4.16  Employee Matters..........................................................................28
         Section 4.17  ERISA.....................................................................................29
         Section 4.18  Labor and Employment Matters..............................................................30
         Section 4.19  Absence of Changes........................................................................31
         Section 4.20  Brokers' Fees.............................................................................32
         Section 4.21  Related Party Transactions................................................................32
         Section 4.22  Investment Representations................................................................32
         Section 4.23  Closing Confirmation by Seller............................................................34
         Section 4.24  Limitations on Representations and Warranties.............................................34

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................................35
         Section 5.01  Organization; Power.......................................................................35
         Section 5.02  Authorization; Enforceability; Absence of Conflicts; Required Consents....................35
         Section 5.03  Charter Documents.........................................................................36
         Section 5.04  SEC Documents.............................................................................36
         Section 5.05  Capitalization............................................................................37
         Section 5.06  Absence of Applicable Rights Agreements...................................................37
         Section 5.07  Litigation................................................................................37
         Section 5.08  Compliance with Worker Safety and Environmental Laws......................................38
         Section 5.09  Liabilities and Obligations...............................................................38
         Section 5.10  Intellectual Property.....................................................................38
         Section 5.11  Material Contracts........................................................................39
         Section 5.12  Insurance.................................................................................39
         Section 5.13  Employee Matters..........................................................................39
         Section 5.14  Compliance With ERISA, Labor Laws.........................................................40
         Section 5.15  Absence of Changes........................................................................41
         Section 5.16  Broker's Fees.............................................................................42
         Section 5.17  Access to Data............................................................................42
         Section 5.18  Closing Confirmation by Buyer.............................................................42
         Section 5.19  Limitations on Representations and Warranties.............................................43

ARTICLE VI

         COVENANTS AND AGREEMENTS OF THE PARTIES.................................................................43
         Section 6.01  Reasonable Access and Mutual Cooperation..................................................43
         Section 6.02  Conduct of Business Pending the Closing...................................................44

         Section 6.03  Prohibited Activities.....................................................................45
         Section 6.04  Notification of Certain Matters...........................................................46
         Section 6.05  HSR Act Matters...........................................................................47
         Section 6.06  Fees and Expenses.........................................................................47
         Section 6.07  Publicity.................................................................................48
         Section 6.08  Calling of Shareholders' Meeting; Commercially Reasonable Efforts........................ 48
         Section 6.09  Assumption of Earnouts....................................................................48
         Section 6.10  Certain Leased Property...................................................................49

ARTICLE VII

         CONDITIONS TO CLOSING AND CONSUMMATION..................................................................49
         Section 7.01  Conditions to the Obligations of Each Party...............................................49
         Section 7.02  Conditions to the Obligations of Seller...................................................49
         Section 7.03  Conditions to the Obligations of Buyer....................................................49

ARTICLE VIII

         COVENANTS FOLLOWING THE CLOSING.........................................................................50
         Section 8.01  Records and Access........................................................................50
         Section 8.02  Cooperation in Litigation.................................................................51
         Section 8.03  Post-Closing Assistance...................................................................51
         Section 8.04  Mail......................................................................................51
         Section 8.05  Bonuses...................................................................................51

ARTICLE IX

         INDEMNIFICATION.........................................................................................51
         Section 9.01  Survival of Representations and Warranties................................................51
         Section 9.02  Indemnification of Buyer..................................................................52
         Section 9.03  Indemnification of Seller.................................................................54
         Section 9.04  Conditions of Indemnification.............................................................54
         Section 9.05  Remedies Exclusive........................................................................58
         Section 9.06  Limitations on Indemnification............................................................58
         Section 9.07  EXPRESS NEGLIGENCE........................................................................58

ARTICLE X

         TAXES...................................................................................................59
         Section 10.01  Liability for Taxes......................................................................59
         Section 10.02  Tax Proceedings..........................................................................60
         Section 10.03  Payment of Taxes.........................................................................60

         Section 10.04  Tax Returns..............................................................................61
         Section 10.05  Tax Allocation Arrangements..............................................................61
         Section 10.06  Cooperation and Exchange of Information..................................................61
         Section 10.07  Survival of Obligations..................................................................62
         Section 10.08  Tax Disputes.............................................................................62
         Section 10.09  Conflict.................................................................................62

ARTICLE XI

         GENERAL PROVISIONS......................................................................................62
         Section 11.01  Treatment of Confidential Information....................................................62
         Section 11.02  Assignment; No Third-Party Beneficiaries.................................................62
         Section 11.03  Entire Agreement; Amendment; Waivers.....................................................63
         Section 11.04  Notices..................................................................................63
         Section 11.05  GOVERNING LAW, JURISDICTION AND VENUE....................................................64
         Section 11.06  WAIVER OF CERTAIN CLAIMS.................................................................64
         Section 11.07  Exercise of Rights and Remedies..........................................................64
         Section 11.08  Reformation and Severability.............................................................65
         Section 11.09  Incorporation of Exhibits and Schedules..................................................65
         Section 11.10  Counterparts.............................................................................65
         Section 11.11  Arbitration..............................................................................65

ARTICLE XII

         TERMINATION.............................................................................................68
         Section 12.01  Termination of this Agreement............................................................68
         Section 12.02  Effect of Termination....................................................................69

                         INDEX TO EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit A                                    Shareholder Agreement
Exhibit B                                    Form of Opinion of Seller's Legal Counsel
Exhibit C                                    Form of Opinion of Buyer's Legal Counsel
Exhibit D                                    HBI LLC Conversion Chart


SCHEDULES
Schedule 3.01                                Excluded Items
Schedule 4.01                                HBI Subsidiaries
Schedule 4.02                                Violations, Approvals and Consents
Schedule 4.04                                Outstanding Options, Rights
Schedule 4.05                                Financial Statements
Schedule 4.06                                Litigation
Schedule 4.07                                Environmental Matters
Schedule 4.09                                Material Contracts
Schedule 4.10                                Intellectual Property
Schedule 4.12                                Real Properties
Schedule 4.14                                Taxes
Schedule 4.15                                Insurance
Schedule 4.16(a)                             Employment Agreements
Schedule 4.16(b)                             HBI Plans
Schedule 4.19                                Changes Since December 31, 1999
Schedule 4.21                                Related Party Transactions
Schedule 5.01                                CB&I Material Subsidiaries
Schedule 5.02                                Violations, Approvals and Consents
Schedule 5.05                                CB&I Capitalization
Schedule 5.06                                Rights Agreements
Schedule 5.07                                Litigation
Schedule 5.08                                Environmental Matters
Schedule 5.10                                Intellectual Property
Schedule 5.11                                Material Contracts
Schedule 5.12                                Insurance
Schedule 5.13(a)                             Employment Agreements
Schedule 5.13(b)                             CB&I Plans
Schedule 5.14                                ERISA, Labor Matters
Schedule 5.15                                Absence of Changes
Schedule 6.09                                Earnout Agreements
Schedule 9.02(a)                             Prepaid Insurance Contracts
Schedule 9.02(b)                             Known Environmental Conditions

                               PURCHASE AGREEMENT


                  THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 30, 2000 by and between WEDGE Group Incorporated, a Delaware corporation ("WGI"), WGI Tyler, Inc., a Delaware corporation ("WGI Sub", and collectively with WGI, the "Seller"), Chicago Bridge & Iron Company N.V., a Netherlands company ("CB&I"), and CB&I Tyler Company, a Delaware corporation ("CB&I Sub", and collectively with CB&I, the "Buyer").

                                  INTRODUCTION

                  WHEREAS, Seller is the owner of all of the issued and outstanding Capital Stock (the "HBI Shares") of Howe-Baker International, Inc., a Delaware corporation ("HBI");

                  WHEREAS, HBI is engaged in the business of providing engineering services, including plant engineering, procurement and construction services, and/or offering specialized equipment (the "Business"); and

                  WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the HBI Shares (the "Acquisition").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements stated herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Definitions. As used herein, the following terms shall have the meanings set forth below:

                  "AAA" means the American Arbitration Association, New York
City.

                  "AAA Rules" means the Commercial Arbitration Rules of the American Arbitration Association as in effect on the date of the applicable Notice of Arbitration.

                  "Acquisition" has the meaning specified in the Introduction.

                  "Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

                  "Agreement" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as the same may be amended, modified or supplemented from time to time.

                  "Alternative Proposal" has the meaning specified in Section 12.01(c).

                  "Appeal Notice" has the meaning specified in Section 2.03(d).

                  "Arbitrator List" has the meaning specified in Section
11.11(a).

                  "Business" has the meaning specified in the Introduction.

                  "Buyer" has the meaning specified in the first paragraph of this Agreement.

                  "Buyer Indemnified Loss" has the meaning specified in Section 9.02.

                  "Buyer Notice" has the meaning specified in Section 10.02.

                  "Callidus Reports" has the meaning specified in Schedule 9.02(b).

                  "Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

                  "Cash Amount" has the meaning specified in Section 2.02.

                  "CB&I" has the meaning specified in the first paragraph of this Agreement.

                  "CB&I Proxy Statement" has the meaning specified in Section 6.08.

                  "CB&I Sub" has the meaning specified in the first paragraph of this Agreement.

                  "CB&I Stock" means the common stock of CB&I, par value NLG .01 per share.

                  "Ceiling Amount" means $40,000,000 in respect of Buyer Indemnified Losses and $40,000,000 in respect of Seller Indemnified Losses.

                  "Chair" has the meaning specified in Section 11.11(a).

                  "Charter Documents" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, (a) the articles or certificate of formation, incorporation, association or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, limited liability company agreement or regulations, or partnership agreements (or the equivalent governing documents) of that Entity, and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

                  "Claim Notice" has the meaning specified in Section 9.04(b).

                  "Closing" has the meaning specified in Section 3.03.

                  "Closing Date" has the meaning specified in Section 3.03.

                  "Closing Date Balance Sheet" shall mean the unaudited, pro forma balance sheet of HBI and the HBI Subsidiaries prepared in accordance with GAAP as of the close of business on the Deemed Date, which shall be prepared on the same basis and utilizing the same accounting principles as the December 31, 1999 audited balance sheet included with the HBI Financial Statements.

                  "Closing Date Working Capital" has the meaning specified in
Section 2.03(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

                  "Covered Entities" has the meaning specified in Section
9.04(h).

                  "Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees of, and actual disbursements by, attorneys, consultants, experts or other Representatives and Litigation costs) to, any fine of or penalty on, or any liability (including loss of earnings or profits) of any other nature of that Person; provided, that if any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Third-Party Claim and for which the Indemnified Party seeks indemnification pursuant to
Section 9.04(e), the amount of Damages
attributable to that claim will not include any amount representing indirect, consequential, special, exemplary, punitive or treble damages.

                  "Damage Claim" means, (a) as asserted against any specified Person, any claim, demand or Litigation made or pending against the specified Person for Damages to any other Person, or (b) as asserted by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

                  "Deemed Date" means the last day of the month immediately preceding the month which includes the Closing Date; provided, however, that if the Closing Date is the last day of a month, the "Deemed Date" means the Closing Date.

                  "Disagreement Notice" has the meaning specified in Section 2.03(c).

                  "Dispute" has the meaning specified in Section 11.11.

                  "Earnout Agreements" has the meaning specified in Section
6.09.

                  "Effective Time" has the meaning specified in Section 3.02.

                  "Election Period" has the meaning specified in Section
9.04(b).

                  "Employee" means an employee of any or all of the Seller Entities who is involved in the operation of the Business.

                  "Employee Policies and Procedures" means at any time all employee manuals and all Material policies, procedures and work-related rules that apply at that time to any employee, nonemployee director or officer of, or any other natural person performing consulting or other independent contractor services for, the Seller Entities.

                  "Employment Agreements" means those agreements listed on
Schedule 4.16(a).

                  "Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

                  "Environmental Claim" has the meaning specified in Section 9.02(b)(i).

                  "Environmental Laws" means any and all Governmental Requirements, common law rule (including but not limited to the common law respecting nuisance and tortious liability), or other requirement having the force and effect of law, relating to the environment, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon-12) or hydrochloro-fluorocarbons).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Environmental Ceiling Amount" has the meaning specified in
Section 9.06(a).

                  "Estimated Closing Date Balance Sheet" shall mean the Seller's unaudited good-faith estimate of the pro forma balance sheet of HBI and the HBI Subsidiaries as of the close of business on the Deemed Date, which shall be prepared on the same basis and utilizing the same accounting principles as the December 31, 1999 audited balance sheet included with the HBI Financial Statements.

                  "Estimated Closing Date Working Capital" has the meaning specified in Section 2.02(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excess Working Capital" means the net working capital of HBI and the HBI Subsidiaries on a consolidated basis as of the Deemed Date in the amount of $32,000,000.

                  "Excluded Items" has the meaning specified in Section 3.01(a).

                  "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time, which have been or are applied on a basis consistent with past practice.

                  "Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

                  "Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

                  "Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, or authorization of any Governmental Authority in effect at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

                  "Group" has the meaning specified in Section 10.01(a).

                  "Guaranty" means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) that obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

                  "HBI" has the meaning specified in the Introduction.

                  "HBI Balance Sheet" has the meaning specified in Section 4.05(b).

                  "HBI Financial Statements" has the meaning specified in
Section 4.05(a).

                  "HBI Shares" has the meaning specified in the Introduction.

                  "HBI Subsidiaries" (or comparable references to "its Subsidiaries" or "Subsidiaries of HBI") means all Subsidiaries of HBI other than those Subsidiaries whose Capital Stock is listed on Schedule 3.01 as part of the Excluded Items.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

                  "Hwy 850 Reports" has the meaning specified in Schedule
9.02(b).

                  "Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

                  "Indemnity Notice" has the meaning specified in Section
9.04(e).

                  "Indemnified Party" has the meaning specified in Section 9.04(b).

                  "Indemnifying Party" has the meaning specified in Section 9.04(b).

                  "Information" means written information, including (a) data, certificates, reports and statements (excluding the HBI Financial Statements, Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

                  "Intellectual Property" means (a) patents, applications for patents and patent rights, (b) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, service marks, logos, brand names, corporate names, business names, trade styles or dress, and copyrights and (c) trade secrets and know-how and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

                  "IRS" means the Internal Revenue Service.

                  "Known Environmental Condition" has the meaning specified in
Section 9.02(b).

                  "Licensed Intellectual Property" has the meaning specified in
Section 4.10(a).

                  "Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof.

                  "Litigation" means any action, case, proceeding, claim, grievance, suit or investigation or other proceeding conducted by or pending before any Governmental Authority or any arbitration proceeding.

                  "Material" means, as applied to any Entity or the Business, material to the business, operations, property or assets, liabilities, condition (financial or otherwise) or results of operations of that Entity or the Business, as the case may be.

                  "Material Adverse Effect" means, with respect to the Business or any Entity, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect on the business, operations, property or assets, liabilities or condition (financial or otherwise) of the Business or, as the case may be, that Entity and its Subsidiaries taken as a whole, except for (i) any event, change or effect resulting from general economic, financial or market conditions or (ii) any event, change or effect resulting from conditions or circumstances generally affecting the engineering and construction industry; provided, however, that for purposes of any claim for Buyer Indemnified Losses or Seller Indemnified Losses made pursuant to Article IX that relates to an alleged breach of a representation or warranty in Article IV or Article V which contains or is qualified by the phrase "Material Adverse Effect", "Material Adverse Effect" shall mean the consequences of any fact or circumstance (including the occurrence or nonoccurrence of any event) to the Business, such that such fact or circumstance has caused, is causing or will cause, directly, indirectly or consequentially, singly or in the aggregate with other facts and circumstances, any Material Damages.

                  "Material Contract" has the meanings specified in Section 4.09(a) and Section 5.11.

                  "Notice of Arbitration" has the meaning specified in Section 11.11(a).

                  "Organization State" means, as applied to (a) any corporation, its state or other jurisdiction of incorporation or (b) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is organized and existing in that legal form.

                  "Owned Intellectual Property" has the meaning specified in
Section 4.10(a).

                  "Permits" has the meaning specified in Section 4.08.

                  "Permitted Liens" means, as applied to the property or assets of any Person (or any revenues, income or profits of that Person therefrom): (a) Liens for Taxes if the same are not at the time due and delinquent; (b) Liens of carriers, warehousemen, mechanics, laborers and materialmen for sums not yet due; (c) Liens incurred in the ordinary course of that Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) Liens incurred in the ordinary course of that Person's business in connection with deposit accounts or to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; (e) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of that Person's business or existing on property and not Materially interfering with the ordinary conduct of that Person's business or the use of that property; (f) defects or irregularities in that Person's title to its real properties that do not Materially (i) diminish the value of the surface estate or (ii) interfere with the ordinary conduct of that Person's business or the use of any of such properties; (g) any interest or title of a lessor of assets being leased by any Person pursuant to any capital lease or any lease that, pursuant to GAAP, would be accounted for as an operating lease; and (h) Liens securing purchase money Indebtedness disclosed in Schedule 4.12 so long as such Liens do not attach to any property or assets other than the properties or assets purchased with the proceeds of such Indebtedness.

                  "Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

                  "Place of Arbitration" has the meaning specified in Section 11.11(a).

                  "Plan" has the meaning specified in Section 4.16(b).

                  "Pre-Closing Period" has the meaning specified in Section 10.01(a).

                  "Preliminary Hearing" has the meaning specified in Section 11.11(c).

                  "Prepaid Insurance Contract" has the meaning specified in
Section 9.02(a).

                  "Proceeding Notice" has the meaning specified in Section
10.02.

                  "Purchase Price" has the meaning specified in Section 2.02.

                  "Real Property" has the meaning specified in Section 4.12(b).

                  "Remedial Action" has the meaning specified in Section
9.02(b).

                  "Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

                  "Rights Agreements" has the meaning specified in Section 5.06.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Documents" has the meaning specified in Section 5.04.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning specified in the Introduction.

                  "Seller Entity" and "Seller Entities" means HBI and the HBI Subsidiaries.

                  "Seller Indemnified Loss" has the meaning specified in Section 9.03.

                  "Shareholder Agreement" means that certain Shareholder Agreement to be dated the Closing Date between WGI and CB&I attached as Exhibit A hereto.

                  "Shareholders' Meeting" has the meaning specified in Section 6.08.

                  "Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, RCRA or any other Environmental Law applicable to the business or operations of HBI and its Subsidiaries, or CB&I and its Subsidiaries, as the case may be, that imparts a broader meaning to any of those terms than does CERCLA or RCRA, including but not limited to (i) petroleum and petroleum products, including crude oil and any fractions thereof,
(ii) asbestos, (iii) PCBs, and (iv) natural gas, synthetic gas and any mixtures thereof.

                  "Stock Consideration" means 8,146,665 shares of CB&I Stock.

                  "Subsidiary" of any specified Person at any time means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

                  "Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatsoever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "Tax Return" means any report, return, information statement, payee statement or other information required to be provided to any federal, state, local or foreign Taxing Authority, or otherwise retained, with respect to Taxes.

                  "Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

                  "Third-Party Claim" has the meaning specified in Section 9.04(b).

                  "Threshold Amount" means $5,000,000.

                  "Transaction Document" means this Agreement, the Shareholder Agreement and the other written agreements, documents, instruments and certificates executed pursuant to or in connection with this Agreement, including those specified or referred to in Article III or Article VII to be delivered at or before the Closing, all as amended, modified or supplemented from time to time.

                  "Unadjusted Aggregate Purchase Price" has the meaning specified in Section 2.02(a)(iii).

                  "WGI" has the meaning specified in the first paragraph of this Agreement.

                  "WGI Sub" has the meaning specified in the first paragraph of this Agreement.

                  "Worker Safety Laws" has the meaning specified in Section 4.07(a).

         Section 1.02 Other Defined Terms. Words and terms used in this Agreement that are defined elsewhere in this Agreement are used as so defined.

         Section 1.03 Cross References, Interpretation. References to "Articles" refer to Articles of this Agreement. References to "Sections" refer to Sections and subsections of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the word "including" is used in this Agreement, it shall be read to mean "including but not limited to." The headings in this Agreement are inserted for convenience only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         Section 1.04 Knowledge. Where any statement is qualified by the expression "to the Seller's knowledge" or by a similar expression, that statement shall be deemed to be the actual personal knowledge, after due inquiry of the relevant senior operating employees of Seller, HBI and the applicable HBI Subsidiary, of William H. White, Richard E. Blohm, Jr., Ronald D. Brazzel, Leslie D. Talbert or Mitchell M. Bernhard. Where any statement is qualified by the expression "to the Buyer's knowledge" or by a similar expression, that statement shall be deemed to be the actual personal knowledge, after due inquiry of the relevant senior operating employees of CB&I and the applicable CB&I Subsidiary, of Gerald M. Glenn, Richard E. Goodrich, Robert B. Jordan, Timothy
J. Wiggins or Robert H. Wolfe.

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.01 Purchase and Sale of HBI Shares. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing (a) WGI shall sell, convey, assign, transfer and deliver to CB&I Sub, and CB&I Sub shall purchase and acquire from WGI, by delivery of the Cash Amount (as hereinafter defined), 35% of the HBI Shares, and (b) WGI Sub shall sell, convey, assign, transfer and deliver to CB&I, and CB&I shall purchase and acquire from WGI Sub, by delivery of the Stock Consideration, 65% of the HBI Shares.

         Section 2.02 Payment of Purchase Price. (a) Purchase Price.

                  (i) In consideration of the sale of 35% of the HBI Shares by WGI to CB&I Sub, CB&I Sub shall pay to WGI in immediately available funds, by wire transfer, Twenty-Eight Million U.S. Dollars (U.S. $28,000,000) at the Closing plus an amount equal to Excess Working Capital within one business day after the Closing (collectively, the "Cash Amount").

                  (ii) In consideration of the sale of 65% of the HBI Shares by WGI Sub to CB&I, CB&I shall deliver to WGI Sub at the Closing the Stock Consideration.

                  (iii) The Cash Amount and the Stock Consideration referred to above shall constitute the "Unadjusted Aggregate Purchase Price" of the HBI Shares; provided, however, that such Unadjusted Aggregate Purchase Price shall be subject to adjustment, as it relates to the Cash Amount being paid by CB&I Sub, as described in Sections 2.02(c) and 2.03 (as adjusted, the "Purchase Price").

         (b) Determination of Estimated Closing Date Working Capital. Seller shall prepare (with Buyer's cooperation including reasonable access for Buyer to the books and records of HBI and the HBI Subsidiaries for this purpose) the Estimated Closing Date Balance Sheet setting forth the current assets and current liabilities for HBI and the HBI Subsidiaries on a consolidated basis (excluding the Excluded Items and any amounts relating to the Supplemental Executive Retirement Plan for the Chief Executive Officer of HBI referred to in
Schedule 4.16(a)) as of the Deemed Date ("Estimated Closing Date Working Capital").

         (c) Pre-Closing Adjustment to Purchase Price. If the Estimated Closing Date Working Capital, as determined pursuant to Section 2.02(b), is less than the sum of (i) $30,000,000 plus (ii) any amount paid pursuant to Section 6.03(a)(i)(B), then the Cash Amount shall be reduced by the amount of such shortfall. If the Estimated Closing Date Working Capital, as determined pursuant to Section 2.02(b), is greater than $34,000,000, then the Cash Amount shall be increased by the amount of such excess.

         Section 2.03 Post-Closing Adjustment to Purchase Price. (a) Preparation of Closing Date Balance Sheet. As soon as practicable after the Closing, and in any event within twenty (20) days following the Closing Date, Seller shall prepare (and Buyer shall cooperate with Seller) the Closing Date Balance Sheet setting forth the current assets and current liabilities for HBI and the HBI Subsidiaries on a consolidated basis (excluding the Excluded Items and any amounts relating to the Supplemental Executive Retirement Plan for the Chief Executive Officer of HBI referred to in Schedule 4.16(a)) as of the Deemed Date ("Closing Date Working Capital").

         (b) Review of Closing Date Balance Sheet. Seller shall submit the Closing Date Balance Sheet, when prepared, to Buyer. For all purposes related to this Section 2.03, Buyer shall provide Seller reasonable access to the books, records and personnel of HBI and the HBI Subsidiaries.

         (c) Objections to Closing Date Balance Sheet. If Buyer disagrees with the calculation of the Closing Date Working Capital, it shall, within twenty-five (25) days after receipt of the Closing Date Balance Sheet, deliver a notice to Seller (the "Disagreement Notice"), setting forth its calculation of the Closing Date Working Capital and specifying, in reasonable detail, those items or amounts in the Closing Date Balance Sheet and/or Closing Date Working Capital as to which Buyer disagrees and the reasons for such disagreement. Buyer shall be deemed to have agreed with all items and amounts contained in the Closing Date Balance Sheet and the Closing Date Working Capital other than those specified in a timely Disagreement Notice. If Buyer does not deliver a Disagreement Notice to Seller within such 25-day period, Buyer shall be deemed to have accepted the Closing Date Balance Sheet and the Closing Date Working Capital, whereupon the Closing Date Balance Sheet and the Closing Date Working Capital shall be final and binding.

         (d) Resolution of Closing Date Balance Sheet Disputes. If a Disagreement Notice is timely delivered to Seller pursuant to this Section 2.03, the parties shall use their good-faith efforts to reach agreement on the disputed items or amounts in order to determine the adjustment to the Purchase Price. If the parties do not resolve all disputed items or amounts within ten
(10) days after delivery of the Disagreement Notice, then the disputed items and amounts will be submitted for determination to Arthur Andersen LLP. Seller and Buyer may submit to Arthur Andersen LLP any facts each deems relevant to the determination. The written report of Arthur Andersen LLP shall be delivered to Seller and Buyer within twenty-five (25) days after such disputed items and amounts are submitted to Arthur Andersen LLP for determination, or such longer time as Arthur Andersen LLP in its discretion may require, but in no event longer than sixty (60) days. If either party disagrees with the determination of Arthur Andersen LLP, or if Arthur Andersen LLP shall not have delivered its written report within 60 days, such party shall, within ten (10) days after receipt of such determination (or within 10 days after the expiration of such sixty-day period), deliver a notice to the other party (the "Appeal Notice"), setting forth and specifying, in reasonable detail, those items or amounts as to which the appealing party disagrees and the reasons for such disagreement. The parties shall be deemed to have agreed with all items and amounts contained in such determination other than those specified in a timely Appeal Notice. If neither party delivers an Appeal Notice to the other party within such 10-day period, the parties shall be deemed to have accepted such determination, whereupon such determination shall be final and binding. The fees and expenses of Arthur Andersen LLP incurred solely in its capacity as arbiter of the issues submitted pursuant to this Section 2.03(d) shall be borne equally by Seller and Buyer. Any fees and expenses of Seller's and Buyer's own independent public accountants incurred in connection with their review of the Closing Date Balance Sheet shall be borne by the party retaining such independent public accountants.

         (e) Appeal of Determination. If either party timely delivers an Appeal Notice to the other party pursuant to this Section 2.03, then the disputed items and amounts will be submitted for determination to the accounting firm of PricewaterhouseCoopers LLP, or if such firm shall decline to serve in such capacity, the accounting firm of Deloitte & Touche LLP. Seller and Buyer may submit to such accounting firm any facts each deems relevant to the determination. The written report of such accounting firm shall be delivered to Seller and Buyer within twenty-five (25) days after such disputed items and amounts are submitted to such accounting firm for determination, or such longer time as such accounting firm in its discretion may require, but in no event longer than sixty (60) days. The determination of such accounting firm shall be subject to appeal by Seller or Buyer by arbitration pursuant to Section 11.11; provided, however, that the appealing party must first make any payment required of it by such accounting firm consistent with Section 2.03(f). Either Seller or Buyer may invoke the commencement of the procedures set forth in Section 11.11 if such accounting firm has not delivered its written report within the specified sixty-day period. The fees and expenses of such accounting firm shall be borne equally by Seller and Buyer. Any fees and expenses of Seller's and Buyer's own independent public accountants incurred in connection with their review of the Closing Date Balance Sheet shall be borne by the party retaining such independent public accountants.

         (f) Settlement of Closing Date Working Capital. If the Closing Date Working Capital, as finally determined pursuant to this Section 2.03, is less than the sum of (i) $30,000,000 plus (ii) any amount paid pursuant to Section 6.03(a)(i)(B) (after adding back any amount previously paid by WGI pursuant to Section 2.02(c)), then WGI will pay to CB&I Sub, within two business days, by wire transfer of immediately available funds, the amount of such shortfall. If the Closing Date Working Capital, as finally determined pursuant to this Section 2.03, is greater than $34,000,000 (after subtracting any amount previously paid by CB&I Sub pursuant to Section 2.02(c)), then CB&I Sub will pay to WGI, within two business days, by wire transfer of immediately available funds, the amount of such excess. Such payment shall be deemed an adjustment of the Purchase Price in Section 2.02 in regard to the HBI Shares being acquired by CB&I Sub.

                                   ARTICLE III

                                     CLOSING


         Section 3.01 Other Transactions. (a) Immediately prior to the Closing, HBI shall assign, transfer and deliver to Seller or its designee, and Seller or its designee shall assume, the assets and liabilities relating to the items listed in Schedule 3.01 (the "Excluded Items") held by HBI (including, in respect of Items Nos. 2 and 3 on Schedule 3.01, any amounts received as payments or reimbursable costs after December 31, 1999). Seller shall assume, or guarantee the assumption by its designee of, and agree to pay, perform and otherwise discharge in full, any liabilities relating to such Excluded Items and thereby fully release HBI, Buyer and CB&I from each such liability.

         (b) Prior to the Closing Date, Seller will cause each of HBI and certain HBI Subsidiaries to convert its corporate form into a limited liability company in accordance with the conversion chart set forth on Exhibit D; provided, however, that Seller shall ensure that on the Closing Date HBI and all HBI Subsidiaries are disregarded entities for federal income tax purposes and Seller shall not take any position which is inconsistent therewith.

         (c) Any management or tax sharing agreement between Seller or its Affiliates and HBI or any HBI Subsidiary shall be terminated as of the Closing Date; provided, however, that any fees or Taxes due to Seller or its Affiliates for services performed or Taxes owed through the Closing Date pursuant to such agreements, which have been specified in nature in writing to Buyer on the Closing Date and which are adequately reserved on the Closing Date Balance Sheet, shall remain due and payable to Seller or its Affiliates even beyond the Closing Date.

         (d) Notwithstanding any provision to the contrary contained elsewhere in this Agreement, on or before the Closing Date, Seller may cause HBI or any HBI Subsidiary to capitalize or transfer to Seller or its designee any advance receivables from Holdings Company of New Jersey, Inc. without penalty and such action shall be ignored for all pre-closing and post-closing adjustments.

         Section 3.02 The Effective Time. The effective time of the Acquisition (the "Effective Time") will be 5:00 p.m., Central Daylight Time, on the Closing Date.

         Section 3.03 The Closing. The closing of the transactions contemplated herein, including the purchase and sale of the HBI Shares, shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on a date within ten business days following satisfaction of each of the conditions set forth in Sections 7.01 and 7.03(c) (assuming satisfaction of the remaining conditions set forth in Article VII on or prior to the Closing Date), or such other place or time as the parties may mutually agree (the "Closing Date"). On or before the Closing Date, the parties hereto will take all actions necessary to (i) effect the Acquisition and (ii) satisfy the document delivery requirements on which the obligations of the parties to effect the Acquisition and the other transactions contemplated hereby are conditioned by the provisions of Article VII (all those actions collectively being the "Closing").

         Section 3.04 Delivery of Documents. (a) At the Closing, Seller will execute and deliver to Buyer the following documents:

                  (i) certificates or other instruments, if any, representing the HBI Shares, duly endorsed in blank or accompanied by transfer powers;

                  (ii) all minute books and other corporate books and records of HBI and the HBI Subsidiaries;

                  (iii) a copy, certified as of the Closing Date, by the Secretary or Assistant Secretary of WGI and WGI Sub, respectively, of resolutions duly adopted by the boards of directors of WGI and WGI Sub authorizing the transactions contemplated by this Agreement;

                  (iv) a copy, certified as of the Closing Date, by HBI's Secretary or Assistant Secretary, of the resolutions duly adopted by the Board of Directors of HBI authorizing transfer of the Excluded Items;

                  (v) certificates of good standing for WGI, WGI Sub, HBI and the HBI Subsidiaries in their respective Organization States and such other jurisdictions set forth on Schedule 4.01;

                  (vi) copies of the certificate of incorporation or formation for WGI, WGI Sub, HBI and the HBI Subsidiaries, as certified as of a recent date by the Secretary of State of the applicable Organization State;

                  (vii) copies of the bylaws or operating agreements, as the case may be, of HBI and the HBI Subsidiaries, as in effect on the Closing Date, certified by the Secretary or the Assistant Secretary or similar authorized person of HBI and the HBI Subsidiaries;

                  (viii) certificate of the Secretary or Assistant Secretary of WGI and WGI Sub, respectively, certifying as of the Closing Date the incumbency and signatures of the officer(s) of WGI and WGI Sub authorized to sign this Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of such Secretary or Assistant Secretary or similar authorized person;

                  (ix) the written resignations of all directors or members of the board of managers, as the case may be, of HBI unless Buyer and any director agree to such director or member remaining in office;

                  (x) the Shareholder Agreement executed by WGI;

                  (xi) copies of documents evidencing the termination of the management, tax sharing and any other intercompany agreements between Seller or its Affiliates and HBI and any of the HBI Subsidiaries;

                  (xii) a certificate of the President of Seller in such capacity dated the Closing Date to the effect that the representations and warranties of Seller set forth in Article IV are true and correct as of such date, other than such changes and exceptions that (A) are contemplated by this Agreement or (B) could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (xiii) a certificate or certificates of non-foreign status covering Seller, its Affiliates, HBI and the HBI Subsidiaries which conforms with the Code;

                  (xiv) the opinion or opinions of Seller's legal counsel substantially in the form of Exhibit B;

                  (xv) evidence that HBI's credit facility with Bank of America has been terminated and that all security interests and liens securing such facility have been released; and

                  (xvi) any non-governmental, third party consents required for the consummation of the transactions contemplated hereby.

         (b) At the Closing, Buyer will execute and deliver to Seller the following documents:

                  (i) the Purchase Price adjusted (if at all) in the manner and amount specified in Section 2.02(c);

                  (ii) a copy, certified as of the Closing Date, by the Secretary or Assistant Secretary of CB&I and CB&I Sub, respectively, of resolutions duly adopted by the boards of directors of CB&I and CB&I Sub authorizing the transactions contemplated by this Agreement;

                  (iii) (A) a certificate of good standing for CB&I Sub in its Organization State, as certified as of a recent date by the Secretary of State of such jurisdiction, and (B) an extract from the trade register regarding CB&I as of a recent date provided by the Chamber of Commerce and Industry in Amsterdam (the "Chamber of Commerce");

                  (iv) (A) a copy of the certificate of incorporation of CB&I Sub, as certified as of a recent date by the Secretary of State of its Organization State and (B) an official copy of the amended Articles of Association of CB&I filed with the Chamber of Commerce as reflected in the extract referred to above;

                  (v) a certificate of the Secretary or Assistant Secretary of CB&I and CB&I Sub, respectively, certifying as of the Closing Date as to the incumbency and signatures of the officers of CB&I and CB&I Sub authorized to sign this Agreement, the Shareholder Agreement and the other documents to be delivered hereunder, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

                  (vi) the Shareholder Agreement executed by CB&I;

                  (vii) a certificate of the Chief Financial Officer of Buyer in such capacity dated the Closing Date to the effect that the representations and warranties of Buyer set forth in Article V are true and correct as of such date, other than such changes and exceptions that (A) are contemplated by this Agreement or (B) could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect;

                  (viii) the opinion or opinions of Buyer's legal counsel substantially in the form of Exhibit C; and

                  (ix) any non-governmental, third party consents required for the consummation of the transactions contemplated hereby (including the consent of the required lenders under CB&I's outstanding revolving credit facility).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to the Buyer as follows:

         Section 4.01 Organization and Qualification; HBI Subsidiaries. (a) Each of WGI, WGI Sub, HBI and the HBI Subsidiaries is duly organized, validly existing and in good standing under the laws of its Organization State and has the requisite power and authority to own or lease and to operate its properties and to carry on its business as now conducted. HBI and each of the HBI Subsidiaries are duly qualified to do business, and are authorized and in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect. Seller has caused true, complete and correct copies of the Charter Documents, each as in effect on the date hereof, and the minute books and similar corporate or other Entity records of HBI and the HBI Subsidiaries to be delivered or otherwise made available to Buyer. No breach or violation of any Charter Document of HBI or any HBI Subsidiary has occurred and is continuing which would have a Material Adverse Effect.

         (b) A true and complete list of each HBI Subsidiary, together with its Organization State and the percentage of its outstanding Capital Stock owned by HBI and any other HBI Subsidiary, is set forth in Schedule 4.01. Except as disclosed in Schedule 4.01, HBI does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Entity.

         Section 4.02 Authorization; Enforceability; Absence of Conflicts; Required Approvals and Consents. (a) Each of WGI and WGI Sub has full corporate authority to enter into this Agreement, the Shareholder Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Shareholder Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WGI and WGI Sub, and this Agreement has been duly executed and delivered by WGI and WGI Sub. This Agreement constitutes, and the Shareholder Agreement when executed and delivered will constitute, the valid and binding obligation of WGI and WGI Sub, as applicable, enforceable against each in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (b) The execution, delivery and performance in accordance with their respective terms of this Agreement, the Shareholder Agreement and the other Transaction Documents by WGI and WGI Sub have not and will not (i) violate, breach or constitute a default under (A) the Charter Documents of WGI, WGI Sub, HBI or any HBI Subsidiary, (B) any Governmental Requirement, order, writ, injunction or decree applicable to WGI, WGI Sub, HBI or any HBI Subsidiary, or
(C) any note, bond, mortgage, indenture or material agreement, lease, instrument or other obligation to which WGI or WGI Sub is a party, any Material Contract to which HBI or any HBI Subsidiary is a party, or any such agreement or obligation by which any of them or their respective properties are bound, except for such violations, breaches, terminations and defaults that are set forth in Schedule 4.02, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of WGI, WGI Sub, HBI or any HBI Subsidiary, or afford any holder of any of such Indebtedness, or any beneficiary of any of those Guaranties, the right to require WGI, WGI Sub, HBI or any HBI Subsidiary, as the case may be, to redeem, purchase or otherwise acquire, reacquire or repay any of such Indebtedness, or to perform any of those Guaranties or (iii) result in the creation of any Lien upon any assets of HBI or any HBI Subsidiary.

         (c) Except (i) as may be required by the HSR Act or any applicable state securities or blue sky laws or (ii) as set forth in Schedule 4.02, no Governmental Approvals or consents of any third party are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by WGI, WGI Sub, HBI or any HBI Subsidiary for the execution, delivery or performance by WGI and WGI Sub of this Agreement, the Shareholder Agreement or the other Transaction Documents to which it is a party, the enforcement against WGI or WGI Sub of its obligations hereunder or thereunder or the effectuation of the Acquisition and the transactions contemplated hereby and thereby.

         Section 4.03 Ownership of HBI Shares. Seller holds of record and owns beneficially all of the outstanding Capital Stock of HBI, which consists of the HBI Shares to be delivered by Seller pursuant to Section 2.01. Seller has good title to the HBI Shares, free and clear of any Lien, claim, option, right of first refusal, agreement limitation or restriction of any kind. Seller has full voting power over the HBI Shares subject to no proxy, shareholders agreement or voting trust, and has the full right, power and authority to sell and transfer the HBI Shares to CB&I Sub and CB&I in the manner provided for in this Agreement. Upon consummation of the sale of the HBI Shares contemplated hereby, Seller will transfer to CB&I Sub and CB&I good title to all of the HBI Shares free and clear of any Lien or adverse claim.

         Section 4.04 Capitalization. The capitalization of HBI and each of the HBI Subsidiaries is set forth in Schedule 4.01. The authorized Capital Stock of HBI presently consists of 1,000 shares of common stock, par value $1 per share, all of which shares have been duly authorized for issuance and are validly issued, fully paid, nonassessable and free of preemptive rights. HBI has no other shares of Capital Stock issued or outstanding or reserved for issuance. There are no bonds, debentures, notes or other Indebtedness of HBI or any HBI Subsidiary having general voting rights (or convertible into common shares having such rights) issued and outstanding. All of the outstanding shares of Capital Stock of the HBI Subsidiaries have been duly authorized for issuance and are validly issued, fully paid and nonassessable, and are owned directly or indirectly by HBI free and clear of any Lien, claim, option, right of first refusal, agreement limitation or restriction of any kind, except as set forth on
Schedule 4.04 and Schedule 6.09. Except as set forth on Schedule 4.04 and
Schedule 6.09, and after giving effect to the transactions contemplated by
Section 3.01, there are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of securities or any securities convertible into any shares of any class of securities of HBI or the HBI Subsidiaries, nor are there any obligations to issue any such options, warrants, calls, rights or securities or to repurchase, redeem or otherwise reacquire any such shares or securities. Except as set forth in Schedule 4.01 and Schedule 6.09, neither HBI nor any HBI Subsidiary owns any Capital Stock or other interest in any other Person nor is HBI or any HBI Subsidiary subject to any obligation to make any investment in any other Person.

         Section 4.05 Financial Statements. (a) Seller has delivered to Buyer the audited consolidated balance sheet and related consolidated statements of operations and retained earnings and cash flows (including the related notes and schedules thereto) of HBI and its Subsidiaries for the fiscal years ending December 31, 1999 and 1998 (the "HBI Financial Statements"). The HBI Financial Statements present fairly the consolidated financial position and results of operations and cash flows of HBI and its consolidated Subsidiaries as at the dates and for the periods presented therein in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as otherwise noted therein.

         (b) Except as fully reflected or reserved against in the consolidated balance sheet of HBI and its Subsidiaries as at December 31, 1999 (the "HBI Balance Sheet") or as may be excepted in another representation herein that covers the relevant topic, neither HBI nor any HBI Subsidiary has any Material liability (including any Tax liability) or Material obligation of any nature which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1999.

         (c) Since December 31, 1999, except as set forth on Schedule 4.05 or as may be excepted in another representation herein that covers the relevant topic,
(i) HBI and its Subsidiaries have not incurred any Material liability or Material obligation (indirect, direct or contingent), or entered into any Material Contract or other Material transaction, that is not in the ordinary course of business, (ii) HBI and its Subsidiaries have not sustained any Material loss or Material interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance), (iii) except as contemplated by Section 3.01(b), there has been no change in the Capital Stock of HBI and no dividend or distribution of any kind has been declared, paid or made by HBI on its Capital Stock, and (iv) except as contemplated by Section 6.03(a)(i)(B), there has not been (A) any granting by HBI or any HBI Subsidiary to any officer of HBI or any HBI Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1999, (B) any granting by HBI or any HBI Subsidiary to any such officer of any increase in severance or termination benefits or (C) any entry by HBI or any HBI Subsidiary into any employment, severance or termination agreement with any such officer.

         Section 4.06 Litigation and Orders. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against or involving Seller, HBI or any HBI Subsidiary, or, to the knowledge of Seller, against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of Seller, HBI or any HBI Subsidiary, any of their properties, assets or business, or any HBI Plan, that, individually or in the aggregate, would have a Material Adverse Effect on HBI or impair HBI's or the HBI Subsidiaries' ability to operate their business after the Closing Date. As of the date of this Agreement, except as set forth in
Schedule 4.06, there is no Litigation pending or, to the Seller's knowledge, threatened in writing against or involving Seller, HBI or any HBI Subsidiary or, to the knowledge of Seller, any of their respective present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of their respective properties, assets or business, or any HBI Plan, that, individually or in the aggregate, would have a Material Adverse Effect on HBI. No Governmental Authority has provided notification to Seller, HBI or any HBI Subsidiary of an intention to conduct any audit, investigation or other review with respect to HBI or any of the HBI Subsidiaries, which audit, investigation or review would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on HBI. Except as disclosed in Schedule 4.06, no Litigation is pending or, to the knowledge of Seller, threatened in writing against WGI, WGI Sub, HBI or any of the HBI Subsidiaries that (a) questions or involves the validity or enforceability of any obligation of WGI or WGI Sub under this Agreement, the Shareholder Agreement or any other Transaction Document, or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by WGI or WGI Sub of the transactions contemplated by this Agreement to be consummated by WGI or WGI Sub or (ii) Damages from WGI or WGI Sub in connection with any such consummation.

         Section 4.07 Compliance with Worker Safety and Environmental Laws. Except as set forth in Schedule 4.07:

         (a) HBI and its Subsidiaries are in compliance with all applicable Environmental Laws and all applicable Governmental Requirements relating to public and worker health and safety (collectively, "Worker Safety Laws") except for any such noncompliance which would have no Material Adverse Effect.

         (b) (i) no release of Solid Wastes, Hazardous Wastes or Hazardous Substances at, from, in or on any site currently or, to the knowledge of Seller, previously used, owned or operated at any time by HBI or any of its current or former Subsidiaries has occurred that, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (ii) neither HBI nor any of its current or, to the knowledge of Seller, former Subsidiaries nor any agent or contractor of HBI or any of its current or, to the knowledge of Seller, former Subsidiaries has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against the Business or Buyer, as a potentially responsible party, for any cleanup costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; (iii) no storage tanks exist on or under any of the properties currently or, to the knowledge of Seller, previously owned or operated by HBI or any of its current or, to the knowledge of Seller, former Subsidiaries from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have, to the knowledge of Seller, been released into the surrounding environment; and (iv) no Solid Wastes, Hazardous Wastes or Hazardous Substances have been used, stored, manufactured or processed on the property owned, used, leased or operated by HBI or any of its current or, to the knowledge of Seller, former Subsidiaries at any time, except as necessary to the conduct of the Business in compliance with Environmental Laws and except where any noncompliance would not have a Material Adverse Effect.

         (c) Schedule 4.07 sets forth a list of, and the Seller has provided or made available (or will provide prior to Closing) Buyer with, full, accurate and complete copies of any and all Material reports, studies, assessments and other Material information in the possession of Seller or HBI (or its current agents or consultants) relating to Environmental Laws and/or investigating the presence or suspected presence of any Solid Wastes, Hazardous Wastes or Hazardous Substances on the properties owned, used, leased or operated by HBI or any HBI Subsidiary at any time or relating to the existence of any underground storage tank thereon, and agrees that it will, promptly following Seller's or HBI's receipt thereof, furnish to Buyer full, accurate and complete copies of any such reports, studies, tests and other information hereafter obtained by Seller or HBI on or prior to the Closing.

         (d) There are no pending claims or proceedings of any kind with respect to the environmental compliance of the Real Properties owned, used, leased or operated by HBI or any HBI Subsidiary at any time, and neither HBI nor any HBI Subsidiary has received written notice of noncompliance with any applicable Environmental Law where such notice is currently pending and unresolved. There are no outstanding governmental or court orders, notices of potential responsibility or letters of inquiry, written notice of which has been received by HBI or any HBI Subsidiary, or of which Seller or HBI is otherwise aware, relating to environmental matters and potentially requiring any ongoing or future remediation, clean-up, permitting or construction or any capital expenditures with respect to Real Properties owned, used, leased or operated by HBI or any HBI Subsidiary. To the knowledge of Seller, no condition currently exists with respect to Real Properties owned, used, leased or operated by HBI or any HBI Subsidiary at any time which, with the passage of time, will result in a breach of any Environmental Law.

         Section 4.08 Permits and Compliance. HBI and its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for HBI or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as now being conducted (the "Permits"), and, as of the date of this Agreement, no suspension or cancellation of any of the Permits is pending or, to the Seller's knowledge, threatened. Neither HBI nor any of its Subsidiaries is in violation of (i) any applicable Governmental Requirement or Permit or (ii) any order, decree or judgment of any Governmental Authority having jurisdiction over HBI or any of its Subsidiaries, except any such violation of (i) or (ii) that would not have a Material Adverse Effect. As of the date of this Agreement, to the knowledge of Seller, except as set forth in Schedule 4.02, no event of default or event that, with notice or the lapse of time or both, would constitute an event of default, exists or, upon the consummation of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other Material agreement or instrument for borrowed money, any Guaranty or any lease, contractual license or other agreement or instrument to which HBI or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties, assets or operations is subject.

         Section 4.09 Material Contracts. (a) Schedule 4.09 sets forth a complete list of all Material contracts and agreements and all documents evidencing rights or commitments by HBI or any HBI Subsidiary to which HBI or any HBI Subsidiary is a party or its property or assets are bound as of the Closing Date that relates to the Business. For the purpose of this Agreement, the following constitutes a Material contract, agreement or document (a "Material Contract"):

                  (i) any partnership, joint venture agreement, joint bidding ("teaming") agreement or similar agreement;

                  (ii) any guaranty or suretyship, contribution agreement or performance bond;

                  (iii) any instrument, agreement or other obligation evidencing or relating to Indebtedness of HBI or any HBI Subsidiary or to money lent or to be lent to another Person involving more than $100,000;

                  (iv) any contract to purchase or sell, lease or sublease real property;

                  (v) any agreement with dealers or sales or commission agents or representatives, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving the potential for total payments within any 12-month period in excess of $50,000;

                  (vi) any agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $500,000 individually and all earnout agreements;

                  (vii) the purchase and formation agreements relating to the acquisition of Schedule A, Ltd., Matrix Engineering, Inc. and Callidus Technologies, Inc., together with a summary of any claims made or paid to date by any party pursuant to such indemnification provisions;

                  (viii) any contract containing any noncompetition covenant, or containing any confidentiality or secrecy provision not made in the ordinary course of business;

                  (ix) any agreement providing for the purchase from a supplier of all or substantially all the requirements of HBI or any HBI Subsidiary of a particular product or service; and

                  (x) any other agreement or commitment not made in the ordinary course of business that is Material to the Business.

         (b) To the knowledge of Seller, each Material Contract is in full force and effect (and will be in full force and effect immediately following the Closing Date, except where the contract has been fully performed or properly terminated pursuant to its terms on or before the Closing Date) and is enforceable against the parties thereto other than HBI and its Subsidiaries (and will be enforceable against such parties immediately following the Closing Date, except where the contract has been fully performed or properly terminated pursuant to its terms on or before the Closing Date) in accordance with its terms, and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by HBI or any HBI Subsidiary or, to the knowledge of Seller, any third party under any such Material Contract. To the knowledge of Seller, HBI or the applicable Subsidiary has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

         Section 4.10 Intellectual Property. (a) Except as set forth in Schedule 4.10(a), (i) HBI and each of its Subsidiaries owns, or is licensed or otherwise has the right to use (in each case, clear of any Liens of any kind), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, (ii) no claims are pending or, to the knowledge of Seller, threatened to the effect that HBI or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any Intellectual Property, and (iii) to the knowledge of Seller, no Person is infringing on or otherwise violating any right of HBI or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to HBI or any of its Subsidiaries. Schedule 4.10(a)(i) contains a true, complete and correct list of each Material Intellectual Property owned by HBI or any of its Subsidiaries (collectively, the "Owned Intellectual Property"), and Schedule 4.10(a)(ii) contains a true, complete and correct list of all such Material Intellectual Property licensed to HBI or any of its Subsidiaries or licensed by HBI or any of its Subsidiaries to any third party (the "Licensed Intellectual Property").

         (b) To the knowledge of Seller, the rights of HBI or its Subsidiaries in or to the Owned Intellectual Property do not conflict with, misappropriate or infringe upon the Intellectual Property right of any third party and no written notice to such effect has been received by HBI or any of its Subsidiaries. Except as set forth in Schedule 4.10(a)(ii), neither HBI nor any of its Subsidiaries has granted any license, sublicense or other right to any other Person with respect to the Owned Intellectual Property or the Licensed Intellectual Property. No claims have been made or asserted or are pending, nor, to the knowledge of Seller, have any such claims been threatened against, HBI or any of its Subsidiaries (i) based upon or challenging or seeking to deny or restrict the use by HBI or any of its Subsidiaries of any of the Owned Intellectual Property or Licensed Intellectual Property, or (ii) alleging that any Licensed Intellectual Property is being licensed or used in violation of any Intellectual Property right of any third party. To the knowledge of Seller, the consummation of the Acquisition will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property, nor constitute a breach or default under any license of the Licensed Intellectual Property, or otherwise give any party thereto a right to terminate such license.

         (c) The Owned Intellectual Property has not been adjudged invalid or unenforceable in whole or part, and to the knowledge of Seller, is valid and enforceable. To the knowledge of Seller, the Licensed Intellectual Property is valid and enforceable.

         (d) HBI and its Subsidiaries have taken reasonable measures in accordance with normal industry practice to assure and maintain the confidentiality of their trade secrets, processes and formulae, research and development results, and other know-how and confidential Intellectual Property of HBI and its Subsidiaries.

         Section 4.11 Receivables. To the knowledge of Seller, all of the accounts and notes or other advances receivable of HBI and its Subsidiaries reflected on the HBI Balance Sheet are valid and enforceable claims arising in the ordinary course of business in the respective amounts so reflected, net of the reserves, if any, reflected in the HBI Balance Sheet.

         Section 4.12 Real Properties and Leases. (a) Schedule 4.12 lists and describes in all Material respects all real property and leasehold interests in real property that will be held by HBI and the HBI Subsidiaries at the Closing Date and, for each of those properties, the address thereof, and the use thereof in the Business.

         (b) Except for Permitted Liens, HBI and its Subsidiaries own in fee, and have good, valid and indefeasible title to, free and clear of all Liens, the real property listed in Schedule 4.12 as being owned (the "Real Property").

         (c) No parcel of real property owned or leased by HBI or its Subsidiaries is subject to any governmental decree or order to be sold, nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Seller's knowledge, has any such condemnation, expropriation or taking been proposed.

         (d) Seller has provided Buyer with true, correct and complete copies of all leases under which HBI or its Subsidiaries are leasing each of the properties listed in Schedule 4.12 as being leased, and (i) each of those leases is, to the knowledge of Seller, valid and binding on the lessor party thereto,
(ii) neither HBI nor any HBI Subsidiary has sublet any of the leased space to any Person, and (iii) to the knowledge of Seller, there exists no Material default under any such lease by HBI or any HBI Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a Material default thereunder by HBI or any HBI Subsidiary.

         (e) To the knowledge of Seller, none of the Real Property is in material violation of any use or occupancy restriction, limitation, commission or covenant of record, or any Material zoning or building law, code or ordinance or public utility or other easements.

         Section 4.13 Other Tangible Assets. There are no leases, including capital leases, that are Material to the Business under which HBI or any of its Subsidiaries is leasing property, plant and equipment or other tangible assets (other than real properties).

         Section 4.14 Tax Matters. (a) For purposes of this Section 4.14 and
Article X, HBI shall be deemed to include Howe-Baker International, Inc. and the HBI Subsidiaries except that, if a breach of any of the representations or warranties contained in this Section 4.14 by any person or entity owned directly or indirectly by WGI or any predecessor thereof (other than Howe-Baker International, Inc. or an HBI Subsidiary) causes Buyer, HBI or any HBI Subsidiary to incur a liability for Taxes that the Buyer, HBI or any HBI Subsidiary would not have incurred but for such breach, then the term HBI shall be deemed to also include (for purposes of Section 4.14 and Article X) any person or entity owned directly or indirectly by WGI and any predecessor thereof, but only with respect to the representation or warranty in Section 4.14 that is so breached.

         (b) HBI has timely filed (and prior to the Closing Date will timely file) true, correct and complete Tax Returns, all prepared in accordance with applicable Governmental Requirements, for all years and periods (and portions thereof), for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns are required to be filed by any applicable Governmental Requirement on or prior to the Closing Date. All Taxes shown as due and payable on such Tax Returns have been paid (or will be paid prior to the Closing), and, to the knowledge of Seller, there is no current liability for any Taxes due and payable in connection with any such Tax Returns. All Taxes not yet due and payable attributable to periods ending on or before the Closing Date will have been fully accrued on the Closing Date Balance Sheet and adequate reserves have been established therefor. To the knowledge of Seller, there are no unpaid assessments for additional Taxes for any period. Seller knows of no basis for the assessment of any Tax in addition to the amount of Tax that has been paid for any period ending on or before the Closing Date. There are no existing liens for Taxes upon any of HBI's assets.

         (c) HBI has collected and withheld all Taxes that it has been required to collect or withhold and has timely submitted all such collected and withheld Taxes to the appropriate Taxing Authority. HBI has complied with and is in compliance with all applicable laws, rules and regulations relating to the payment, withholding and information reporting requirements relating to any Taxes required to be collected or withheld.

         (d) Except as set forth on Schedule 4.14, HBI has no (and has not previously had any) permanent establishment in any foreign country and HBI does not engage (and has not previously engaged) in a trade or business within the meaning of the Code relating to the creation of a permanent establishment in any foreign country. Neither the Seller nor HBI is a foreign person within the meaning of Code Section 1445(d). Neither the Code nor any other provision of Governmental Requirements requires Buyer to withhold any portion of the Purchase Price.

         (e) Except as set forth in Schedule 4.14, HBI is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

         (f) Neither the IRS nor any other Taxing Authority has proposed any adjustment or change in accounting methods that has not yet occurred that affects any taxable year ending after the Closing Date.

         (g) Except as set forth in Schedule 4.14, no federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of HBI and no additional issues are being asserted against HBI in connection with any existing audits of HBI.

         (h) HBI has no application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

         (i) Except as set forth in Schedule 4.14, HBI is not and never has been a party to any Tax sharing agreement or similar arrangement for the sharing of Tax liabilities or benefits. HBI has not consented to the application of Code
Section 341(f).

         (j) There is no contract or agreement covering any employee or former employee of HBI that, individually or collectively, could give rise to the payment by HBI of any amount that would not be deductible by reason of Code
Section 280G.

         (k) HBI has not participated in any transaction required to be disclosed or registered as a tax shelter under the Code.

         Section 4.15 Insurance. Schedule 4.15 sets forth a list of all insurance policies currently in force for the policy year 2000 which provide coverage for HBI or any of its Subsidiaries which relate to the Business. Seller has previously provided Buyer with (a) a complete list of all insurance loss runs and worker's compensation claims relating to the Business and received for the most recently ended two (2) policy years and (b) true, complete and correct copies of all insurance policies carried by HBI or any of its Subsidiaries that relate to the Business and are in effect, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption to the Effective Time, in full force and effect.

         Section 4.16 Employee Matters. (a) Employment Agreements. Schedule 4.16(a) contains a list of all of the following, whether written or unwritten:
(i) Employment Agreements remaining executory in whole or in part on the date hereof (and Seller has provided Buyer with true, complete and correct copies of such written Employment Agreements), (ii) severance agreements, programs and policies, (iii) bonus agreements or arrangements and (iv) plans, programs, agreements and other arrangements with or relating to employees containing change of control or similar provisions, in each case relating to HBI or any of the HBI Subsidiaries.

         (b) Employee Benefit Plans. For purposes of this Section 4.16 and
Section 4.17, all references to "HBI and its Subsidiaries" shall be deemed to refer to HBI and its Subsidiaries and any trade or business, whether or not incorporated, that together with HBI and its Subsidiaries would be deemed or treated as a "single employer" within the meaning of ERISA Section 4001 or Code
Section 414.

                  (i) For purposes of this Agreement, the term "Plan" shall mean any stock purchase, stock option, pension, profit-sharing, bonus, deferred compensation, incentive compensation, commission, severance or termination pay, hospitalization, medical, dental, life or other insurance, or supplemental unemployment benefits plan or agreement or policy or contract or other arrangement providing employment-related compensation or benefits to any officer, consultant, director, annuitant, employee, former employee, retiree or independent contractor or members of their respective families (other than directors' and officers' liability policies), whether or not insured, sponsored or maintained by, or under which any liability, contingent or otherwise, exists with respect to, HBI or its Subsidiaries (or, for purposes of Article V of this Agreement, CB&I or its Subsidiaries), including but not limited to "employee benefit plans" as defined in ERISA and the rules and regulations thereunder.

                  (ii) Each Plan is listed on Schedule 4.16(b). No Plan is or has been (w) covered by Title IV of ERISA, (x) subject to the minimum funding requirements of Section 412 of the Code, (y) a "multi-employer plan" as defined in Section 3(37) of ERISA or (z) a voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9).

                  (iii) HBI and its Subsidiaries have no obligation to make any payments that would be "excess parachute payments" under Section 280G of the Code; and no Plan provides for the continuation of medical or health benefits or death benefits after an employee's termination of employment (including retirement) (other than (x) coverage mandated by applicable law, (y) deferred compensation benefits reflected as liabilities on the books of HBI and its Subsidiaries or (z) benefits the full cost of which is borne by the current or former employee or his beneficiary).

         Section 4.17 ERISA. (a) With respect to each Plan, the Seller has furnished to Buyer a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the IRS, (ii) each such Plan and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Plan, (iv) the most recent summary plan description of each Plan for which a summary plan description is required, (v) the most recent determination letter and request therefor, if any, issued by the IRS with respect to any Plan intended to be qualified under section 401(a) of the Code, (vi) any request for a determination currently pending before the IRS and (vii) all correspondence with the IRS, the Department of Labor or Pension Benefit Guaranty Corporation relating to any outstanding controversy. Each Plan complies in form and operation in all material respects with its governing documents and

ERISA, the Code and all other applicable Governmental Requirements except where such noncompliance would not have a Material Adverse Effect.

         (b) With respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which HBI or its Subsidiaries could be subject to any liability (except for contributions and Plan expenses) under the terms of such Plans, ERISA, the Code or any other applicable law, except where such failure would not have a Material Adverse Effect. All Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and nothing has occurred to the knowledge of the Seller since the date of such determination which would cause any such Plan to be disqualified.

         Section 4.18 Labor and Employment Matters. (a) Neither HBI nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the knowledge of Seller, neither HBI nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for HBI or any of its Subsidiaries. There is no grievance or unfair labor practice charge against HBI or any of its Subsidiaries before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons. There is no labor strike, dispute (to the knowledge of Seller), slowdown, work stoppage, and, to the knowledge of Seller, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at or relating to HBI or any of its Subsidiaries, any petition for certification of a collective bargaining representative regarding employees of HBI or any of its Subsidiaries, pending or, to the knowledge of Seller, threatened against or affecting HBI or any of its Subsidiaries which may interfere with the business activities of HBI or any of its Subsidiaries.

         (b) There has not been, nor is there presently pending or existing, and, to the knowledge of Seller, there is not threatened nor has there been threatened any claims, lawsuits, charges, complaints, grievances, investigations, audits, arbitrations, or disputes initiated or brought before any federal or state judicial, administrative or governmental body, agency or tribunal against or affecting HBI or any of its subsidiaries relating to any actual or alleged violation of any and all laws, regulations, ordinances, statutes or codes enacted by any federal or state judicial, administrative or governmental body, agency or tribunal regarding or pertaining to labor, employment, hiring, firing, equal employment opportunity, discrimination, layoffs, cessation of employment, leaves of absence, immigration, wages, hours, benefits, collective bargaining, labor relations, the payment of social security and similar taxes, occupational safety and health, plant closing, employment loss (as that term is used in the WARN Act), independent contracting, affirmative action, or continuation or portability of insurance benefits, including but not limited to, any charge or complaint filed by any employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, the Office of Federal Contract Compliance Programs, the Immigration and Naturalization Service, the Occupational Safety and Health Administration or any comparable state or local governmental body which would have a Material Adverse Effect.

         (c) HBI and any of its Subsidiaries have, and at all previous times when required have had, Workers' Compensation insurance covering all of their employees, former employees and contractors.

         Section 4.19 Absence of Changes. Since December 31, 1999, except as set forth in Schedule 4.19, none of the following has occurred with respect to the
Business:

         (a) except as contemplated by Section 6.03(a)(i)(B), any increase in, or any commitment or promise to increase, other than ordinary and customary bonuses and salary increases for Employees at the times and in the amounts consistent with its past practice, (i) the rates of cash compensation or (ii) except as would not have a Material Adverse Effect on HBI or as required by applicable laws, any increase in the amounts or other benefits paid or payable under any Plans;

         (b) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, assets of HBI or any HBI Subsidiary of any kind that singly is, or in the aggregate are, Material to the Business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

         (c) any cancellation, or agreement to cancel, any Indebtedness, obligation or other liability owing to HBI or its Subsidiaries, including any Indebtedness, obligation or other liability of any Affiliate, provided that HBI and its Subsidiaries may negotiate and adjust bills and invoices in the course of good-faith disputes with customers in a manner consistent with past practice;

         (d) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the Material assets of HBI or any of its Subsidiaries or requiring the consent of any Person to the transfer and assignment of any such asset;

         (e) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of operating the Business consistent with its past practices;

         (f) any waiver of any of HBI's or its Subsidiaries' rights or claims that singly is, or in the aggregate are, Material to the Business;

         (g) any transaction by HBI or any of its Subsidiaries outside the ordinary course of operating the Business or not consistent with the past practices of the Business;

         (h) any incurrence by HBI or any of its Subsidiaries of any Indebtedness or any Guaranty not constituting Indebtedness, or of any commitment to incur any Indebtedness or any such Guaranty; or

         (i) any cancellation or termination of a Material Contract of the Business.

         Section 4.20 Brokers' Fees. Neither HBI nor any HBI Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         Section 4.21 Related Party Transactions. Except as set forth in
Schedule 4.21, no director, officer, partner, employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of HBI or any of its Subsidiaries (a) has borrowed any monies from or has outstanding any Indebtedness or other similar obligations to HBI or any HBI Subsidiary; (b) to the knowledge of Seller, owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or a consultant or lender to or borrower from, or has the right to participate in the management, operations or profits of, any Person or Entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of HBI or any HBI Subsidiary, (ii) engaged in a business related to the business of HBI or any HBI Subsidiary, or (iii) participating in any transaction to which HBI or any HBI Subsidiary is a party; or (c) is otherwise a party to any contract, arrangement or understanding with HBI or any HBI Subsidiary.

         Section 4.22 Investment Representations. (a) Seller understands that the offer, sale and transfer of the shares of CB&I Stock to be issued to Seller hereunder (i) have not been registered with the SEC or pursuant to any state securities laws in reliance on the exemption afforded by Section 4(2) of the Securities Act and comparable exemptions from applicable state laws, and (ii) that such shares will be restricted securities under the Securities Act and various states' securities laws, and that these laws impose limitations on the Persons to whom sales of shares may be made. The certificates representing shares of the CB&I Stock to be delivered to Seller as part of the Stock Consideration will bear a legend substantially as follows:

         "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF _________, 2000 BETWEEN THE COMPANY AND WEDGE GROUP INCORPORATED (THE "SHAREHOLDER AGREEMENT"). NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

         (b) Seller represents that it (i) is an "accredited investor" (as defined in Rule 501(a)(8) under the Securities Act, (ii) has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the CB&I Stock constituting the Stock Consideration, and (iii) is able to bear the economic risk of its investment in the CB&I Stock. Seller is acquiring the CB&I Stock for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a present view to, or for sale or other disposition in connection with, any distribution of all or any part of such CB&I Stock. Seller acknowledges that (x) neither CB&I nor any Person representing CB&I has made any representation to Seller with respect to CB&I or the CB&I Stock other than as contained in this Agreement and (y) Seller has had access to such financial and other information concerning CB&I and the CB&I Stock as Seller has deemed necessary in connection with its investment decision to purchase the CB&I Stock constituting the Stock Consideration, including an opportunity to ask questions of and request information from CB&I.

         (c) Notwithstanding anything to the contrary in this Section 4.22, Seller is not waiving any of its rights or remedies under this Agreement or the Shareholder Agreement or any representations, warranties or obligations of the Buyer under this Agreement (including the terms of Article V and Article IX) or the Shareholder Agreement.

         Section 4.23 Closing Confirmation by Seller. THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT BY SELLER SHALL CONSTITUTE A CONFIRMATION BY SELLER TO BUYER THAT (i) AMONG THE INFORMATION AND MATERIALS FURNISHED BY CB&I TO SELLER WERE FINANCIAL PROJECTIONS BASED ON ASSUMPTIONS CONCERNING CB&I'S BUSINESS PROSPECTS, REVENUES, OPERATIONS AND OTHER MATTERS; THE FINANCIAL PROJECTIONS ARE BASED ON ASSUMPTIONS AND ESTIMATES INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF CB&I AND ITS SUBSIDIARIES; THERE CAN BE NO ASSURANCE THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED OR THAT ACTUAL RESULTS WILL NOT BE SIGNIFICANTLY HIGHER OR LOWER; THE PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH ANY PARTICULAR GUIDELINES AND WERE NOT REVIEWED BY AN INDEPENDENT ACCOUNTANT; AND CB&I OR ITS AFFILIATES AND ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, ADVISORS OR REPRESENTATIVES DOES NOT ASSUME ANY RESPONSIBILITY OR LIABILITY AND SELLER SHALL NOT HOLD ANY SUCH PARTY RESPONSIBLE OR LIABLE FOR THE ACCURACY OR VALIDITY OF THE FINANCIAL PROJECTIONS, AND (ii) IN ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, SELLER HAS RELIED SOLELY ON THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER IN THIS AGREEMENT, SELLER'S INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, CB&I AND THE PROPERTIES AND ASSETS OWNED BY CB&I AND THE ADVICE OF SELLER'S OWN LEGAL, TAX, ECONOMIC, ENVIRONMENTAL, ENGINEERING AND OTHER ADVISORS AND NOT ON ANY COMMENTS OR STATEMENTS OF ANY REPRESENTATIVES OF, OR CONSULTANTS OR ADVISORS ENGAGED BY, CB&I.

         Section 4.24 Limitations on Representations and Warranties. Except as and to the extent expressly set forth in this Article IV, included on any Schedule hereto or included in any writing delivered by Seller concurrently herewith or subsequent hereto expressly pursuant to this Agreement, Seller makes no other representations or warranties, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Buyer or any of its Affiliates, employees, agents, consultants or representatives (including, without limitation, any opinion, information, projection or advice that may have been provided to Buyer by any officer, director, employee, agent, consultant or representative of Seller, HBI, the HBI Subsidiaries or any Affiliate thereof, or by any other agent, consultant or representative of Seller, HBI or the HBI Subsidiaries).

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


                  As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

         Section 5.01 Organization; Power. (a) CB&I is an N.V. company duly organized and validly existing under the laws of the Netherlands. CB&I Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CB&I and CB&I Sub has all requisite corporate power and authority under the laws of its Organization State and its Charter Documents to own or lease and to operate its properties presently and following the Effective Time and to carry on its business as now conducted and as proposed to be conducted following the Effective Time.

         (b) A true and complete list of each Material CB&I subsidiary, together with its Organization State and the percentage of its outstanding Capital Stock owned by CB&I and any other CB&I Subsidiary, is set forth in Schedule 5.01. Except as disclosed in Schedule 5.01, CB&I does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Entity which is Material to CB&I. Except as set forth in the SEC Documents or Schedule 5.01, neither CB&I nor any of its Subsidiaries is subject to any obligation to make any Material investment in any other Person.

         Section 5.02 Authorization; Enforceability; Absence of Conflicts; Required Consents. (a) Each of CB&I and CB&I Sub has full corporate authority to enter into this Agreement, the Shareholder Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Shareholder Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CB&I and CB&I Sub, and this Agreement has been duly executed and delivered by CB&I and CB&I Sub. This Agreement constitutes, and the Shareholder Agreement when executed and delivered will constitute, the legal, valid and binding obligation of CB&I and CB&I Sub, as applicable, enforceable against each in accordance with its terms, except that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         (b) The execution, delivery and performance in accordance with their respective terms by CB&I and CB&I Sub of this Agreement, the Shareholder Agreement and the other Transaction Documents to which each is a party have not and will not (i) violate, breach or constitute a default under (A) either of their Charter Documents, (B) any Governmental

Requirement, order, writ, injunction or decree applicable to them, or (C) any note, bond, mortgage, indenture or material agreement or obligation to which either is a party or by which either is bound, except for such violations, breaches, terminations, and defaults that are set forth in Schedule 5.02, (ii) result in the acceleration or mandatory prepayment of any Indebtedness, or any Guaranty not constituting Indebtedness, of CB&I or CB&I Sub, or afford any holder of any of that Indebtedness, or any beneficiary of any of those Guaranties, the right to require CB&I or CB&I Sub to redeem, purchase or otherwise acquire, reacquire or repay any of that Indebtedness, or to perform any of those Guaranties, (iii) cause or result in the imposition of, or afford any Person the right to obtain, any Lien upon any property or assets of CB&I or CB&I Sub (or upon any revenues, income or profits of CB&I or CB&I Sub therefrom), except for certain covenants of CB&I contained in its bank credit facilities, or (iv) result in the revocation, cancellation, suspension or material modification, in any single case or in the aggregate, of any Governmental Approval possessed by CB&I or CB&I Sub at the date hereof and necessary for the ownership or lease and the operation of its properties or the carrying on of its business as now conducted, including any necessary Governmental Approval under any applicable Environmental Law.

         (c) Except (i) as may be required by the HSR Act or applicable state securities or blue sky laws or (ii) as set forth in Schedule 5.02, no Governmental Approvals or consents of any third party are required to be obtained, and no reports or notices to or filings with any Governmental Authority are required to be made, by CB&I or CB&I Sub for the execution, delivery or performance by CB&I and CB&I Sub of this Agreement, the Shareholder Agreement or the other Transaction Documents to which it is a party, the enforcement against CB&I or CB&I Sub of its obligations hereunder or thereunder or the effectuation of the Acquisition and the transactions contemplated hereby and thereby.

         Section 5.03 Charter Documents. No breach or violation of any Charter Document of CB&I or CB&I Sub has occurred and is continuing that could reasonably be expected to have a Material Adverse Effect.

         Section 5.04 SEC Documents. Buyer has made available to Seller a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by CB&I with the SEC since January 1, 1998 and prior to the date of this Agreement (the "SEC Documents") which are all the documents (other than preliminary material) that CB&I has been required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CB&I contained in the SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be Material) the consolidated financial position of CB&I and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of CB&I and its consolidated Subsidiaries for the periods presented therein, respectively.

         Section 5.05 Capitalization. The capitalization of CB&I is set forth on
Schedule 5.05. As of the Closing Date, all of the Stock Consideration will be duly authorized for issuance and will be validly issued, fully paid and nonassessable. Except as set forth in Schedule 5.05, there are no outstanding subscriptions, options, warrants, calls or rights of any kind to acquire any shares of any class of securities or any securities convertible into any shares of any class of securities of CB&I, nor are there any obligations to issue any such options, warrants, calls, rights or securities. There are no restrictions of any kind on the transfer by CB&I to Seller of the Stock Consideration, except as may be imposed by applicable securities laws.

         Section 5.06 Absence of Applicable Rights Agreements. Except as set forth in CB&I's 2000 Proxy Statement or on Schedule 5.06, there are no rights agreements or other agreements by or between CB&I and any of its shareholders that could ultimately result in the grant of additional shares of CB&I Stock, additional rights to purchase any such CB&I Stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof ("Rights Agreements") which would apply to the execution and delivery of this Agreement, the issuance to Seller of the Stock Consideration, the execution and delivery of the Shareholder Agreement or any other transaction contemplated hereby or thereby. Further, no such grant of additional shares of CB&I Stock, additional rights to purchase any such CB&I Stock, any new class or type of security of CB&I or other rights or benefits to CB&I's shareholders as of the date hereof will result by operation of (i) the law of CB&I's Organization State, (ii) any provision of its Charter Documents or (iii) or any combination thereof.

         Section 5.07 Litigation. Except as set forth in the SEC Documents or on
Schedule 5.07, no Litigation is pending or, to the knowledge of Buyer, threatened to which CB&I or any of its Subsidiaries is or may become a party that (a) questions or involves the validity or enforceability of any obligation of CB&I or CB&I Sub under any Transaction Document, (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay consummation by CB&I or CB&I Sub of the transactions contemplated by this Agreement to be consummated by CB&I or CB&I Sub or (ii) Damages from CB&I or CB&I Sub in connection with any such consummation, or (c) which would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Governmental Authority has provided notification to CB&I or any of its Subsidiaries of an intention to conduct any audit, investigation or other review with respect to CB&I or any of its Subsidiaries, which audit, investigation or review would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on CB&I.

         Section 5.08 Compliance with Worker Safety and Environmental Laws. Except as disclosed in the SEC Documents or on Schedule 5.08: (a) CB&I and its Subsidiaries have complied and remain in compliance in all material respects with all applicable Environmental Laws and all applicable Worker Safety Laws, except for any such noncompliance which would have no Material Adverse Effect;
(b) no release of Solid Wastes, Hazardous Wastes or Hazardous Substances at, from, in or on any site owned or operated by CB&I or its Subsidiaries as of the Closing Date has occurred that, if all relevant facts were known to the relevant Governmental Authorities, reasonably could be expected to require remediation to avoid deed record notices, restrictions, liabilities or other consequences that would not be applicable if that release had not occurred; (c) neither CB&I, its Subsidiaries nor any agent or contractor of CB&I or its Subsidiaries has transported or arranged for the transportation of any Solid Wastes, Hazardous Wastes or Hazardous Substances to, or disposed or arranged for the disposition of any Solid Wastes, Hazardous Wastes or Hazardous Substances at, any off-site location that could lead to any claim against CB&I or its Subsidiaries, as a potentially responsible party, for any cleanup costs, remedial work, damage to natural resources, personal injury or property damage, including any claim under CERCLA; (d) no storage tanks exist on or under any of the properties owned or operated by CB&I or its Subsidiaries as of the Closing Date from which any Solid Wastes, Hazardous Wastes or Hazardous Substances have, to the knowledge of Buyer, been released into the surrounding environment; and (e) no Solid Wastes, Hazardous Wastes or Hazardous Substances have been used, stored, manufactured or processed on the property owned, used, leased or operated by CB&I or any of its current or former Subsidiaries at any time, except as necessary to the conduct of its business in compliance with Environmental Laws and Worker Safety Laws and except where any noncompliance would not have a Material Adverse Effect.

         Section 5.09 Liabilities and Obligations. There are no Material liabilities of any kind, character and description and whether accrued, absolute, or fixed, of CB&I that (a) reasonably could be expected to have a Material Adverse Effect on CB&I other than as set forth on Schedule 5.07 or as disclosed in the SEC Documents, and (b) (i) had been incurred prior to the most recent SEC Document but are not reflected on that SEC Document or (ii) were incurred after the most recent SEC Document otherwise than in the ordinary course of business and consistent with past practice.

         Section 5.10 Intellectual Property. To the knowledge of Buyer, except as set forth in Schedule 5.10, CB&I or its Subsidiaries owns, free and clear of all Liens other than Permitted Liens, or has the legal right to use, all Intellectual Property that is necessary to the conduct of the Business as now conducted, in each case free of any claims or infringements. Schedule 5.10 (a) lists the Material Intellectual Property of CB&I and its Subsidiaries and (b) indicates that owned by CB&I or its Subsidiaries and, for those not listed as so owned, the agreement or other arrangement pursuant to which they are possessed. Except as set forth in Schedule 5.10, to the knowledge of Buyer, (a) no consent of any Person will be required for the use of any of this Material Intellectual Property by CB&I or any Subsidiary of CB&I following the Effective Time and (b) no governmental registration of any of this Material Intellectual Property has lapsed or expired or been canceled, abandoned, opposed or has been the subject of any reexamination request.

         Section 5.11 Material Contracts. Schedule 5.11 sets forth a complete list of all Material Contracts (as defined below) not listed on the Exhibit Index to CB&I's Form 10-K Annual Report for the fiscal year ended December 31, 1999, previously made available to Seller. Each such Material Contract is in full force and effect and is enforceable against the parties thereto other than CB&I and its Subsidiaries in accordance with its terms, and no condition or state of facts exists that, with notice or the passage of time or both, would constitute a material default by CB&I or its applicable Subsidiary or, to the knowledge of Buyer, any third party under any such Material Contract. CB&I or its applicable Subsidiary has duly complied in all material respects with the provisions of each such Material Contract to which it is a party. For the purpose of this Agreement, a Material Contract with respect to CB&I or its Subsidiaries shall mean:

                  (i) those material agreements required to be filed by CB&I pursuant to applicable SEC rules and regulations;

                  (ii) any instrument, agreement or other obligation evidencing or relating to Indebtedness of CB&I or any of its Subsidiaries or to money lent or to be lent to another Person involving more than $500,000; and

                  (iii) any agreement for the acquisition or provision of services, supplies, equipment, inventory, fixtures or other property involving more than $500,000 individually the costs for which are not passed through to the customers of CB&I or its Subsidiaries in the ordinary course of business, and all earnout agreements.

         Section 5.12 Insurance. Schedule 5.12 sets forth a list of all insurance policies currently in force carried by CB&I or its Subsidiaries which relate to their business. CB&I has previously made available to Seller (a) a complete list of all insurance loss runs and worker's compensation claims relating to CB&I's business and received for the most recently ended two (2) policy years, and (b) true, complete and correct copies of all insurance policies, binders or similar documentation carried by CB&I that relate to CB&I's business and are in effect, all of which (i) have been issued by insurers of recognized responsibility and (ii) currently are, and will remain without interruption to the Effective Time, in full force and effect.

         Section 5.13 Employee Matters. (a) Employment Agreements. Schedule 5.13(a) contains a list of all of the following, whether written or unwritten:
(i) Employment Agreements and (ii) plans, programs, agreements and other arrangements with or relating to employees containing change of control or similar provisions not otherwise listed in the SEC Documents remaining executory in whole or in part on the date hereof, and CB&I has provided Seller with true, complete and correct copies of all those Employment Agreements and such plans, programs, agreements and other arrangements. CB&I is not party to any oral Employment Agreement.

         (b) Employee Benefit Plans. For purposes of this Section 5.13 and
Section 5.14, all references to "CB&I" shall be deemed to refer to CB&I and its Subsidiaries and any trade or business, whether or not incorporated, that together with CB&I and its Subsidiaries would be deemed or treated as a "single employer" within the meaning of ERISA Section 4001 or Code Section 414.

                  (i) Each Plan is listed on Schedule 5.13(b). Except as discussed on Schedule 5.13(b), no Plan is or has been (w) covered by Title IV of ERISA, (x) subject to the minimum funding requirements of Section 412 of the Code, (y) a "multi-employer plan" as defined in Section 3(37) of ERISA or (z) a voluntary employees' beneficiary association within the meaning of Code Section 501(c)(9).

                  (ii) Except as described on Schedule 5.13(b), (x) CB&I has no obligation to make any payments that would be "excess parachute payments" under
Section 280G of the Code; and (y) no Plan provides for the continuation of medical or health benefits or death benefits after an employee's termination of employment (including retirement) other than (A) coverage mandated by applicable law, (B) deferred compensation benefits reflected as liabilities on the books of CB&I or (C) benefits the full cost of which is borne by the current or former employee or his beneficiary.

         Section 5.14 Compliance With ERISA, Labor Laws. (a) Each Plan complies in form and operation in all material respects with its governing documents and ERISA, the Code and all other applicable Governmental Requirements except where such noncompliance would not have a Material Adverse Effect. CB&I has no commitment or obligation to establish or adopt any new or additional Plans or to Materially increase the benefits under any existing Plan.

         (b) To the knowledge of Buyer, with respect to the Plans, no event has occurred and there exists no condition or set of circumstances in connection with which CB&I could be subject to any liability (except for contributions and Plan expenses) under the terms of such Plans, ERISA, the Code or any other applicable law except where such failure would not have a Material Adverse Effect. All Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, and nothing has occurred to the knowledge of Buyer since the date of determination which could cause any such Plan to be disqualified.

         (c) Except as set forth on Schedule 5.14, neither CB&I nor any of its Subsidiaries is a party to any Material collective bargaining agreement or labor contract. Except as set forth on Schedule 5.14, to the knowledge of Buyer, neither CB&I nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for CB&I or any of its Subsidiaries. Except as set forth on
Schedule 5.14, there is no grievance or unfair labor practice charge against CB&I or any of its Subsidiaries before the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to any such Persons. There is no labor strike, dispute (to the knowledge of Buyer), slowdown, work stoppage, and, to the knowledge of Buyer, there is not threatened nor has there been threatened, any organizing effort or activity by any employees or labor unions at or relating to CB&I or any of its Subsidiaries, any petition for certification of a collective bargaining representative regarding employees of CB&I or any of its Subsidiaries, pending or, to the knowledge of Buyer, threatened against or affecting CB&I or any of its Subsidiaries which would have a Material Adverse Effect.

         Section 5.15 Absence of Changes. Since the most recent SEC Document, except as set forth in Schedule 5.15, none of the following has occurred with respect to CB&I's business:

         (a) any increase in, or any commitment or promise to increase, other than ordinary and customary bonuses and salary increases for employees at the times and in the amounts consistent with its past practice, (i) the rates of cash compensation or (ii) except as would not have a Material Adverse Effect on CB&I or as required by applicable laws, any increase in the amounts or other benefits paid or payable under any Plans;

         (b) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will have a Material Adverse Effect on CB&I following the Effective Time;

         (c) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, assets of CB&I or any of its Subsidiaries of any kind that singly is, or in the aggregate are, Material to CB&I's business, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

         (d) any cancellation, or agreement to cancel, any Material Indebtedness, obligation or other liability owing to CB&I or its Subsidiaries, including any Material Indebtedness, obligation or other liability of any Affiliate, provided that CB&I and its Subsidiaries may negotiate and adjust bills and invoices in the course of good-faith disputes with customers in a manner consistent with past practice;

         (e) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the Material assets of CB&I or its Subsidiaries or requiring the consent of any Person to the transfer and assignment of any of such asset;

         (f) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of operating CB&I's business consistent with its past practices;

         (g) any waiver of any of the rights or claims of CB&I or its Subsidiaries that singly is, or in the aggregate are, Material to CB&I's business;

         (h) any transaction by CB&I or its Subsidiaries outside the ordinary course of operating CB&I's business or not consistent with the past practices of its business;

         (i) any incurrence by CB&I or its Subsidiaries of any of the following: any Material Indebtedness or any Material Guaranty not constituting Indebtedness, or any commitment to incur any such Indebtedness or any such Guaranty (except as referred to in Section 5.17 below and except for CB&I Guaranties of the performance of its Subsidiaries and Affiliates in the ordinary course of business); or

         (j) any cancellation or termination of a material agreement relating to CB&I's business (other than the termination of existing bank revolving credit facilities in connection with the financing referred to in Section 5.17).

         Section 5.16 Broker's Fees. Except for certain fees payable by CB&I to Credit Suisse First Boston Corporation, CB&I and CB&I Sub have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         Section 5.17 Access to Data. (a) Buyer and its Representatives have reviewed or received copies of, or had the opportunity to review, including in a data room maintained by Seller, such information from Seller and HBI as they have requested, and have had the opportunity to make such inquiry of Representatives of Seller and HBI as they deem appropriate. Buyer acknowledges that prior to the Closing Date, Seller has caused HBI to give Buyer and its authorized Representatives reasonable access to HBI's employees, offices, properties and a data room containing certain books and records of HBI and its Subsidiaries, has permitted Buyer to make inspections of and tour the facilities of HBI and its Subsidiaries, and has furnished Buyer with certain financial and operating data and other information with respect to the business, assets, properties, operations, liabilities and obligations of HBI and its Subsidiaries.

         (b) Notwithstanding anything to the contrary in this Section 5.17, Buyer is not waiving any of its rights or remedies under this Agreement or the Shareholder Agreement or any representations, warranties or obligations of the Seller under this Agreement (including the terms of Article IV and Article IX) or the Shareholder Agreement.

         Section 5.18 Closing Confirmation by Buyer. THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT BY BUYER SHALL CONSTITUTE A CONFIRMATION BY BUYER TO SELLER THAT (i) AMONG THE INFORMATION AND MATERIALS FURNISHED BY SELLER TO BUYER WERE FINANCIAL PROJECTIONS BASED ON ASSUMPTIONS CONCERNING HBI'S

BUSINESS PROSPECTS, REVENUES, OPERATIONS AND OTHER MATTERS; THE FINANCIAL PROJECTIONS ARE BASED ON ASSUMPTIONS AND ESTIMATES INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF SELLER, HBI AND ITS SUBSIDIARIES; THERE CAN BE NO ASSURANCE THAT THE FINANCIAL PROJECTIONS WILL BE REALIZED OR THAT ACTUAL RESULTS WILL NOT BE SIGNIFICANTLY HIGHER OR LOWER; THE PROJECTIONS WERE NOT PREPARED IN ACCORDANCE WITH ANY PARTICULAR GUIDELINES AND WERE NOT REVIEWED BY AN INDEPENDENT ACCOUNTANT; AND SELLER OR ITS AFFILIATES AND ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, ADVISORS OR REPRESENTATIVES DOES NOT ASSUME ANY RESPONSIBILITY OR LIABILITY AND BUYER SHALL NOT HOLD ANY SUCH PARTY RESPONSIBLE OR LIABLE FOR THE ACCURACY OR VALIDITY OF THE FINANCIAL PROJECTIONS, AND (ii) IN ENTERING INTO THIS AGREEMENT AND CONSUMMATING THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, BUYER HAS RELIED SOLELY ON THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN THIS AGREEMENT, BUYER'S INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE SELLER ENTITIES AND THE PROPERTIES AND ASSETS OWNED BY THE SELLER ENTITIES AND THE ADVICE OF BUYER'S OWN LEGAL, TAX, ECONOMIC, ENVIRONMENTAL, ENGINEERING AND OTHER ADVISORS AND NOT ON ANY COMMENTS OR STATEMENTS OF ANY REPRESENTATIVES OF, OR CONSULTANTS OR ADVISORS ENGAGED BY, SELLER.

         Section 5.19 Limitations on Representations and Warranties. Except as and to the extent expressly set forth in this Article V, included on any Schedule hereto or included in any writing delivered by Buyer concurrently herewith or subsequent hereto expressly pursuant to this Agreement, Buyer makes no other representations or warranties, and disclaims all liability and responsibility for any representation, warranty, statement or information made or communicated (orally or in writing) to Seller or any of its Affiliates, employees, agents, consultants or representatives (including any opinion, information, projection or advice that may have been provided to Seller by any officer, director, employee, agent, consultant or representative of Buyer or any Affiliate thereof, or by any other agent, consultant or representative of Buyer or the CB&I Subsidiaries).

                                   ARTICLE VI

                     COVENANTS AND AGREEMENTS OF THE PARTIES


         Section 6.01 Reasonable Access and Mutual Cooperation. (a) From the date hereof and until the Closing, Buyer and its Subsidiaries and Seller and the Seller Entities will (i) afford to the Representatives of the other parties reasonable access to their key employees, sites, properties, books and records and (ii) provide such additional financial and operating data and other Information relating to their businesses as the other parties may from time to time reasonably request. Seller and Buyer will cooperate with each other and their Representatives in the preparation of any documents or other material that may be required in connection with any Transaction Document. Buyer and Seller will treat all Confidential Information obtained by them in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 11.01.

         (b) The parties hereby acknowledge that any in-house counsel of Seller, HBI and any HBI Subsidiary, on the one hand, and of CB&I and any CB&I Subsidiary, on the other hand, who are employees and who participated in the preparation, negotiation or consummation of this Agreement or the transactions contemplated hereby were providing legal representation for the Seller or the Buyer, as the case may be, and that, notwithstanding any other provision of this Agreement, neither Seller, HBI, any HBI Subsidiary, CB&I, any CB&I Subsidiary, nor such counsel shall be required to disclose under any circumstance any information or documents covered by the attorney-client privilege or the work-product doctrine as such information or documents were developed in the course of such representation. All such information and documents shall remain the sole and exclusive property of Seller or Buyer, as the case may be. Any claims made against such in-house counsel arising out of the opinions given pursuant to this Agreement shall be treated as a claim against the party who employed such in-house counsel, and shall be subject to the indemnification provisions of Article IX.

         (c) Buyer and Seller will use their best efforts to secure, as soon as practicable after the date hereof, all approvals and consents of third Persons as may be necessary to consummate the transactions contemplated hereby.

         (d) If this Agreement is terminated pursuant to Article XII, Buyer and Seller will promptly return all Confidential Information of the other party it then possesses to such other party.

         Section 6.02 Conduct of Business Pending the Closing. From the date hereof and until the Closing, Buyer will, and WGI shall cause the Seller Entities to:

         (a) carry on their respective businesses (including the Business with respect to the Seller Entities) in substantially the same manner as they have heretofore and not introduce any Material new method of management, operation or accounting;

         (b) perform all its obligations under agreements relating to or affecting their respective businesses (including the Business with respect to the Seller Entities) consistent with past practices;

         (c) keep in full force and effect without interruption all its present insurance policies relating to their respective businesses (including the Business with respect to the Seller Entities) and the assets of Buyer and the Seller Entities', respectively, or other comparable insurance coverage;

         (d) use reasonable commercial efforts to (i) maintain and preserve its business organizations operating their respective businesses (including the Business with respect to the Seller Entities) intact, (ii) retain present key employees who are involved in the operation of their respective businesses (including the Business with respect to the Seller Entities) and (iii) maintain relationships with suppliers, customers and others having business relations with their respective businesses (including the Business with respect to the Seller Entities); and

         (e) comply with all applicable Governmental Requirements relating to their respective businesses (including the Business with respect to the Seller Entities).

         Section 6.03 Prohibited Activities.

         (a) From the date hereof and until the Closing, without the prior written consent of the other parties to this Agreement or unless as required or expressly permitted by this Agreement, Seller will not, and will cause HBI and its Subsidiaries to not:

                  (i) increase or commit or promise to increase the cash compensation payable or to become payable to any employee of the Seller Entities or make any discretionary bonus or management fee payment to any such Person, except (A) bonuses or salary increases to employees at the times and in the amounts consistent with its past practice, and (B) up to an additional $500,000 in bonuses to employees of HBI;

                  (ii) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of the assets of the Seller Entities, whether now owned or hereafter acquired;

                  (iii) adopt, with respect to any Seller Entity, any new employee benefits plans or amend any existing Plan or Employee Policies and Procedures in any Material respect, except for changes that are less favorable to participants in such Plans;

                  (iv) sell, assign, lease or otherwise transfer or dispose of any of the assets of the Seller Entities' otherwise than (i) in the ordinary course of business and consistent with its past practice or (ii) pursuant to
Section 3.01 and the transactions contemplated therein;

                  (v) merge, consolidate or effect a share exchange with, or agree to merge, consolidate or effect a share exchange with, any other Entity (or allow the Seller Entities to do any of the foregoing);

                  (vi) waive any Material rights or claims of the Seller Entities, provided that they may negotiate and adjust bills in the course of good-faith disputes with customers in the ordinary course of its Business;

                  (vii) commit a Material breach of or terminate any Material Contract of the Business or any Governmental Approvals Material to the Business; or

                  (viii) enter into any other transaction relating to or Materially affecting the Business that is not in the ordinary course of its business and consistent with its past practice or is prohibited hereby.

         (b) From the date hereof and until the Closing, without the prior written consent of the other parties to this Agreement or unless as required or expressly permitted by this Agreement, Buyer will not:

                  (i) create, assume or permit to be created or imposed any Liens (other than Permitted Liens) upon any of the assets of Buyer, whether now owned or hereafter acquired; (ii) agree to sell, assign, lease or otherwise transfer or dispose of substantially all of the assets of Buyer or agree to merge, consolidate or effect a share exchange with, any other Entity;

                  (iii) commit a Material breach of any Material Contract of Buyer or its Subsidiaries or of any Governmental Approvals Material to its business;

                  (iv) enter into any other transactions which would have a Material Adverse Effect on its business that is not in the ordinary course of its business and consistent with its past practice or is prohibited hereby; or

                  (v) (A) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Proposal, or (B) participate in any discussions or negotiations regarding an Alternative Proposal; provided, however, that at any time prior to the approval of the transactions contemplated by this Agreement by the CB&I shareholders, the CB&I Supervisory Board of Directors, in response to a written Alternative Proposal that (x) was unsolicited or that did not otherwise result from a breach of this covenant and (y) is reasonably likely to lead to a superior transaction for the shareholders of CB&I as compared to the transactions contemplated by this Agreement, may authorize CB&I to furnish non-public information with respect to CB&I to the Person making such Alternative Proposal pursuant to a customary confidentiality agreement and participate in negotiations regarding such Alternative Proposal.

         Section 6.04 Notification of Certain Matters. Seller shall give prompt notice to Buyer of (a) the existence or occurrence of each condition or state of facts that will or reasonably could be expected to cause any representation or warranty of Seller contained herein to be untrue or incorrect in any Material respect at or prior to the Closing Date and (b) any Material failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Buyer shall give prompt notice to Seller of (a) the existence or occurrence of each condition or state of facts that will or reasonably could be expected to cause any representation or warranty of Buyer contained herein to be untrue or inaccurate at or prior to the Closing Date, (b) any Material failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and (c) Buyer's receipt of any Alternative Proposal, or any requests for information or the initiation of discussions or negotiations from any third party who states a desire to make or consider making any Alternative Proposal, and Buyer shall include with such notice the identity of the person or group initiating such discussions or negotiations, requesting such information or making such Alternative Proposal, and the material terms and conditions of any such Alternative Proposal (and any subsequent material modifications thereof). The delivery of any notice pursuant to this Section 6.04 shall not be deemed to (a) modify the representations or warranties herein of the party delivering that notice, or any other party; (b) modify the conditions set forth or referred to in Article VII; or (c) limit or otherwise affect the remedies available hereunder to the party receiving that notice.

         Section 6.05 HSR Act Matters. Buyer and Seller promptly will compile and file (or will cause their "ultimate parent entity" (as determined for purposes of the HSR Act) to file) under the HSR Act such information respecting it as the HSR Act requires, and the expiration or termination of the applicable waiting period and any extension thereof under the HSR Act shall be deemed a condition precedent set forth in Section 7.01. Buyer shall pay any filing fees relating to Seller's filings under the HSR Act.

         Section 6.06 Fees and Expenses. (a) Seller and Buyer shall bear their own fees and expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement, except (i) as provided in Section 6.06(b) or as otherwise specifically provided elsewhere in this Agreement, (ii) that Buyer shall bear all liabilities that Seller or the Seller Entities may have pursuant to the Employment Agreements listed on Schedule 4.16(a), including any liabilities to provide post-employment benefits to the Chief Executive Officer of HBI (but excluding any sale bonuses to any employees of any Seller Entity), and (iii) that Buyer shall bear all accounting fees and expenses relating to the preparation of the CB&I Proxy Statement.

         (b) (i) To compensate Seller and its Affiliates for entering into this Agreement and taking action to consummate the transactions contemplated hereby and incurring the costs and expenses related thereto and other losses and expenses, including the foregoing by Seller of other opportunities, Buyer and Seller agree that Buyer shall pay to Seller $5,000,000 if this Agreement is terminated by CB&I pursuant to Section 12.01(c) or by Seller pursuant to 12.01(d) (due to receipt of an Alternative Proposal).

                  (ii) Buyer shall pay to Seller as liquidated damages $1,000,000 if the transactions contemplated by this Agreement are not consummated by December 31, 2000 for any reason other than (v) mutual consent in accordance with Section 12.01(a), (w) entry of any preliminary or permanent injunction described in Section 12.01(e), (x) failure to obtain a necessary approval from any Governmental Authority, (y) a material default or failure to perform by Seller or (z) pursuant to Section 12.01(c) or 12.01(d) in cases where Buyer is obligated to make the payment set forth in Section 6.06(b)(i).

         Section 6.07 Publicity. The parties hereto agree to consult with one another prior to the issuance of any press release or public statement relating to or concerning this Agreement or the matters contained herein. Such consultation shall include prior notification of a party's intent to issue a press release accompanied by a copy of the proposed language of such press release or public statement. If Buyer or Seller is required to issue a press release by law or a securities exchange, it shall use its best efforts to inform the other party hereto prior to such issuance.

         Section 6.08 Calling of Shareholders' Meeting; Commercially Reasonable Efforts. CB&I will call a general meeting of its shareholders (the "Shareholders Meeting") to be held as promptly as practicable for the purpose of voting upon certain matters, including but not limited to the following: (i) the issuance of the Stock Consideration by CB&I and the other transactions contemplated by this Agreement, (ii) amendments to CB&I's Articles of Association necessary or desirable to carry out the provisions of the Shareholder Agreement and (iii) the appointment of members of CB&I's Board of Supervisory Directors consistent with the provisions of the Shareholder Agreement. Each of Seller and Buyer will use commercially reasonable efforts to take all actions and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including (i) the satisfaction, but not the waiver, of the closing conditions set forth in Article VII and (ii) cooperating with each other in providing all relevant information for the preparation of a proxy statement relating to the Shareholders' Meeting (the "CB&I Proxy Statement"). If the Federal Trade Commission or the Antitrust Division of the Department of Justice raises an objection to the Acquisition and the transactions contemplated hereby, and/or proposes or seeks to impose any divestiture, operating restriction or other condition, Buyer agrees, expeditiously and in good faith, to discuss such objection, conditions and possible resolutions with such Governmental Authority. Notwithstanding the foregoing, CB&I's Board of Supervisory Directors shall not be required to take any action that it has determined in good faith, based on the advice of outside counsel, would constitute a breach of its fiduciary duties to CB&I shareholders under applicable law.

         Section 6.09 Assumption of Earnouts. The Buyer hereby acknowledges that
(a) it has knowledge of the earnout agreements listed in Schedule 6.09 (the "Earnout Agreements"), (b) it will assume all liabilities and obligations related to the Earnout Agreements upon the consummation of the transactions contemplated by this Agreement, and (c) any liability incurred by Seller in connection with or respect to the Earnout Agreements, other than any liability arising out of or based upon any breach by Seller of any obligation under the Earnout Agreements occurring prior to the Closing Date, will constitute a Seller Indemnified Loss for purposed of Section 9.03 hereof. Notwithstanding any contrary provision in this Agreement, this covenant will survive until and terminate upon the expiration of the statute of limitations applicable to claims relating to such Earnout Agreements.

         Section 6.10 Certain Leased Property. Seller will cause A & B Builders, Ltd. to vacate the leased property located at 850 Pine Street, Beaumont, Texas, on or before the Closing Date. Buyer will not occupy, use or operate such property after the Closing Date.

                                   ARTICLE VII

                     CONDITIONS TO CLOSING AND CONSUMMATION


         Section 7.01 Conditions to the Obligations of Each Party. The obligation of each party hereto to take the actions contemplated to be taken by that party at the Closing is subject to receipt of all Governmental Approvals required to be obtained by Seller or Buyer in connection with the consummation of the Acquisition on or before the Closing Date.

         Section 7.02 Conditions to the Obligations of Seller. The obligations of Seller with respect to actions to be taken by it at or before the Closing Date and the actions to be taken on the Closing Date are subject to the satisfaction, or the waiver by Seller pursuant to Section 11.03, on or before the Closing Date of the following:

         (a) all of the representations and warranties of Buyer set forth in
Article V shall be true and correct as of the Closing Date as though made at that date other than such changes and exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) Buyer shall have delivered the documents described in Sections 3.04(b); and

         (c) Buyer shall have made application for and received approval for listing of the shares of CB&I Stock constituting the Stock Consideration on a "when-issued" basis on the New York Stock Exchange, Inc.

         Section 7.03 Conditions to the Obligations of Buyer. The obligations of Buyer with respect to actions to be taken by it at or before the Closing Date are subject to the satisfaction, or the waiver by Buyer pursuant to Section 11.03, on or before the Closing Date of the following:

         (a) all of the representations and warranties of Seller set forth in
Article IV shall be true and correct as of the Closing Date as though made at that date other than such changes or exceptions that (i) are contemplated by this Agreement or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (b) Seller shall have delivered the documents described in Section 3.04(a);

         (c) the shareholders of CB&I shall have duly approved (i) the issuance of the Stock Consideration by CB&I and the other transactions contemplated by this Agreement, (ii) amendments to CB&I's Articles of Association necessary or desirable to carry out the provisions of the Shareholder Agreement and (iii) the appointment of members of CB&I's Board of Supervisory Directors consistent with the provisions of the Shareholder Agreement;

         (d) the credit facility of HBI with Bank of America shall be terminated and all security interests and liens on the assets of HBI and its Subsidiaries securing such facility shall have been released; and

         (e) all third party, non-governmental consents or approvals necessary to prevent the termination of any material right, privilege, license or agreement of HBI or its Subsidiaries, or which is necessary for the consummation of the transactions contemplated by this Agreement (including the required consent referred to on Schedule 5.02(c)) shall have been obtained.

                                  ARTICLE VIII

                         COVENANTS FOLLOWING THE CLOSING


         Section 8.01 Records and Access. (a) After the Closing, Buyer shall, at its own expense, cause the Seller Entities to preserve and keep, or transport to a storage site of its own selection where it shall preserve and keep, the books and records of the Seller Entities obtained by Buyer, including financial or business transaction records, books of original entry, Tax records and supporting documents; provided, however, that Seller may (i) make and retain copies of such books and records of the Seller Entities as Seller reasonably may determine are necessary in connection with (A) its Tax reporting or (B) its ownership, operation or disposition of the Excluded Items and (ii) retain such corporate books and records and such other original records as it is required to maintain by applicable Governmental Requirements. After the Closing, to the extent that Seller fails to retain copies of the records as described above, Buyer will provide photocopies of such books and records to such Seller at Seller's expense within a reasonable period after receipt of a request from Seller.

         (b) Buyer shall preserve and keep the books and records of the Seller Entities obtained by Buyer for a period of seven (7) years from the Closing Date or such longer period if required under applicable Governmental Requirements. For a period of seven (7) years after the Closing Date, Buyer shall notify Seller in writing, on an annual basis, of the document types and, if applicable, inclusive dates of any such retained records that it intends to destroy during the following one-year period. If Seller desires access to such records for a period of time longer than that specified in Buyer's annual notice, Seller shall notify Buyer in writing not more than ten

(10) business days following Seller's receipt of Buyer's annual notice of its desire to retain such records, and Buyer shall deliver such records to Seller. If Seller does not notify Buyer of a desire to retain any such records within such ten (10) day period, Buyer may dispose of such records according to prudent records management practices in the ordinary course of business.

         Section 8.02 Cooperation in Litigation. From and after the Closing Date, each party shall fully cooperate in the defense or prosecution of any litigation or proceeding already instituted or that may be instituted hereafter against or by another party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). Except as otherwise provided in this Agreement, the party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees or agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

         Section 8.03 Post-Closing Assistance. From and after the Closing Date, upon the reasonable request of the Buyer or the Seller, as the case may be, the parties hereto shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

         Section 8.04 Mail. From and after the Effective Time, all mail (including mail sent by private delivery) addressed to Seller and belonging to the Seller Entities will be the property of Buyer, and Seller will deliver all such mail to Buyer.

         Section 8.05 Bonuses. For the year 2000, Buyer agrees to pay bonuses to the employees of HBI and the HBI Subsidiaries at the times and in the amounts consistent with past practice.

                                   ARTICLE IX

                                 INDEMNIFICATION


         Section 9.01 Survival of Representations and Warranties. (a) Except as set forth below in Sections 9.01(b) and (c), the representations and warranties contained in Articles IV and V will terminate and expire 12 months after the Closing Date.

         (b) The representations and warranties set forth in or deemed to be set forth in Section 4.07, Section 4.14, Section 4.17, Section 5.08 and Section 5.14 will terminate and expire five years after discovery of the condition, circumstance or fact constituting a breach of any such representation or warranty.

         (c) The representations and warranties set forth in or deemed to be set forth in Section 4.03, Section 4.04, Section 4.06, Section 4.22, Section 4.23,
Section 4.24, Section 5.05, Section 5.07, Section 5.17, Section 5.18 and Section
5.19 will survive the Closing and Effective Time indefinitely.

         (d) After a representation and warranty has terminated and expired, no indemnification will or may be sought pursuant to this Article IX on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article IX to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that: (i) the amount of that claim shall be taken into account in determining whether the aggregate amount of all claims against that Indemnifying Party (as hereinafter defined) has exceeded the Threshold Amount and (ii) in the case of each representation and warranty that will terminate and expire as provided in this Section 9.01, any claim presented in writing for indemnification pursuant to this Article IX on the basis of a representation and warranty prior to its termination and expiration will toll the applicable survival period as to that claim only until that claim is resolved.

         Section 9.02 Indemnification of Buyer. (a) General. Subject to the applicable provisions of this Article IX, Seller covenants and agrees that it will indemnify and defend Buyer against, and hold Buyer harmless from and in respect of, all Damage Claims which arise from, are based on or relate or otherwise are attributable to (i) any breach of the representations and warranties of Seller set forth herein or in certificates delivered in connection herewith or (ii) any nonfulfillment of any covenant or agreement on the part of Seller (including Seller's indemnifications set forth in Section 3.01(a) and Section 9.02(b)) under this Agreement (each such Damage Claim being a "Buyer Indemnified Loss"); provided, however, that (x) for any Damage Claim covered in whole or in part by any prepaid insurance contract in place at the Closing Date and listed on Schedule 9.02(a) ("Prepaid Insurance Contract"), only that portion of the Damage Claim not insured and not actually paid (including any applicable deductible) shall be deemed a Buyer Indemnified Loss, provided, however that any amount actually paid pursuant to a Prepaid Insurance Contract or an insurance contract referred to in Section 9.04(g)(i) shall be deemed to have been paid by Seller for purposes of calculating the Ceiling Amount but shall not be taken into account in determining whether the aggregate amount of all Buyer's claims against Seller shall have exceeded the Threshold Amount, and (y) in respect of any Damage Claim for which indemnification is available pursuant to the indemnification provisions referenced in Section 4.09(a)(vii) and set forth in
Schedule 4.09, Buyer shall at its option be required either to pursue itself in good faith such rights of indemnification contained in such provisions or to permit Seller to pursue such rights of indemnification (provided Seller must first satisfy its obligation to Buyer relating to such Buyer Indemnified Loss), and any amounts actually paid pursuant to such indemnification rights shall be deemed to have been paid by Seller for purposes of calculating the Ceiling Amount; provided, further, that Seller's obligations to Buyer for the following types of claims are not subject to the provisions or any limitations of this Article IX: (A) payment of Taxes as set forth in Section 3.01(c) or Article X; and (B) payment to Buyer of any adjustment to the Purchase Price pursuant to Section 2.03(f).

         (b) Environmental.

                  (i) Seller hereby agrees to indemnify, defend and hold harmless the Buyer from any suits, causes of action, claims, judgments, losses, damages, fines, penalties, settlements, investigation costs, remediation costs, cleanup costs, expenses, liabilities or other costs (including but not limited to reasonable consultant and attorneys fees), which Buyer may suffer, sustain, or become subject to by reason of any claim, charge, order, notice of violation, cause of action or suit brought by a Governmental Authority or any other third party pursuant to any Environmental Law (an "Environmental Claim") that (A) arises or results from a known environmental condition listed in Schedule 9.02(b) ("Known Environmental Condition"); and (B) arises or results from activities on the following properties during the following time periods: (w) as to 850 Pine Street, Beaumont, Texas, any time prior to the Closing Date; (x) as to Northwoods - West Industrial Park, 12249 FM 529, Houston, Texas, from October, 1998 through May, 1999; (y) as to Callidus Technologies Inc, 2499 Highway 16, Beggs, Oklahoma, from 1989 to the Closing Date; (z) as to the Highway 850 Manufacturing Facility, 8521 FM 850, Tyler, Texas 75705, from 1965 to the Closing Date; provided, however, as to the Hwy 850 Reports and the Callidus Reports, the foregoing indemnification is limited to fines and penalties arising out of the failure prior to the Closing Date to develop and/or file such Reports.

                  (ii) The provisions of Section 9.04 herein shall apply to the environmental indemnification in this Section 9.02(b) except for Sections 9.04(c) and (e). For the purposes of the environmental indemnification set forth in this Section 9.02(b), if the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense, settlement, investigation, remediation, corrective action, clean up, or any other such measures to resolve the Environmental Claim ("Remedial Action"), then Indemnifying Party shall have the right to conduct such Remedial Action by all appropriate means subject to the following conditions: (A) Indemnifying Party shall not take any action that restricts the current industrial use or existing operations of the property, without the written consent of the Indemnified Party, which consent shall not be unreasonably be withheld; and (B) neither party shall take any action that would prevent or hinder the other party from complying in all material respects with Environmental Laws.

                  (iii) The following procedures shall be followed for any action that may be subject to the indemnity set forth in this Section 9.02(b):
(A) Indemnifying Party shall provide Indemnified Party with the scope of work for the Remedial Action prior to conducting such Remedial Action, Indemnified Party may provide comments on such scope of work within 10 business days after receipt thereof, and Indemnifying Party shall make all reasonable efforts to incorporate such comments into the scope of work; (B) both the Indemnifying Party and the Indemnified Party shall have the right to participate in all meetings with Governmental Authorities and third parties regarding Environmental Claims or potential Environmental Claims; (C) the parties shall provide to each other copies of all communications with Governmental Authorities and other third parties regarding Environmental Claims or potential Environmental Claims; (D) Indemnified Party shall notify Indemnifying Party prior to reporting to any Governmental Authority any circumstances reasonably expected to lead to an Environmental Claim and provide Indemnifying Party with an opportunity to discuss with Indemnified Party whether such circumstances are required to be reported and, if so, to coordinate a strategy for reporting such circumstances.

                  (iv) Nothing in this Agreement shall prevent Buyer from: (A) taking any reasonable and prudent measures in the event of an imminent and substantial endangerment to human health or the environment; (B) taking any reasonable action for which Buyer does not elect to seek redress, in whole or part, under this environmental indemnification; or (C) taking any action lawfully required or directed by any Governmental Authority of competent jurisdiction, without prejudice to Buyer's right to seek redress therefor under this environmental indemnification, provided such action is taken in a reasonable manner.

         Section 9.03 Indemnification of Seller. Subject to the applicable provisions of Article IX, Buyer covenants and agrees that it will indemnify and defend Seller against, and hold Seller harmless from and in respect of, all Damage Claims which arise from, are based on or relate or otherwise are attributable to (a) any breach by Buyer of its representations and warranties set forth herein or in its certificates, if any, delivered to Seller in connection herewith or (b) any nonfulfillment of any covenant or agreement on the part of Buyer in this Agreement (each such Damage Claim being a "Seller Indemnified Loss"); provided, however, that Buyer's obligations to Seller for the following types of claims are not subject to the provisions or any limitations of this Article IX: (i) payment for management fees due to Seller pursuant to Section 3.01(c); (ii) payment of Taxes as set forth in Section 3.01(c) or Article X; and (iii) payments due to Seller pursuant to Article II (including any adjustment to the Purchase Price pursuant to Section 2.03(f)).

         Section 9.04 Conditions of Indemnification. (a) All claims for indemnification under this Agreement shall be asserted and resolved as follows in this Section 9.04.

         (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third-Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third-Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of Damages attributable to the Third-Party Claim to the extent feasible

(which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 9.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third-Party Claim, except to the extent that the resulting delay is Materially prejudicial to the defense of that claim. Within fifteen (15) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX with respect to that Third-Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third-Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third-Party Claim. If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and assumes the defense of the Indemnified Party against a Third Party Claim, all Damages arising from such Third Party Claim shall be the sole responsibility and liability of, and shall be promptly satisfied or reimbursed to the Indemnified Party by, the Indemnifying Party.

         (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third-Party Claim, then, and only then, will the Indemnifying Party have the right to defend, at its sole cost and expense, that Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 9.04(c), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third-Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third-Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third-Party Claim which purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this Section 9.04(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

         (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article IX,
(B) elects not to defend the Indemnified Party pursuant to Section 9.04(c), or
(C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 9.04(c), or (ii) elects to defend the Indemnified Party pursuant to Section 9.04(c) but fails diligently and promptly to prosecute or settle the Third-Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third-Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article IX and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
Section 9.04 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this
Section 9.04(d), and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

         (e) In the event that any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third-Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice, that claim shall be deemed a liability of the Indemnifying Party hereunder.

         (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article IX relating to a Third-Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of that Third-Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third-Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement in respect of that Third-Party Claim. Payments of all amounts owing by an Indemnifying Party pursuant to Section 9.04(e) shall be made within thirty (30) days after the expiration of the 15-day Indemnity Notice period.

         (g) Insurance. For purposes of this Section 9.04(g), "insurance" shall include any type of insurance maintained on or before the Closing Date by Seller for the benefit of HBI and HBI subsidiaries and their predecessors and subsidiaries (hereinafter, the "Covered Entities") as well as any type of insurance maintained at any time on or before the Closing Date by the Covered Entities without limitation but not limited to commercial liability and/or general liability insurance, commercial automobile insurance, products and completed operations insurance, professional liability insurance, property insurance, crime and fiduciary insurance, excess liability insurance, boiler and machinery insurance, workers compensation insurance, pollution liability insurance, directors and officers insurance or any other type of insurance coverage maintained as provided above by Seller and/or the Covered Entities.

                  (i) Seller will provide to Buyer a complete list of all insurance policies which are, to the knowledge of Seller, applicable to the Covered Entities from 1971 to the present within 30 days of the Closing Date. Within 90 days of the Closing Date, Seller will provide to Buyer (A) copies of all insurance policies or extracts which are in the possession of Seller and which currently provide coverage to any of the Covered Entities and (B) access to all insurance policies which formerly provided coverage to any of the Covered Entities, for the purpose of review and copying as Buyer deems necessary. Notwithstanding any other provision of this Agreement, Seller hereby relinquishes any rights it has under insurance policies issued to the Covered Entities prior to the time such entities or businesses were acquired by Seller.

                  (ii) Each of Seller, Buyer, the Covered Entities and each of their respective subsidiaries and affiliates shall cooperate with each other and will exercise their reasonable best efforts to maximize insurance recoveries for losses suffered by a Covered Entity under policies of insurance issued on or before the Closing Date to Seller and/or the Covered Entities.

                  (iii) With respect to any Indemnity Notice or Claim Notice by Buyer to Seller received (A) before such time as the Threshold Amount for Buyer Indemnified Losses is exceeded or (B) after the earlier of (x) the expiration of Seller's indemnification obligations under Section 9.01 applicable to such Notice, or (y) such time as the Ceiling Amount is exceeded, Seller agrees to provide full cooperation and assistance to Buyer and/or the Covered Entities as necessary with respect to presenting such claim and securing recoveries under policies of insurance issued to Seller and/or the Covered Entities on or before the Closing Date. Buyer shall have the right to pursue insurance recoveries under any applicable insurance policies, whether issued to Seller or the Covered Entities, with respect to any claim that is the subject of an Indemnity Notice or Claim Notice, where the loss is (w) below the Threshhold Amount, (x) above the Ceiling Amount, (y) disputed by Seller under the provisions of Section 9.04(d) or (z) otherwise not subject to indemnification of Buyer by Seller. With respect to any claim indemnified by Seller pursuant to Section 9.04(c), Seller shall retain all rights to pursue recoveries from applicable insurance policies, whether issued to Seller or the Covered Entities. Where Seller disputes its obligation to indemnify Buyer pursuant to Section 9.04(d), the consent of both Seller and Buyer shall be required in regard to any agreement to settle with the insurers of Seller and/or the Covered Entities relating to such claim. Alternatively, upon notice to Seller of the proposed terms of the settlement, Seller may, upon payment of the full amount of the settlement to Buyer and/or the Covered Entity, elect to take an assignment of the claim of Buyer and/or the Covered Entity against the insurer(s) and to retain any recoveries it receives from its prosecution of any such claim so assigned.

                  (iv) Seller hereby releases and discharges Buyer and the Covered Entities from any and all obligations with respect to the payment of insurance premiums, losses, costs, fees, assessments, taxes, charges and other insurance-related costs in connection with insurance policies issued to Seller or the Covered Entities before the Closing Date and, with respect to the Covered Entities, during the ownership of the Covered Entities by Seller.

         Section 9.05 Remedies Exclusive. The remedies provided in this Agreement shall be exclusive of any other rights or remedies available to any other party, either at law or in equity.

         Section 9.06 Limitations on Indemnification. (a) Notwithstanding the provisions of Section 9.02, Seller shall not be required to indemnify, defend or hold harmless the Buyer on account of any Buyer Indemnified Loss pursuant to the provisions of this Article IX unless, as to the indemnification contained in
Section 9.02(a) and 9.02(b), when aggregated with the liability of the Seller in respect of all Buyer Indemnified Losses under Section 9.02(a) and 9.02(b), exceeds, and only to the extent the aggregate amount of all those Buyer Indemnified Losses does exceed, the Threshold Amount. In no event shall the liability of Seller for Buyer Indemnified Losses pursuant to this Article IX exceed the Ceiling Amount; provided, however, that in the case of Buyer Indemnified Losses pertaining to Seller's representations and warranties set forth in Section 4.07 and pertaining to Seller's indemnification set forth in
Section 9.02(b), the separately aggregated ceiling amount shall be $60,000,000 (the "Environmental Ceiling Amount").

         (b) Notwithstanding the provisions of Section 9.03, Buyer shall not be required to indemnify, defend or hold harmless the Seller on account of any Seller Indemnified Loss pursuant to the provisions of this Article IX unless the liability of Buyer in respect of that Seller Indemnified Loss relates to (i) Earnout Agreements to the extent set forth in Section 6.09(c), (ii) Employment Agreements as provided in Section 6.06, or (iii) when aggregated with the liability of the Buyer in respect of all Seller Indemnified Losses under Section 9.03, exceeds, and only to the extent the aggregate amount of all those Seller Indemnified Losses does exceed, the Threshold Amount. In no event shall the liability of Buyer for Seller Indemnified Losses pursuant to this Article IX exceed the Ceiling Amount.

         Section 9.07 EXPRESS NEGLIGENCE. THE INDEMNIFICATION, RELEASE, WAIVER, EXCLUSIVITY OF REMEDIES AND ASSUMPTION PROVISIONS PROVIDED

FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PERSON WHICH SEEKS THE BENEFIT OF SUCH PROVISION. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

                                    ARTICLE X

                                      TAXES

         Section 10.01 Liability for Taxes. (a) Except to the extent such Taxes are accrued as a liability on the Closing Date Balance Sheet, Seller shall be liable for, and shall indemnify, defend and hold harmless Buyer, HBI, the HBI Subsidiaries and their Affiliates from, (i) any Taxes due from Seller caused by the sale of the HBI Shares; (ii) any Taxes imposed on or incurred by HBI or any HBI Subsidiary (or any consolidated group of which HBI or any HBI Subsidiary is a member with respect to the taxable items of HBI or any HBI Subsidiary (a "Group")) for any taxable period ending on or before the Closing Date (or the portion, determined as described in paragraph (c) of this Section 10.01, of any such Taxes for any taxable period beginning on or before and ending after the Closing Date which is allocable to the portion of such period occurring on or before the Closing Date (the "Pre-Closing Period")); and (iii) any attorneys' fees or other costs incurred by Buyer, HBI, the HBI Subsidiaries, or any Affiliate thereof in connection with any payment from Seller under this Section 10.01(a).

         (b) Buyer shall be liable for, and shall indemnify, defend and hold harmless Seller and its Affiliates from, (i) any Taxes imposed on or incurred by or with respect to HBI or any HBI Subsidiary for which Seller is not liable under Section 10.01(a); and (ii) any attorneys' fees or other costs incurred by Seller or any Affiliate thereof in connection with any payment from Buyer under this Section 10.01(b).

         (c) Whenever it is necessary for purposes of Section 10.01(a) or
Section 10.01(b) to determine the portion of any Taxes imposed on or incurred by HBI or any HBI Subsidiary (or any Group) for a taxable period beginning on or before and ending after the Closing Date which is allocable to the Pre-Closing Period, the determination shall be made, in the case of property, ad valorem or similar Taxes (which are not measured by, or based upon, production) or franchise or capital Taxes (which are not measured by, or based upon, net income), on a per diem basis, and, in the case of other Taxes, by assuming that the Pre-Closing Period constitutes a separate taxable period of HBI or the HBI Subsidiary and by taking into account the actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning on or before and ending after the Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Period ratably on a per diem basis).

         (d) Seller and Buyer will, to the extent permitted by applicable law, elect with the relevant Taxing Authorities to close all taxable periods of HBI or any HBI Subsidiary as of the close of business on the Closing Date.

         (e) Buyer agrees to pay to Seller any refund received after the Closing Date by Buyer or its Affiliates, including HBI or any HBI Subsidiary, in respect of any Taxes for which Seller is liable under Section 10.01(a). Seller agrees to pay to Buyer any refund received by Seller or its Affiliates in respect of any Taxes for which Buyer is liable under Section 10.01(b). The parties shall cooperate in order to take all necessary steps to claim any such refund. Any such refund received by a party or its Affiliate for the account of the other party shall be paid to such other party within thirty (30) days after such refund is received.

         Section 10.02 Tax Proceedings. In the event Buyer, HBI, the HBI Subsidiaries or any of their Affiliates receive notice (the "Proceeding Notice") of any examination, claim, adjustment or other proceeding with respect to the liability of HBI or any HBI Subsidiary for Taxes for any period for which Seller is or may be liable under Section 10.01(a), Buyer shall notify Seller in writing thereof (the "Buyer Notice") no later than the earlier of (a) ten (10) days after the receipt by Buyer, HBI, the HBI Subsidiaries or any of their Affiliates of the Proceeding Notice or (b) ten (10) days prior to the deadline for responding to the Proceeding Notice. As to any such Taxes for which Seller is or may be liable under Section 10.01(a) except for Pre-Closing Period Taxes, Seller shall be entitled at its expense to control or settle the contest of such examination, claim, adjustment or other proceeding, provided Seller notifies Buyer in writing that it desires to do so no later than the earlier of (i) thirty (30) days after receipt of the Buyer Notice, or (ii) ten (10) days prior to the deadline for responding to the Proceeding Notice. The parties shall cooperate with each other and with their respective Affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 10.02. Neither Seller, HBI nor an HBI Subsidiary shall enter into any closing agreement (as defined in Section 7121 of the Code, or any comparable provisions of state, county, local or foreign law) that is binding on Buyer, HBI or an HBI Subsidiary for any taxable period ending after the Closing Date, without the prior written consent of Buyer. Further, neither Seller, HBI nor an HBI Subsidiary shall agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date, which settlement may result in an increase in Taxes of HBI or an HBI Subsidiary for any taxable period ending after the Closing Date, without the prior written consent of Buyer.

         Section 10.03 Payment of Taxes. All Taxes with respect to HBI or the HBI Subsidiaries shall be paid by the party that is legally responsible except as provided to the contrary in this Article X. Except as otherwise provided in this Article X, any amount to which a party is entitled under this Article X shall be promptly paid to such party by the party obligated to make such payment following written notice to the party so obligated stating that the Taxes to which such amount relates are due and providing details supporting the calculation of such amount.

         Section 10.04 Tax Returns. All Tax Returns which relate to any Taxes of HBI or the HBI Subsidiaries shall be prepared and filed by the party that is legally responsible therefor under applicable law. All taxable items of HBI for the period beginning on January 1 of the calendar year in which the Closing occurs and extending through the Closing (and, to the extent required in the applicable regulations, through the close of business on the Closing Date, but in no event including items arising from transactions by HBI or an HBI Subsidiary outside the ordinary course of business after the Closing) will be included in the consolidated United States federal income Tax Return of the Seller Group and will be reported on a basis consistent with previously filed Tax Returns. Buyer and its Affiliates, including HBI and the HBI Subsidiaries, shall cooperate with Seller and shall make available all necessary records and timely take all action necessary to allow Seller and its Affiliates to prepare and file the Tax Returns that they are responsible for preparing and filing under this Section 10.04.

         Section 10.05 Tax Allocation Arrangements. Effective as of the Closing and subject to Section 3.01(c), all liabilities and obligations between HBI or any HBI Subsidiary, on one hand, and Seller and any Affiliates thereof, on the other hand, under any Tax indemnity, sharing, allocation or similar agreement or arrangement in effect prior to the Closing shall be extinguished in full, and any liabilities or rights existing under any such agreement or arrangement shall cease to exist and shall no longer be enforceable. Seller and its Affiliates shall execute any documents necessary to effectuate the provisions of this
Section 10.05.

         Section 10.06 Cooperation and Exchange of Information. Each party will provide, or cause to be provided, to the other party copies of all correspondence received from any Governmental Authority by such party or any of its Affiliates in connection with the liability of HBI or the HBI Subsidiaries for Taxes for any period for which such other party is or may be liable under
Section 10.01(a) or Section 10.01(b). The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any Tax Return or claim for refund, in determining a liability or a right of refund or in conducting any audit or other proceeding in respect of Taxes imposed on the parties or their respective Affiliates. The parties and their Affiliates will preserve and retain all Tax Returns, schedules, work papers and all Material records or other documents relating to any such Tax Returns, claims, audits or other proceedings until the expiration of the statutory period of limitations (including extensions) of taxable periods to which such documents relate and until the final determination of any payments which may be required with respect to such periods under this Agreement and shall make such documents available to the other party or any Affiliate thereof, and their respective officers, employees and agents, upon reasonable notice and at reasonable times, it being understood that such representatives shall be entitled to make copies of any such books and records relating to HBI or the HBI Subsidiaries as they shall deem necessary. Any information obtained pursuant to this Section 10.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding. Each party shall provide the cooperation and information required by this
Section 10.06 at its own expense.

         Section 10.07 Survival of Obligations. Each obligation of the parties set forth in this Article X shall be unconditional and absolute and shall remain in effect until the expiration of the statute of limitations (including extensions) plus 30 days relating to the assessment of the Tax by a Governmental Authority that gives rise to such obligation by Buyer or Seller under this
Article X, unless and to the extent that a claim for indemnification has been asserted prior to such date.

         Section 10.08 Tax Disputes. Any dispute between the parties to this Agreement concerning (a) any party's rights or obligations pursuant to this
Article X, (b) the representations and warranties of Seller contained in Section 4.14, or (c) any indemnification claim pursuant to Article IX arising out of the provisions of Section 4.14 or Article X shall be resolved pursuant to the arbitration provisions of Section 11.11.

         Section 10.09 Conflict. In the event of a conflict between the provisions of this Article X and any other provisions of this Agreement, the provisions of this Article X shall control.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         Section 11.01 Treatment of Confidential Information. (a) Each of the parties to this Agreement acknowledge that they have or may have had in the past, currently have and in the future may have access to Confidential Information of the other parties. Each of the parties agrees that it will keep confidential all such Confidential Information furnished to it and, except with the specific prior written consent of the other parties, will not disclose such Confidential Information to any Person, except (i) Representatives of the parties and (ii) its own Representatives, provided that these Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.01; provided, however, that Confidential Information shall not include such information as (i) becomes known to the public generally through no fault of any party, (ii) is required to be disclosed by law or the order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes is required to be disclosed in connection with the defense of a lawsuit against the disclosing party.

         (b) The obligations of the parties under this Section 11.01 shall survive the termination of this Agreement.

         Section 11.02 Assignment; No Third-Party Beneficiaries. This Agreement and the rights of the parties hereunder may not be assigned (except (i) by operation of law or (ii) by Seller to First Reserve Corporation pursuant to a contemporaneously executed Stock Purchase Agreement previously furnished to Buyer) and shall be binding on and inure to the benefit of the parties hereto, the successors of Buyer, and the successors of Seller. Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in
Article IX or as otherwise provided expressly herein or therein.

         Section 11.03 Entire Agreement; Amendment; Waivers. This Agreement, the confidentiality letter agreement dated January 4, 2000 between Seller and Buyer, the Shareholder Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among Seller and Buyer and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by Seller and Buyer. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         Section 11.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (1) if to Buyer, addressed to it at:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Chairman of the Supervisory Board
                           Fax: (815) 439-6297

                  with a copy to:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Secretary
                           Fax: (815) 439-6600
                  and

                  (2) if to Seller, addressed to it at:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: President
                           Fax: (713)520-1041

                  with a copy to:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: General Counsel
                           Fax: (713)524-3586

         Section 11.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. THE SELLER AND BUYER EACH HEREBY IRREVOCABLY AGREE THAT VENUE OF ANY LEGAL PROCEEDINGS OR ARBITRATION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE IN NEW YORK CITY.

         Section 11.06 WAIVER OF CERTAIN CLAIMS. EXCEPT AS PROVIDED IN SECTION 9.02(B), (A) NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES SUFFERED BY SUCH PARTY, AND (B) BUYER AND SELLER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT.

         Section 11.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 11.08 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 11.09 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Information disclosed on a certain Schedule shall be deemed as disclosed on any other Schedule to which such information may also relate.

         Section 11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 11.11 Arbitration. (a) General. If a dispute to which this
Section 11.11. is applicable (a "Dispute") has not been resolved by the parties efforts at voluntary negotiation or mediation within 45 days, the Dispute shall be resolved by final and binding arbitration pursuant to the AAA Rules and as provided for in this Section 11.11. Any party to a Dispute may commence arbitration by giving the other parties to the Dispute a notice (the "Notice of Arbitration") in the manner prescribed in Section 11.04, which notice shall name one arbitrator. Within ten (10) days after commencement of arbitration, the other party shall select one person to act as arbitrator. The third arbitrator, who shall serve as the chair of the arbitration panel (the "Chair"), shall be selected by the two party-appointed arbitrators within ten (10) days of their appointment. In the event the two party-appointed arbitrators are unable or fail to agree upon the third arbitrator, the parties shall promptly request the AAA to appoint a qualified arbitrator. The parties shall each advise the AAA of the qualifications of the arbitrator they desire and based on the advice received by the AAA pursuant to the preceding subparagraph, the AAA shall provide the parties with a list of three candidates (the "Arbitrator List"), with each party entitled to strike one of those candidates. The AAA shall appoint an arbitrator from among the candidates who have not been struck from the Arbitrator List; and if for some reason the arbitrator appointed by the AAA is unable or unwilling to serve, or resigns or is removed by the AAA as the result of a challenge, the AAA shall repeat this process until an arbitrator is appointed who will preside over the arbitration. The arbitration shall be conducted in the English language. The place of arbitration shall be New York City at a site selected by the arbitration panel (the "Place of Arbitration"); provided that the arbitration panel may hold conferences, hear witnesses, or inspect property or documents at any place it deems appropriate having regard to the contentions and convenience of the parties and the circumstances of the arbitration, and the parties shall be given sufficient written notice of the same to enable them to be present at such hearings. All statutes of limitation that would otherwise be applicable shall apply to the arbitration proceeding. In the event of any conflict between the AAA Rules and the provisions of this Agreement, the provisions of this Agreement shall control.

         (b) Measures to Preserve Status Quo. At any time after giving Notice of Arbitration and prior to the selection of the Chair of an arbitration panel constituted to decide such Dispute, any party to the Dispute may request a court of competent jurisdiction to grant interim measures of protection to:

                  (i) preserve the status quo pending resolution of the Dispute;

                  (ii) prevent the destruction of documents and other information related to the Dispute; or

                  (iii) prevent the transfer, dissipation, or hiding of assets;

provided that, if, at any time after the selection of the Chair of an arbitration panel constituted to decide the Dispute, the Chair dies, resigns, or is successfully challenged, then, in the period commencing with the death, resignation, or successful challenge of the Chair and ending when a new Chair has been selected, any party to the Dispute shall be entitled to request a court of competent jurisdiction to grant the interim measures of protection outlined above. At any other time, a request for interim measures shall be made to the arbitration panel. A request for such interim measures to a judicial authority shall not be deemed incompatible with the agreement to arbitrate or a waiver of a right to arbitrate.

         (c) Conduct and Schedule of Proceedings. The arbitration proceeding shall be conducted in accordance with the AAA Rules, except as otherwise expressly provided herein:

                  (i) Within fifteen (15) days after the arbitration panel has been constituted, a preliminary hearing with the parties and/or their representatives and the arbitrators shall be held to specify the issues to be resolved, to stipulate to uncontested facts, and to consider other matters that will expedite the arbitration proceedings (the "Preliminary Hearing"). At the Preliminary Hearing, the arbitrators may establish (i) the extent of and schedule for the production of relevant documents and other information, (ii) the identification of any witnesses to be called, and (iii) a schedule for further hearings to resolve the dispute.

                  (ii) At any hearing of evidence, the parties may offer such evidence as is relevant and material to the dispute and shall produce such evidence as the arbitrators may deem necessary to an understanding and determination of the dispute. The Chair or other person authorized by law to subpoena witnesses or documents may do so upon the request of any party or independently.

                  (iii) At any hearing of oral evidence, each party to the arbitration proceeding or its legal counsel shall have the right to present and examine its witnesses and to cross-examine the witnesses of the other party. No evidence of any party's witness shall be presented by means of a written statement or affidavit unless the other party shall have the opportunity to cross-examine such witness, except as the parties to the arbitration proceeding otherwise agree in writing or except under extraordinary circumstances where the interest of justice requires a different procedure.

                  (iv) Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim in the Dispute. Any dispute regarding discovery, or the relevance or the scope thereof, shall be determined by the Chair, which determination shall be conclusive. All discovery shall be completed within thirty (30) days following the Preliminary Hearing.

                  (v) The arbitrators shall be the judge of the relevance and materiality of the evidence offered, and conformity to legal rules of evidence shall not be required. All evidence shall be taken in the presence of all of the arbitrators and all of the parties, except where any of the parties is absent in default or has waived the right to be present.

                  (vi) The arbitrators may issue such orders for interim relief as may be deemed necessary to safeguard the property that is the subject matter of the Dispute (which orders shall be immediately binding and enforceable on the parties), without prejudice to the rights of the parties or the final determination of the Dispute.

         (d) The Arbitration Award. The arbitration panel is hereby authorized only to decide and issue a damage award in accordance with the limitation of damages provisions of this Agreement and any damage award not in accordance with such provisions shall be unenforceable against any party. The arbitration panel shall have no authority to award punitive or consequential damages or any other damages not measured by a party's actual damages. Subject to the preceding sentence, the arbitration panel shall have the authority to award any interim or final remedy or relief, including:

                  (i) the award of monetary damages;

                  (ii) declaratory relief regarding the parties' rights and obligations under this Agreement;

                  (iii) the issuance of an injunction;

                  (iv) the imposition of sanctions for abuse or frustration of the arbitration process; and

                  (v) notwithstanding, and in addition to, the damages and remedies described above: (A) if the prevailing party makes a request during the arbitration proceeding, the arbitral award in favor of such party may include an award for pre-award interest and reasonable attorneys' fees and expenses; (B) at the request of any party, the prevailing party shall be entitled to post-award interest that may be assessed from the date the award is rendered to the date the award is satisfied; and (C) costs may be fixed as allowed by and in accordance with the AAA Rules; provided that costs may also include the costs of enforcing the award.

The parties to the Dispute agree that no party shall have the right to demand or enforce a remedy for such Dispute under the AAA Rules that conflicts with that stipulated in this Agreement. The arbitrators shall agree (prior to appointment) to use their best efforts to make the award within six (6) months of the filing of the Notice of Arbitration. The arbitrators are not required to make specific written finding of fact and conclusions of law in connection with the issuance of any damage award.

         (e) Judgment on the Award. The award shall be final and binding as between the parties to the arbitration proceedings. The parties agree that the arbitral award may be enforced against the parties to the arbitration proceedings or their assets wherever they may be found, and that a judgment upon the award may be entered in any court of competent jurisdiction. Nothing in this Agreement should be construed or is intended to prevent a party in an action to enforce an award to request the court to refuse recognition and enforcement of the award.

                                   ARTICLE XII

                                   TERMINATION


         Section 12.01 Termination of this Agreement. This Agreement may be terminated:

         (a) by the mutual written consent duly authorized by the boards of directors of Buyer and Seller and by the management board of CB&I;

         (b) by Buyer or Seller at any time after December 31, 2000, if at the time notice of such termination is given, the transactions contemplated by this Agreement have not been consummated;

         (c) by Buyer at any time prior to the Shareholders' Meeting if there shall be an unsolicited proposal with respect to any business combination transaction ("Alternative Proposal") which the CB&I Supervisory Board of Directors in good faith, in the exercise of its fiduciary duties to the shareholders of CB&I determines, after consultation with outside counsel and its independent financial advisor, represents a superior transaction for the shareholders of CB&I as compared to the transactions contemplated by this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 12.01(c) shall not be available (i) if CB&I shall not have provided Seller with at least five business days' prior written notice of its intent to so terminate this Agreement together with a summary of the material terms and conditions of the Alternative Proposal, or (ii) if, prior to or concurrently with any termination pursuant to this Section 12.01(c), Buyer shall not have paid the fees and expenses contemplated by Section 6.06(b)(i);

         (d) by Seller, if the CB&I Supervisory Board of Directors shall have failed to recommend, or shall have withdrawn, its approval or recommendation of the transactions contemplated by this Agreement, or shall have recommended acceptance of any Alternative Proposal, and immediately upon any such termination Buyer shall pay the fees and expenses contemplated by Section 6.06(b)(i) or (b)(ii), as applicable; and

         (e) by Buyer or Seller if, on the Closing Date, a preliminary or permanent injunction has been entered restraining, prohibiting or declaring illegal the sale of the HBI Shares by Seller or the purchase of the HBI Shares by Buyer.

         Section 12.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 12.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of this
Section 12.02, Section 11.01 and Section 6.06 shall survive any such termination and (ii) except as provided in Section 6.06, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. Nothing contained in this Section 12.02 shall relieve any party from its liability for any breach of this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                       WEDGE GROUP INCORPORATED


                                       By: /s/ James M. Tidwell
                                          ------------------------------------

                                       Title: Vice President
                                             ---------------------------------



                                       WGI TYLER, INC.


                                       By: /s/ James M. Tidwell
                                          ------------------------------------

                                       Title: President
                                             ---------------------------------


                                       CHICAGO BRIDGE & IRON COMPANY N.V.

                                       BY: CHICAGO BRIDGE & IRON COMPANY B.V.,
                                           ITS MANAGING DIRECTOR


                                       By: /s/ Gerald M. Glenn
                                          ------------------------------------

                                       Title: Managing Director
                                             ---------------------------------


                                       CB&I TYLER COMPANY


                                       By: /s/ Gerald M. Glenn
                                          ------------------------------------

                                       Title: President
                                             ---------------------------------

                                    EXHIBIT A

                              SHAREHOLDER AGREEMENT

                  This Shareholder Agreement (this "Agreement") dated as of _________, 2000 is by and between WEDGE Group Incorporated, a corporation organized under the laws of the State of Delaware ("WGI"), and Chicago Bridge & Iron Company N.V., a company organized under the laws of the Netherlands ("CB&I").

                  WHEREAS, as of the date hereof, an Affiliate of WGI is the owner of 400,000 shares of CB&I Stock (as defined below);

                  WHEREAS, WGI, WGI Tyler, Inc., a Delaware corporation and wholly-owned subsidiary of WGI, CB&I and CB&I Tyler Company, a Delaware corporation and wholly-owned subsidiary of CB&I, have entered into a Purchase Agreement dated as of July ____, 2000 (as amended from time to time pursuant thereto, the "Purchase Agreement") pursuant to which CB&I and CB&I Tyler Company have agreed to purchase all of the issued and outstanding Capital Stock of Howe-Baker International, Inc.;

                  WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that WGI and CB&I enter into this Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the Holders' Securities (as defined below) for the benefit of CB&I, its shareholders and other constituencies so as to serve the long-term interests of CB&I, its shareholders and other constituencies.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01 Certain Definitions.

                  "Affiliate" means any corporation, partnership or other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Holder or any Shareholder, as the case may be, and shall include any person acting on behalf of any Holder or any Shareholder or Affiliate of any of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling,"

"controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a person through ownership of securities, by contract, pursuant to a voting trust or otherwise. Notwithstanding the foregoing, a company will not be an Affiliate of WGI due solely to a minority stock or board position.

                  "Applicable Acceptance Period" has the meaning provided in
Section 5.01(c).

                  "Articles of Association" means the articles of association of CB&I, as amended from time to time.

                  "Assignee" means an assignee or transferee of WGI pursuant to
Section 7.01.

                  "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                  A Person shall be deemed to "beneficially own," to have "beneficial ownership" of, or to be "beneficially owning" any Securities (which Securities shall also be deemed "beneficially owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Business Combination" means a merger, combination or consolidation (whether or not CB&I or a Subsidiary of CB&I is the surviving entity in such transaction), tender offer or share exchange (whether for all or part of the outstanding Securities of CB&I or any Subsidiary), business combination, sale of significant assets, dissolution, liquidation or similar transaction involving CB&I or any Subsidiary or division of CB&I.

                  "CB&I Stock" means the common stock, NLG .01 par value per share, of CB&I.

                  "Commission" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                  "Competitor" means any Person or any of such Person's Affiliates or Associates who has as a significant business activity (i) the design and engineering, fabrication, field erection or repair of bulk liquid terminals, storage tanks, process vessels, low temperature or cryogenic storage facilities, or other steel plate structures and their associated systems, or
(ii) the provision of engineering services (including plant engineering, procurement and construction services) or specialized equipment similar to that provided by HBI or the HBI Subsidiaries.

                  "Continuing Directors" means, as of any date of determination, any member of the Supervisory Board who (i) was a member of the Supervisory Board on the date of this Agreement or (ii) was nominated for election to the Supervisory Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.

                  "Demand Registration" has the meaning provided in Section 3.01(a).

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "FRF Designee" has the meaning provided in Section 6.01(a).

                  "First Offer" has the meaning provided in Section 5.01(a).

                  "First Reserve" means First Reserve Fund VIII, L.P., a Delaware limited partnership.

                  "First Reserve Deal" means the transaction contemplated by that certain Stock Purchase Agreement dated July 30, 2000 between WGI and First Reserve pursuant to which WGI or its Affiliates agreed to Transfer to First Reserve or an Affiliate thereof 4,323,333 shares of CB&I Stock substantially contemporaneously with the Closing and in connection with which First Reserve enters into a Shareholder Agreement with CB&I in all material respects in the form of Annex B hereto.

                  "First Reserve Shareholder Agreement" means that certain Shareholder Agreement in all material respects in the form of Annex B hereto that will be entered into between CB&I and First Reserve if the First Reserve Deal is consummated.

                  "Holder" means WGI, its Affiliates and its Assignees as permitted by Section 7.01 hereof, holding Holders' Securities or securities convertible into, exchangeable or exercisable for Holders' Securities but excludes First Reserve in the event of consummation of the First Reserve Deal.

                  "Holders' Securities" means (i) any shares of CB&I Stock held by a Holder on the date hereof, (ii) any other Securities held by a Holder on the date hereof or acquired hereafter and (iii) any shares of stock issued or issuable in respect of such CB&I Stock or other Securities upon any Recapitalization, in each case, held by Holders or any Affiliate of any Holder; provided however, that Holders' Securities shall not include shares sold in a transaction in which the rights conferred by this Agreement are not assigned or transferred as provided in Section 7.01 hereof.

                  "Indemnified Party" has the meaning provided in Section
3.06(c).

                  "Indemnifying Party" has the meaning provided in Section 3.06(c).

                  "Independent Director" means any individual who (i) qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3)(i) promulgated by the Commission under the Exchange Act and (ii) is not a "person associated with the issuer" as defined in Appendix X of the Listing and Issuing Rules of the Amsterdam Exchanges N.V., where, for purposes of both such definitions, "issuer" is deemed to refer both to WGI and its Affiliates and to CB&I and its Affiliates.

                  "Institutional Investor" means a bank, investment company, insurance company, as those terms are used in Rule 13(d)-1(b) of the Exchange Act, or similar financial institution or any other Person that does not acquire Voting Securities for the purpose of or having the effect of changing or influencing the control of an issuer or in connection with or as a participant in any transaction having such purpose or effect, and that would be eligible to file, on the date of Transfer and after giving effect, to such Transfer, a
Schedule 13G statement under the Exchange Act with respect to all Voting Securities.

                  "Noninvestor Director" has the meaning provided in Section 6.01(a).

                  "Notice of Exercise" has the meaning provided in Section 5.01(c).

                  "Notice of Intention" has the meaning provided in Section 5.01(b).

                  "Offered Shares" has the meaning provided in Section 5.01(b).

                  "Offer Price" has the meaning provided in Section 5.01(b).

                  "outstanding", when used in reference to equity or Voting Securities, means all such equity or Voting Securities issued and held by Persons other than CB&I.

                  "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

                  "Piggyback Registration" has the meaning provided in Section 3.02(a).

                  "Recapitalization" means any stock split, stock dividend, stock combination, a significant recapitalization, reorganization, or restructuring, or similar event involving CB&I or any Significant Subsidiary (as defined in Regulation S-X of the Commission) of CB&I.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other national, state or provincial securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

                  "Registration Expenses" has the meaning provided in Section 3.04(b).

                  "Securities" means (i) any and all securities issued and outstanding by CB&I at any time, (ii) any shares of stock issued or issuable in respect of such securities and (iii) any right to acquire by contract or otherwise from CB&I or any Person, and whether or not then exercisable, any security described in (i) or (ii).

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Holder" means each Holder who holds Holders' Securities to be included in a registration statement under the Securities Act pursuant to this Agreement.

                  "Shareholder" means a holder of Securities other than a Holder.

                  "Significant Transaction" means any transaction or activity that results in, or is intended to result in, or may reasonably be expected to result in, (i) the acquisition by any Person, alone or together with such Person's Affiliates and Associates, of 33-1/3% or more of the Voting Securities outstanding after such acquisition; (ii) any sale of all or substantially all of CB&I's assets; (iii) any Business Combination in which CB&I is not the surviving entity; (iv) any Business Combination or Recapitalization in which the shareholders of CB&I (other than the Holders) immediately prior to such Business Combination or Recapitalization own less than 33-1/3% of the Voting Securities outstanding after such event; and (v) any change in the Supervisory Board not consistent with Article VI of this Agreement or which would result in a majority of the members of the Supervisory Board not being Continuing Directors.

                  "Supervisory Board" means the Board of Supervisory Directors of CB&I.

                  "Third Party" means a Person other than CB&I, a Holder, a Shareholder or their respective Affiliates.

                  "Transfer" means, with respect to all or any part of the Securities, to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Securities, or enter into any agreement, arrangement or understanding with respect to the foregoing.

                  "Voting Securities" means Securities then outstanding which ordinarily have voting power for the election of directors (or Persons performing similar functions) of CB&I, whether at all times or only so long as no senior class of Securities has such voting power by reason of any contingency.

                  "WGI Designee" has the meaning provided in Section 6.01(a).

         Section 1.02 Other Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.

                                   ARTICLE II
                        STANDSTILL AND VOTING PROVISIONS


         Section 2.01 Agreement of WGI. Unless specifically requested or permitted in writing in advance by the Supervisory Board, WGI agrees that, so long as this Agreement remains in effect, and except as contemplated elsewhere herein, neither it nor any of its Affiliates or Associates shall, directly or indirectly:

         (a) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, any Securities, except (i) as a result of a stock split, stock dividend or Recapitalization approved by the Supervisory Board, (ii) in connection with a Business Combination approved by the Supervisory Board, or (iii) if, as a result of such acquisition, WGI and its Affiliates and Associates would beneficially own in the aggregate no more than 10.1% of the total number of shares of Voting Securities outstanding;

         (b) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, directly or indirectly, a material portion of assets of CB&I or any of its Subsidiaries;

         (c) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to effect, directly or indirectly, alone or with any other Person, (i) any form of Business Combination or joint venture transaction involving CB&I or any Affiliate thereof, or (ii) any Recapitalization or similar transaction with respect to CB&I or any Affiliate thereof;

         (d) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to make, directly or indirectly, any merger, tender or exchange offer, consolidation, share exchange for any Securities, or disclose an intent, purpose, plan or proposal with respect to CB&I, any of its Affiliates or any Securities inconsistent with the provisions of this Agreement;

         (e) initiate, cause, encourage, "solicit," or become a "participant" in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) in opposition to the recommendation of the majority of the Supervisory Board or become a "participant" in an election contest with respect to the election of directors of CB&I or with respect to any Significant Transaction;

         (f) initiate, solicit (or participate in a solicitation) or propose the approval of one or more shareholder proposals with respect to CB&I or any of its Affiliates or induce or encourage or attempt to induce or encourage any other Person to initiate any such shareholder proposal;

         (g) form, join, or in any way participate in, or encourage the formation, of a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange Act) or "person" (as defined in
Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other Person for the purpose of acquiring or voting Securities;

         (h) except as expressly provided in Article VI herein, seek election to or seek to place a representative on the Supervisory Board of CB&I or any of its Affiliates or seek the removal of any member of the Supervisory Board of CB&I or any of its Affiliates;

         (i) except for participation by any Investor Designee on the Supervisory Board, act in concert with any other Person not an executive of CB&I to seek to affect the management or Supervisory Board of CB&I or any of its Affiliates or the business, operations or affairs of CB&I or any of its Affiliates;

         (j) request CB&I to, or seek to cause CB&I (or its directors) to, call any meeting of the shareholders of CB&I or any of its Affiliates;

         (k) grant or agree to grant any proxy or other voting power to any Person other than CB&I or the Persons designated by CB&I to vote at any meeting of the shareholders of CB&I, or deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

         (l) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement;

         (m) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement;

         (n) (i) disclose any intention, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (ii) initiate, advise, assist, induce or attempt to induce, encourage or influence another Person to take any action with respect to any of the foregoing or take any other action inconsistent with the foregoing; or

         (o) request a waiver, modification or amendment by the Supervisory Board or CB&I of any of the foregoing restrictions.

         Nothing in this Section 2.01 shall be construed to limit the right of any director to communicate with any member of the Supervisory Board, any executive officer of CB&I, counsel to CB&I or auditors for CB&I, as may be necessary in such director's reasonable judgment, for the normal conduct and discharge of such director's duties as a CB&I director in such manner as will preserve the confidentiality thereof and will not result in an obligation of CB&I or WGI or any of their respective Affiliates to make a public disclosure with respect thereto.

         Section 2.02 Business Combinations. (a) WGI agrees that, so long as this Agreement remains in effect, with respect to any proposed Business Combination or Recapitalization involving CB&I or any Affiliate of CB&I and any third party, each class of Holders' Securities owned by WGI and its Affiliates and Associates will only be voted, or tendered or exchanged (or withheld or withdrawn from tender or exchange), and WGI and its Affiliates and Associates will otherwise act, only in accordance with the recommendation of the Supervisory Board (and any special committee of the Supervisory Board constituted for the purpose of evaluating one or more such proposals). Subject to such restriction, WGI shall not be prohibited by the provisions of Section
2.01 from submitting a competing Business Combination or Recapitalization proposal to the Supervisory Board in the event that the Supervisory Board publicly announces its determination to recommend a Significant Transaction to CB&I shareholders subsequent to the Effective Time.

         (b) The parties hereto agree that the Articles of Association shall be amended (i) to provide that any affiliate transaction involving WGI or its Affiliates or any Business Combination with a Third Party or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding, and (ii) in such other respects listed on Annex A hereto as is necessary or desirable to carry out the provisions and purposes of this Agreement.

         Section 2.03 Voting of Holders' Securities. WGI agrees that during the term of this Agreement, with respect to any matter presented to shareholders of CB&I for vote or approval (whether at a meeting or by written consent), each class of Holders' Securities owned by WGI and its Affiliates and Associates shall be present and voted (i) "for" the nominees recommended by the Supervisory Board, provided CB&I is in compliance with the terms of Section 6.01 of this Agreement, and (ii) "for" any proposal which is recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board; provided, however, that WGI and its Affiliates may, in their sole discretion, vote the Securities held by them on any matter involving (i) the appointment of auditors; (ii) the adoption of any Rights Agreement or any other "poison pill" or similar shareholder rights plan which would preclude Seller from effecting any transaction otherwise permitted herein; (iii) the migration of CB&I from its current Organization State to any other Organization State (other than in connection with a Business Combination with a Third Party); (iv) the conversion of CB&I from its current corporate form to any other corporate form (other than in connection with a Business Combination with a Third Party); or (v) the amendment of the Articles of Association as to matters not contemplated by this Agreement which would have a disproportionate material and adverse effect on WGI versus other CB&I shareholders not contemplated by this Agreement. The provisions of this Section 2.03 shall apply to both the casting of votes at general meetings of shareholders and any execution of shareholder action by written consent. WGI agrees, and shall cause its Affiliates, to execute and deliver to the Secretary of CB&I not later than 20 days prior to the date of any general meeting of shareholders of CB&I a proxy (in such form as provided by and on behalf of the Supervisory Board) representing all Voting Securities beneficially owned by WGI and its Affiliates and Associates voted in accordance with the provisions of this Section 2.03 and this Agreement.

                                   ARTICLE III

                               REGISTRATION RIGHTS


         Section 3.01 Demand Registration.

         (a) Subject to the terms of this Agreement, at any time after the date hereof, the Holders of at least 75% of the then outstanding Holders' Securities may request registration under the Securities Act of all or part of their Holders' Securities on Form S-1 or S-3 or any similar registration (other than a shelf registration); provided, that any such request shall cover either (i) at least 20% of such Holders' Securities calculated as of the date of this Agreement or (ii) such smaller number to the extent it represents all of the remaining Holders' Securities. Within ten (10) days after receipt of any request pursuant to this Section 3.01, CB&I will give written notice of such request to all other Holders of Holders' Securities and will include in such registration all Holders' Securities with respect to which CB&I has received written requests for inclusion within thirty (30) days after delivery of CB&I's notice. All registrations requested pursuant to this Section 3.01 are referred to herein as "Demand Registrations."

         (b) CB&I will not include in any Demand Registration any Securities which are not Holders' Securities without the written consent of the Holders of a majority of the Holders' Securities to be included in such Demand Registration. If a Demand Registration is an underwritten public offering and the managing underwriters advise CB&I in writing that in their opinion the inclusion of the number of Holders' Securities and other Securities requested to be included creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration, prior to the inclusion of any Securities which are not Holders' Securities, the number of Holders' Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective Holders of Holders' Securities on the basis of the number of Holders' Securities owned by such Holders, with further successive pro rata allocations among the Holders of Holders' Securities if any such

Holder of Holders' Securities has requested the registration of less than all such Holders' Securities such Holder is entitled to register.

         (c) Notwithstanding any of the foregoing, CB&I shall not be obligated to effect any Demand Registration as follows:

                  (i) CB&I will not be obligated to effect more than one Demand Registration within any twelve month period;

                  (ii) CB&I will not be obligated to effect any Demand Registration during the period starting on the date 60 days prior to CB&I's estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to Securities of CB&I sold by CB&I, provided that CB&I is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that CB&I may not, pursuant to this Section 3.01(c)(ii), delay implementation of a Demand Registration more than once in any twelve (12) month period;

                  (iii) With respect to any Demand Registration, if (A) the Supervisory Board reasonably and in good faith determines that such filing would be materially detrimental to CB&I or require a disclosure of a material fact that might reasonably be expected to have a Material Adverse Effect on CB&I or on any plan or proposal by CB&I or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business ) or any merger, consolidation, tender offer, material financing or other significant transaction and (B) CB&I shall furnish the Holders of Holders' Securities who have requested a Demand Registration a certificate signed by an executive officer of CB&I to such effect, CB&I may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, however, that CB&I may not postpone the filing or effectiveness of a registration statement for a Demand Registration for more than ninety (90) days during any twelve (12) month period; and

                  (iv) CB&I will not be obligated to effect any Demand Registration after CB&I has effected four (4) Demand Registrations pursuant to this Section 3.01, and such registrations have been declared or ordered effective; provided, however, that after consummation of the First Reserve Deal, CB&I will not be obligated to effect any Demand Registration after CB&I has effected two (2) Demand Registrations pursuant to this Section 3.01, and such registrations have been declared or ordered effective.

         Section 3.02 Piggyback Registration.

         (a) Whenever CB&I proposes to register any of its Securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Holders' Securities (a "Piggyback Registration") (except

Forms S-8 or S-4), CB&I will give written notice, at least thirty (30) days prior to the proposed filing of a registration statement, to all Holders of the Holders' Securities of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Holders' Securities (in accordance with the priorities set forth in Sections 3.02(b) and 3.02(c) below) with respect to which CB&I has received written requests for inclusion within fifteen (15) days after the delivery of CB&I's notice, specifying the number of Securities intended to be registered.

         (b) If a Piggyback Registration is an underwritten primary registration on behalf of CB&I and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the securities that CB&I proposes to sell, second, the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the First Reserve Shareholder Agreement, pro rata among all the Holders of such Holders' Securities on the basis of the number of shares which are owned by such Holders, and third, other Securities requested to be included in such registration to be allocated pro rata among the holders thereof.

         (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of CB&I's securities and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the Securities requested to be included therein by the holders requesting such registration and the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the First Reserve Shareholder Agreement, pro rata among all the holders of such securities on the basis of the number of shares of Securities or Holders' Securities which are owned by such holders, and second, other Securities requested to be included in such registration.

         (d) If CB&I has previously filed a registration statement with respect to Holders' Securities pursuant to Section 3.01 or pursuant to this Section 3.02, and if such previous registration has not been withdrawn or abandoned, CB&I will not file or cause to be effected any other registration of any of its Securities or Securities convertible or exchangeable into or exercisable for its Securities under the Securities Act (except on Form S-8 or Form S-4 or any successor form thereto), whether on its own behalf or at the request of any holder or holders of such Securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

         Section 3.03 Right to Terminate Registration. CB&I shall have the right to terminate or withdraw any registration initiated by it under Section 3.02 prior to the effectiveness of such registration provided that no Holder has elected to include Holders' Securities in such registration.

         Section 3.04 Expenses of Registration.

         (a) CB&I will pay all Registration Expenses for Demand Registrations pursuant to Section 3.01 and for an unlimited number of Piggyback Registrations pursuant to Section 3.02, provided, however, that CB&I shall not be obligated to pay more than $800,000 in the aggregate for Registration Expenses with respect to Demand Registrations; and provided, further, that after consummation of the First Reserve Deal, CB&I shall not be obligated to pay more than $400,000 in the aggregate for Registration Expenses with respect to Demand Registrations. A registration will not count as one of the CB&I paid Demand Registrations until it has become effective; provided, however, that in any event CB&I will pay all Registration Expenses in connection with any registration initiated as a Demand Registration for which CB&I was obligated to pay. In excess of $800,000 (or $400,000, as applicable), the Registration Expenses for Demand Registrations shall be borne by the Holders of Holders' Securities to be registered thereunder pro rata based on the number of Holders' Securities and other Securities requested or permitted to be included in such registration pursuant to the terms of this Agreement. If WGI effects a Piggyback Registration right hereunder relating to a Demand Registration by First Reserve under the First Reserve Shareholder Agreement, WGI agrees to share pro rata with First Reserve any Registration Expenses which exceed the amount CB&I is obligated to pay, and CB&I will cause any other Person which has a right to effect a Piggyback Registration relating to a Demand Registration by WGI hereunder to agree to similarly share such Registration Expenses.

         (b) Except as provided in Section 3.04(a) hereof, all expenses incident to CB&I's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for CB&I and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by CB&I (all such expenses being herein called "Registration Expenses"), will be borne by CB&I, provided that CB&I shall not be required to pay sales commissions, discounts or transfer taxes or the cost of legal counsel for the Holders. In addition, CB&I will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by CB&I, and the expenses and fees for listing the Securities to be registered on each securities exchange. If the registration request is subsequently withdrawn at the request of a majority of the Holders of Holders' Securities to be registered, the Holders of Holders' Securities shall forfeit their right to reimbursement of expenses with respect to one Demand Registration unless the Holders of Holders' Securities to be registered pay for all of the Registration Expenses for such withdrawn registration or unless such registration is withdrawn due to a material adverse change in the operations or results of CB&I.

         Section 3.05 Registration Procedures. Whenever the Holders of Holders' Securities have requested that any Holders' Securities be registered pursuant to this Agreement, CB&I will use its reasonable best efforts to effect the registration and sale of such Holders' Securities in accordance with the intended method of disposition thereof and, pursuant thereto, CB&I will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Holders' Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, CB&I will furnish copies of all such documents proposed to be filed to the counsel or counsels for the Selling Holders of the Holders' Securities covered by such registration statement);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective until the earlier of such time as all of such Holders' Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective (provided that such 135-day period shall be extended (i) in the case of a Demand Registration for such number of days that equals the number of days elapsing from (A) the date written notice contemplated by Section 3.05(e) hereof is given by CB&I to (B) the date on which CB&I delivers to the Selling Holders the supplement or amendment contemplated by
Section 3.05(e) hereof and (ii) for a period of time equal to the period the Holder refrains from selling any Holders' Securities included in such registration at the request of CB&I or an underwriter), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

         (c) furnish to each Selling Holder of Holders' Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Holders' Securities owned by such Selling Holder;

         (d) use its reasonable best efforts to register or qualify such Holders' Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Holders' Securities owned by such Selling Holder (provided that CB&I will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

         (e) notify each Selling Holder of such Holders' Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, CB&I will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holders' Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Holders' Securities to be listed on each securities exchange on which similar securities issued by CB&I are then listed or if no such securities are then listed, such securities exchange as the Selling Holders of a majority of the Holders' Securities included in such registration may request;

         (g) provide a transfer agent and registrar for all such Holders' Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Selling Holders of a majority of the Holders' Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Holders' Securities (including, but not limited to, effecting a stock split or a combination of shares);

         (i) make available for inspection by any Selling Holder of Holders' Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of CB&I, and cause CB&I's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by CB&I and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any Selling Holder of Holders' Securities except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;

         (j) advise each Selling Holder of such Holders' Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such matters as such counsel and underwriters may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of CB&I addressed to the underwriters, covering such matters as such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of CB&I included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

         Section 3.06 Indemnification; Contribution.

         (a) By CB&I. To the extent permitted by law, (i) CB&I will indemnify each Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to CB&I by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after CB&I has furnished such Holder with a sufficient number of copies of the same), or any violation by CB&I of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CB&I in connection with any such registration, qualification or compliance, and (ii) CB&I will reimburse each such Selling Holder, each of its officers, directors, and each person controlling such Selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided, in the case of (i) and
(ii), any indemnification by CB&I shall be proportionate to reflect the relative fault of CB&I on the one hand, and the Selling Holder on the other, with respect to the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or action in respect thereof, as well as any other equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CB&I or the Selling Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to stock ownership in CB&I.

         (b) By Selling Holders. To the extent permitted by law, each Selling Holder (i) will indemnify CB&I, each of its officers and directors, and each underwriter, if any, of Securities covered by such a registration statement, each person who controls CB&I or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse CB&I, such Selling Holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, but, in the case of (i) and (ii), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CB&I for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

         (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 3.06 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection
(a) or (b) of this Section 3.06, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 3.06 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) Contribution. If the indemnification provided for in this Section
3.06 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand, or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in CB&I. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Holders' Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Conflicts and Controlling Language. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 3.07 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its Securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 3.07, (i) no Selling Holder of Holders' Securities shall be required to make any representations and warranties with respect to or on behalf of CB&I or any other shareholder of CB&I and (ii) the liability of any holder of Holders' Securities shall be limited as provided in Section 3.06(b).

         Section 3.08 Information by Selling Holder. Selling Holders shall promptly furnish to CB&I such information regarding such Selling Holders as shall be necessary to enable CB&I to comply with the provisions hereof in connection with any registration referred to in this Agreement.

         Section 3.09 Rule 144 Reporting. At the request of any Selling Holder of Holders' Securities who proposes to sell securities in compliance with Rule 144 of the Commission, CB&I will (i) forthwith furnish to such Selling Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the Selling Holders of Holders' Securities to make sales pursuant to Rule 144.

         Section 3.10 Consistent Restrictions on Transfer. CB&I shall be permitted, and it shall not constitute a breach of the terms of this Article III, to impose restrictions on transfer of Holders' Securities under a registration statement consistent with the terms of Article IV hereof.

                                   ARTICLE IV

                        TRANSFERS OF HOLDERS' SECURITIES


         Section 4.01 Restrictions on Transfer.

         (a) During the term of this Agreement, WGI agrees that it will not, and it will cause each of its Affiliates who acquire Holders' Securities pursuant to
Section 4.02(d) of this Agreement not to, (i) Transfer any Holders' Securities, except as permitted by or in accordance with this Agreement, or (ii) convert registered shares of Holders' Securities into bearer shares of Holders' Securities or acquire beneficial ownership of bearer shares of Holders' Securities, and the parties hereby agree that notwithstanding the provisions of the Articles of Association, WGI will not request and CB&I will not be bound to honor a request for such conversion. All Holders' Securities will be held in certificated form.

         (b) Except for Transfers pursuant to Section 4.02, WGI and its Affiliates may not, without the prior written consent of CB&I, transfer any Holders' Securities to any Person who WGI or its Affiliates has reason to believe after reasonable investigation (which shall include receipt of appropriate written representations from the proposed transferee and a review of statements filed with the Commission pursuant to Section 13(d) of the Exchange
Act) (i) either has filed a Schedule 13D under the Exchange Act with respect to CB&I or would be required to file a Schedule 13D under the Exchange Act with respect to CB&I due to a change in intent or percentage ownership, (ii) as a result of such Transfer, would beneficially own more than 10% of Voting Securities then outstanding, or (iii) is a Competitor.

         Section 4.02 Exceptions to Restrictions. Subject to all applicable laws, the restrictions on Transfer set forth in Section 4.01 hereof shall not apply to any of the following:

         (a) a Transfer of some or all of the Holders' Securities pursuant to a bona fide underwritten public offering;

         (b) a Transfer of some or all of the Holders' Securities as permitted under Rule 144 of the Securities Act in an unsolicited "broker's transaction" (as defined in Rule 144) on a securities exchange in compliance with the volume limitations of Rule 144 where WGI has no knowledge that the purchaser of such Securities is any of the Persons described in subsections 4.01(b)(i), (ii) or
(iii) above;

         (c) a Transfer of some or all of the Holders' Securities in any Business Combination or Recapitalization which is recommended to shareholders of CB&I by the Supervisory Board;

         (d) a Transfer of some or all of the Holders' Securities to an Affiliate of WGI, provided that such Affiliate shall agree to the provisions of this Agreement and WGI will remain liable for the performance by such Affiliate of its obligations under this Agreement;

         (e) a Transfer of some or all of the Holders' Securities in connection with a pledge or hypothecation to a financial institution to secure a bona fide loan; provided, however, that any foreclosure or enforcement of such pledge or hypothecation by the pledgee shall be subject to the procedures set forth in
Article V; and

         (f) a Transfer or Transfers, once per calendar quarter, to any Institutional Investor which, together with its Affiliates as a result of such Transfer, would beneficially own Securities not representing more than 5% of Voting Securities.

         Section 4.03 Other Transfers. In the event that WGI desires to Transfer the Holders' Securities in a manner not specifically permitted under Section
4.02 of this Agreement, WGI may submit a written Notice of Intention to CB&I in accordance with the procedures set forth in Article V.

         Section 4.04 Improper Transfer. Any attempt to Transfer any shares of Holders' Securities during the term of this Agreement not in accordance with this Agreement will be null and void and CB&I will not give, nor permit the transfer agent of CB&I to give, any effect to such attempted Transfer in its stock records.

         Section 4.05 Restrictive Legend.

         (a) A copy of this Agreement will be filed with the Secretary of CB&I and kept with the records of CB&I. All certificates representing shares of Holders' Securities hereafter issued to or acquired by WGI will bear the following legend noted conspicuously on such certificates:

         "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF ___________, 2000 BETWEEN THE COMPANY AND WEDGE GROUP INCORPORATED (THE "SHAREHOLDER AGREEMENT"). NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE."

         (b) Until such time as the Holders' Securities have been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 under the Securities Act, the certificates representing the Holders' Securities (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

         (c) CB&I may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Holders' Securities in order to implement the restrictions set forth in this Article IV.

         (d) In the event WGI acquires any other or additional Holders' Securities, WGI will submit all certificates representing such Holders' Securities to CB&I so that the legend or legends required by this Section 4.05 may be placed thereon.

                                    ARTICLE V

                              RIGHTS OF FIRST OFFER

         Section 5.01 Sale by WGI.

         (a) Except for Transfers permitted by Section 4.02, during the term of this Agreement, WGI shall not, and shall cause each of its Affiliates not to, sell any shares of Holders' Securities to any Person until it has first made an offer (the "First Offer") to sell such shares to CB&I in accordance with this
Article V and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined).

         (b) The First Offer to CB&I shall be set forth in the form of a notice made in writing (the "Notice of Intention") to the Chief Financial Officer (fax
(815) 439-6010) or General Counsel (fax (815) 439-6600) of CB&I setting forth
(i) WGI's desire to make a sale; (ii) the number of shares of Holders' Securities proposed to be sold (the "Offered Shares"); and (iii) the price (the "Offer Price") and other terms on which the Holders' intend to offer to sell the Offered Shares.

         (c) Upon receipt of the Notice of Intention, CB&I will have the right to purchase the Offered Shares at the Offer Price, exercisable by the delivery of an acceptance in the form of a notice in writing to WGI by CB&I (the "Notice of Exercise") at any time within one business day from the date of CB&I's receipt of the Notice of Intention (the "Applicable Acceptance Period"). In any case, CB&I will use its best efforts to respond as promptly as possible to any Notice of Intention and, at the request of WGI, may, in its sole discretion, provide advance approval of certain Transfers or a waiver of its rights under this Article V. The right of CB&I to purchase the Offered Shares will terminate if such Notice of Exercise is not delivered within the Applicable Acceptance Period or if CB&I sooner notifies WGI that it declines to exercise such right. CB&I may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention, once received by CB&I, to any Person, but may not otherwise assign its rights under this Article V.

         (d) In the event that CB&I exercises its right to purchase the Offered Shares in accordance with Section 5.01(c) hereof, then WGI must sell, and CB&I must purchase, the Offered Shares to CB&I at the Offer Price within thirty (30) days from the date of receipt of the Notice of Exercise delivered by CB&I, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

         Section 5.02 Purchase of the Offered Shares. In the event CB&I rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then WGI and its Affiliates may sell such Offered Shares at the Offer Price or higher within sixty (60) days after the delivery of such rejection or, in the case of a failure to deliver a Notice of Exercise, within sixty (60) days after the expiration of the Applicable Acceptance Period, subject to the other terms and conditions of this Agreement. If WGI and its Affiliates do not sell all of the Offered Shares during such sixty (60) day period, any unsold Offered Shares shall again become subject to the Right of First Offer contained in this Article V.

                                   ARTICLE VI

                              BOARD REPRESENTATION


         Section 6.01 Supervisory Board Composition. (a) CB&I will have used its best efforts to cause the Supervisory Board to increase the number of directors comprising the Supervisory Board immediately after the Effective Time from eight
(8) to nine (9); provided, however, that in the event a definitive agreement relating to the First Reserve Deal has been executed, CB&I will have used its best efforts to cause the Supervisory Board to increase the number of directors comprising the Supervisory Board immediately after the Effective Time and the consummation of the First Reserve Deal from eight (8) to twelve (12). At the Shareholders' Meeting prior to the Effective Time, CB&I will have used its best efforts to cause the Supervisory Board to make binding nominations and to recommend for approval by CB&I shareholders the appointment of up to three (3) WGI nominees (whom WGI shall designate, together with a back-up nominee for each position, prior to the mailing of the CB&I Proxy Statement) to serve from the Effective Time in the classes of Supervisory Board directors expiring in 2001 and 2002; provided, however, that in the event a definitive agreement relating to the First Reserve Deal is executed, CB&I will have used its best efforts to cause the Supervisory Board to make binding nominations and to recommend for approval by CB&I shareholders the appointment of up to two (2) WGI nominees (whom WGI shall designate, together with a back-up nominee for each position, prior to the mailing of the CB&I Proxy Statement) to serve from the Effective Time and the consummation of the First Reserve Deal in the classes of Supervisory Board directors expiring in 2001 and 2002. Directors nominated by WGI pursuant to this Article VI are referred to herein as "WGI Designees," directors nominated by First Reserve pursuant to the First Reserve Shareholder Agreement are referred to herein as "FRF Designees" and all other directors are referred to herein as "Noninvestor Directors".

         (b) Beginning with CB&I's 2001 annual general meeting of shareholders and at each shareholders meeting for the appointment of directors thereafter at a time when WGI and its Affiliates and Associates beneficially own at least 33-1/3%, or, after the consummation of the First Reserve Deal, 17 1/2%, of Voting Securities (which for this purpose shall exclude derivative Securities) then outstanding, CB&I will cause the Supervisory Board to include as nominees for directors (pursuant to a binding nomination, if permitted by the Articles of Association) and to solicit proxies for that number of WGI Designees such that the total number of WGI Designees on the Supervisory Board immediately after such election will be three (3), or, after the consummation of the First Reserve Deal, two (2). WGI shall provide the Secretary of CB&I in writing within 10 days after CB&I notifies WGI that CB&I is preparing its proxy statement with the names and (i) required background information under Regulation 14A of the Exchange Act, Dutch law and the rules of any exchange and (ii) such other information regarding such individuals and their affiliations as CB&I may reasonably request, regarding its WGI Designees (and back-up nominees) for the next election of directors. The nominees for the remaining directors comprising the Supervisory Board, other than any FRF Designees, shall be selected by the Noninvestor Directors (upon recommendation of the CB&I Nominating Committee or otherwise), and WGI and the WGI Designees shall use their best efforts (including voting as shareholders) to cause the election of the slate of directors recommended by the Supervisory Board; provided, however, that WGI and the WGI Designees shall not be so obligated if the WGI Designees are not included in such slate of directors.

         (c) At least 2 of the 3 WGI Designees (and their back-up nominees) which WGI is entitled to designate hereunder shall be Independent Directors and at least a majority of the Noninvestor Directors shall be Independent Directors; provided, however, that after the consummation of the First Reserve Deal, no WGI Designee and no Noninvestor Director shall be required to be an Independent Director. Each WGI Designee shall have such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly-held enterprise (William H. White and current Supervisory Board members shall be deemed to have such qualifications). No WGI Designee who is an officer, director, partner or principal shareholder of a Competitor shall serve as a director of CB&I.

         (d) In the event that the aggregate beneficial ownership of WGI and its Affiliates and Associates shall be less than 33-1/3% or, after the consummation of the First Reserve Deal, less than 17 1/2%, of the Voting Securities then outstanding, the number of WGI Designees shall be reduced as follows:

              WGI Percentage Ownership
                of Voting Securities                                 Number of
       (No Consummation Of First Reserve Deal)                     WGI Designees
       ---------------------------------------                     -------------
       Less than 33-1/3% but at least 20%                   two (2) (at least one of whom
                                                            is an Independent Director)

       Less than 20% but at least 10%                                  one (1)

       Less than 10%                                                   0


               WGI Percentage Ownership
                 of Voting Securities                                   Number of
       (After Consummation Of First Reserve Deal)                   Investor Designees
       ------------------------------------------                   ------------------
       Less than 17 1/2% but at least 10%                                 one (1)

       Less than 10%                                                      0

If for any period of 30 consecutive days WGI and its Affiliates and Associates beneficially own a percentage of Voting Securities then outstanding that would entitle them to fewer than the number of WGI Designees that were in office immediately after the last shareholders meeting to appoint directors, at the request of the Supervisory Board, WGI shall use its best efforts to cause the resignation of such number of WGI Designees in excess of the number to which it would be entitled pursuant to this Section 6.01(d). If for any period of 30 consecutive days WGI and its Affiliates and Associates beneficially own in the aggregate less than 10% of the Voting Securities then outstanding, WGI shall not then or thereafter be entitled to designate any nominee to the Supervisory Board.

         (e) So long as WGI and its Affiliates and Associates are entitled to designate at least two (2) WGI Designees, each committee of the Supervisory Board (other than the Nominating Committee or any special committee of Independent Directors constituted for the purposes set forth in the following sentence) shall at all times include at least one WGI Designee and no action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by the members of such committee. The WGI Designee designated by WGI to serve on any committee of the Supervisory Board may designate as his alternate another WGI Designee designated by WGI. The parties hereto agree that the regulations of the Supervisory Board shall provide that a special committee of the Supervisory Board composed entirely of disinterested Independent Directors shall be constituted for the purpose of evaluating (i) any Significant Transaction or (ii) any transaction, issue or matter involving WGI or its Affiliates or Associates, which special committee shall report its conclusions and recommendations to the Supervisory Board as a whole.

         Section 6.02 Director Compensation. WGI Designees will be compensated in the same manner as other nominees or directors (including reimbursement of expenses).

         Section 6.03 Indemnification. Upon the election of any WGI Designee to the Supervisory Board, CB&I shall (a) indemnify and hold harmless (and exculpate) against any and all liabilities and claims against him as a result of his affiliation with CB&I and (b) provide to any WGI Designee liability insurance, in each case of clause (a) and (b) above to the same extent provided or made available to other members of the Supervisory Board.

                                   ARTICLE VII

                                  MISCELLANEOUS


         Section 7.01 Assignment of Holders' Rights; Third Party Beneficiaries.
(a) The rights and obligations of WGI under this Agreement may be assigned or transferred by any Holder to an Assignee, provided that all of the following conditions are satisfied: (i) such assignment is effected in accordance with applicable securities laws and the provisions of this Agreement; (ii) such Assignee agrees in writing to become subject to the terms of this Agreement (provided, however, that such Assignee other than an Affiliate of WGI shall not have the rights of WGI under Article VI hereof unless specifically agreed to by CB&I in writing); and
(iii) CB&I is given written notice by such Holder of such assignment, stating the name and address of the Assignee and identifying the Holders' Securities with respect to which such rights are being assigned. Notwithstanding the foregoing or the restrictions set forth in Article IV or Article V, WGI may enter into and consummate the First Reserve Deal.

         (b) Except as provided in Section 7.01(a), this Agreement and the rights of the parties hereunder may not be assigned and shall be binding on and inure to the benefit of the parties hereto and their successors.

         (c) This Agreement is expressly intended to confer upon the present and future shareholders of CB&I (including Gerald M. Glenn and Timothy J. Wiggins as signatories hereto), as third party beneficiaries, the benefits of all covenants and agreements made by WGI herein with privity to enforce such provisions with all rights and remedies under applicable law, including the right of specific performance set forth in Section 7.08. Each CB&I shareholder not signatory to this Agreement shall be deemed to have been notified of such intended third party benefit by disclosure thereof in any public filing by CB&I concerning this Agreement and, to the extent acknowledgment of such benefits is required by the law of any jurisdiction, to have acknowledged and accepted such benefits as a third party beneficiary by casting his vote concerning the transactions contemplated by this Agreement and the Purchase Agreement at the Shareholders' Meeting.

         Section 7.02 Term; Effectiveness. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until the date on which WGI and its Affiliates and Associates no longer beneficially own Securities representing in the aggregate at least ten percent (10%) of the total number of shares of Voting Securities then outstanding; provided, however, that the Holders shall continue to have the rights provided for in Article III of this Agreement as long as they beneficially own in the aggregate at least five percent (5%) of the total number of shares of Voting Securities then outstanding. The provisions of Sections 3.04, 3.06 and 6.03 hereof shall survive the termination of this Agreement.

         Section 7.03 Entire Agreement; Amendment; Waivers. This Agreement constitutes the entire agreement and understanding between WGI and CB&I and supersedes all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by WGI and CB&I and approved by a majority of the members of a special committee of the Supervisory Board of the type referred to in Section 6.01(e) (but shall not require the consent of any third party beneficiaries referred to in Section 7.01(c)). The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         Section 7.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile, telex or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (1) if to CB&I, addressed to it at:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Chairman of the Supervisory Board
                           Fax: (815) 439-6297

                           with a copy to:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Secretary
                           Fax: (815) 439-6600

; and

                  (2) if to Seller, addressed to it at:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: President
                           Fax: (713)520-1041

                           with a copy to:

                           WEDGE Group Incorporated
                           1415 Louisiana, Suite 3000
                           Houston, Texas 77002
                           Attn: General Counsel
                           Fax: (713)524-3586

         Section 7.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY
(A) NEW YORK COURT, OR FEDERAL COURT OF THE UNITED STATES OF AMERICA, SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OR (B) DUTCH COURT SITTING IN THE NETHERLANDS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT) OR IN SUCH DUTCH COURT, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.04.

         Section 7.06 WAIVER OF CERTAIN CLAIMS. NEITHER WGI NOR CB&I SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY LOSSES, COSTS, EXPENSES OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES, SUFFERED BY SUCH PARTY. WGI AND CB&I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS

AGREEMENT. THE WAIVER PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PERSON WHICH SEEKS THE BENEFIT OF SUCH PROVISION. WGI AND CB&I ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         Section 7.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 7.08 Specific Performance. Each of the parties hereto recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Purchase Agreement, that CB&I would not have entered into the Purchase Agreement unless this Agreement was executed and that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party (including any present or future shareholder of CB&I) shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         Section 7.09 Conflict with Articles. It is expressly agreed that whether or not the Articles of Association fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail, to the extent lawful, in the event of any ambiguity or inconsistency between this Agreement and the Articles of Association.

         Section 7.10 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.12 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                       WEDGE GROUP INCORPORATED


                                       By:
                                          --------------------------------------
                                       Title:



                                       CHICAGO BRIDGE & IRON COMPANY N.V.
                                       BY: CHICAGO BRIDGE & IRON COMPANY
                                           B.V., ITS MANAGING DIRECTOR

                                       By:
                                          --------------------------------------
                                       Title: Managing Director


                                       GERALD M. GLENN

                                       -----------------------------------------
                                       CB&I Shareholder


                                       TIMOTHY J. WIGGINS

                                       -----------------------------------------
                                       CB&I Shareholder

                                                                         Annex A



1. Amend the Articles of Association to provide that any transaction involving WGI or First Reserve (or their respective Affiliates) or any Business Combination or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding.

2. Amend the Articles of Association to provide that registered shares shall be converted into bearer shares at the written request of a shareholder, unless such conversion has been limited or excluded upon issuance of those shares.

3. Amend the Articles of Association to add the requirement in a transfer of registered shares that the endorsement by the company or its transfer agent be made upon the share certificate and that the share certificate must be delivered to the company or its agent upon transfer; transfers not consistent with this requirement will not be enforceable against the company.

4. Amend the Articles of Association to provide that the Supervisory Board may draw up rules and regulations pertaining to voting, including as to the nomination of directors, and provisions relating to Board composition and governance, and to give effect to the matters agreed upon in the Shareholder Agreements.

                                                                         Annex B

                              SHAREHOLDER AGREEMENT

                  This Shareholder Agreement (this "Agreement") dated as of _________, 2000 is by and between First Reserve Fund VIII, L.P., a limited partnership organized under the laws of the State of Delaware ("FRF"), and Chicago Bridge & Iron Company N.V., a company organized under the laws of the Netherlands ("CB&I").

         WHEREAS, FRF has entered into a Stock Purchase Agreement dated as of July ___, 2000 with WEDGE Group Incorporated, a Delaware corporation ("WGI"), and WGI Tyler, Inc., a Delaware corporation, pursuant to which FRF has agreed to purchase 4,323,333 shares of CB&I Stock (as defined below) (the "First Reserve Deal");

                  WHEREAS, it is a condition to the consummation of such transaction that FRF and CB&I enter into this Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the Holders' Securities (as defined below) for the benefit of CB&I, its shareholders and other constituencies so as to serve the long-term interests of CB&I, its shareholders and other constituencies.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


         Section 1.01 Certain Definitions.

                  "Affiliate" means any corporation, partnership or other person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Holder or any Shareholder, as the case may be, and shall include any person acting on behalf of any Holder or any Shareholder or Affiliate of any of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a person through ownership of securities, by contract, pursuant to a voting trust or otherwise. Notwithstanding the foregoing, a company will not be an Affiliate of FRF due solely to a minority stock or board position.

                  "Applicable Acceptance Period" has the meaning provided in
Section 5.01(c).

                  "Articles of Association" means the articles of association of CB&I, as amended from time to time.

                  "Assignee" means an assignee or transferee of FRF pursuant to
Section 7.01.

                  "Associate" has the meaning assigned to such term in Rule 12b-2 under the Exchange Act.

                  A Person shall be deemed to "beneficially own," to have "beneficial ownership" of, or to be "beneficially owning" any Securities (which Securities shall also be deemed "beneficially owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Business Combination" means a merger, combination or consolidation (whether or not CB&I or a Subsidiary of CB&I is the surviving entity in such transaction), tender offer or share exchange (whether for all or part of the outstanding Securities of CB&I or any Subsidiary), business combination, sale of significant assets, dissolution, liquidation or similar transaction involving CB&I or any Subsidiary or division of CB&I.

                  "CB&I Stock" means the common stock, NLG .01 par value per share, of CB&I.

                  "Commission" means the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                  "Competitor" means any Person or any of such Person's Affiliates or Associates who has as a significant business activity (i) the design and engineering, fabrication, field erection or repair of bulk liquid terminals, storage tanks, process vessels, low temperature or cryogenic storage facilities, or other steel plate structures and their associated systems, or
(ii) the provision of engineering services (including plant engineering, procurement and construction services) or specialized equipment similar to that provided by HBI or the HBI Subsidiaries.

                  "Continuing Directors" means, as of any date of determination, any member of the Supervisory Board who (i) was a member of the Supervisory Board on the date of this Agreement or (ii) was nominated for election to the Supervisory Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or who was elected or appointed in the ordinary course by Continuing Directors or other directors so elected or appointed.

                  "Demand Registration" has the meaning provided in Section 3.01(a).

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "FRF Designee" has the meaning provided in Section 6.01(a).

                  "First Offer" has the meaning provided in Section 5.01(a).

                  "First Reserve Deal" has the meaning provided in the recitals to this Agreement.

                  "Holder" means FRF, its Affiliates and its Assignees as permitted by Section 7.01 hereof, holding Holders' Securities or securities convertible into, exchangeable or exercisable for Holders' Securities.

                  "Holders' Securities" means (i) any shares of CB&I Stock held by a Holder on the date hereof, (ii) any other Securities held by a Holder on the date hereof or acquired hereafter and (iii) any shares of stock issued or issuable in respect of such CB&I Stock or other Securities upon any Recapitalization, in each case, held by Holders or any Affiliate of any Holder; provided however, that Holders' Securities shall not include shares sold in a transaction in which the rights conferred by this Agreement are not assigned or transferred as provided in Section 7.01 hereof.

                  "Indemnified Party" has the meaning provided in Section
3.06(c).

                  "Indemnifying Party" has the meaning provided in Section 3.06(c).

                  "Independent Director" means any individual who (i) qualifies as a "non-employee director" as defined in Rule 16b-3(b)(3)(i) promulgated by the Commission under the Exchange Act and (ii) is not a "person associated with the issuer" as defined in Appendix X of the Listing and Issuing Rules of the Amsterdam Exchanges N.V., where, for purposes of both such definitions, "issuer" is deemed to refer both to FRF and its Affiliates and to CB&I and its Affiliates.

                  "Institutional Investor" means a bank, investment company, insurance company, as those terms are used in Rule 13(d)-1(b) of the Exchange Act, or similar financial institution or any other Person that does not acquire Voting Securities for the purpose of or having the effect of changing or influencing the control of an issuer or in connection with or as a participant in any transaction having such purpose or effect, and that would be eligible to file, on the date of Transfer and after giving effect to such Transfer, a
Schedule 13G statement under the Exchange Act with respect to all Voting Securities.

                  "Noninvestor Director" has the meaning provided in Section 6.01(a).

                  "Notice of Exercise" has the meaning provided in Section 5.01(c).

                  "Notice of Intention" has the meaning provided in Section 5.01(b).

                  "Offered Shares" has the meaning provided in Section 5.01(b).

                  "Offer Price" has the meaning provided in Section 5.01(b).

                  "outstanding", when used in reference to equity or Voting Securities, means all such equity or Voting Securities issued and held by Persons other than CB&I.

                  "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

                  "Piggyback Registration" has the meaning provided in Section 3.02(a).

                  "Purchase Agreement" means that certain Purchase Agreement dated as of July 30, 2000 among CB&I, WEDGE Group Incorporated and certain other parties.

                  "Recapitalization" means any stock split, stock dividend, stock combination, a significant recapitalization, reorganization, or restructuring, or similar event involving CB&I or any Significant Subsidiary (as defined in Regulation S-X of the Commission) of CB&I.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and all applicable blue sky or other national, state or provincial securities laws), and the declaration or ordering of the effectiveness of such registration statement (and qualification or compliance with such laws).

                  "Registration Expenses" has the meaning provided in Section 3.04(b).

                  "Securities" means (i) any and all securities issued and outstanding by CB&I at any time, (ii) any shares of stock issued or issuable in respect of such securities and (iii) any right to acquire by contract or otherwise from CB&I or any Person, and whether or not then exercisable, any security described in (i) or (ii).

                  "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Holder" means each Holder who holds Holders' Securities to be included in a registration statement under the Securities Act pursuant to this Agreement.

                  "Shareholder" means a holder of Securities other than a Holder.

                  "Significant Transaction" means any transaction or activity that results in, or is intended to result in, or may reasonably be expected to result in, (i) the acquisition by any Person, alone or together with such Person's Affiliates and Associates, of 33-1/3% or more of the Voting Securities outstanding after such acquisition; (ii) any sale of all or substantially all of CB&I's assets; (iii) any Business Combination in which CB&I is not the surviving entity; (iv) any Business Combination or Recapitalization in which the shareholders of CB&I (other than the Holders) immediately prior to such Business Combination or Recapitalization own less than 33-1/3% of the Voting Securities outstanding after such event; and (v) any change in the Supervisory Board not consistent with Article VI of this Agreement or which would result in a majority of the members of the Supervisory Board not being Continuing Directors.

                  "Supervisory Board" means the Board of Supervisory Directors of CB&I.

                  "Third Party" means a Person other than CB&I, a Holder, a Shareholder or their respective Affiliates.

                  "Transfer" means, with respect to all or any part of the Securities, to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, grant any option with respect to, hypothecate or otherwise dispose of such Securities, or enter into any agreement, arrangement or understanding with respect to the foregoing.

                  "Voting Securities" means Securities then outstanding which ordinarily have voting power for the election of directors (or Persons performing similar functions) of CB&I, whether at all times or only so long as no senior class of Securities has such voting power by reason of any contingency.

                  "WGI Designee" has the meaning provided in Section 6.01(a).

                  "WEDGE Shareholder Agreement" means that certain Shareholder Agreement dated ______, 2000 between CB&I and WEDGE Group Incorporated.

         Section 1.02 Other Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Purchase Agreement.

                                   ARTICLE II

                        STANDSTILL AND VOTING PROVISIONS


         Section 2.01 Agreement of FRF. Unless specifically requested or permitted in writing in advance by the Supervisory Board, FRF agrees that, so long as this Agreement remains in effect, and except as contemplated elsewhere herein, neither it nor any of its Affiliates or Associates shall, directly or indirectly:

         (a) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, any Securities, except (i) as a result of a stock split, stock dividend or Recapitalization approved by the Supervisory Board, (ii) in connection with a Business Combination approved by the Supervisory Board, (iii) up to an additional 253,000 shares of CB&I Stock (including any shares acquired between the execution of the First Reserve Deal and the execution of this Agreement) so long as the total number of shares of Voting Securities owned by FRF and its Affiliates and Associates and WEDGE Group Incorporated and its Affiliates and Associates in the aggregate does not exceed 49.9% of the total number of shares of Voting Securities then outstanding, or (iv) if, as a result of such acquisition, FRF and its Affiliates and Associates would beneficially own in the aggregate no more than 10.1% of the total number of shares of Voting Securities outstanding;

         (b) acquire, offer to acquire, announce an intention to acquire, solicit an offer to sell or agree to acquire by purchase or otherwise, directly or indirectly, a material portion of assets of CB&I or any of its Subsidiaries;

         (c) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to effect, directly or indirectly, alone or with any other Person, (i) any form of Business Combination or joint venture transaction involving CB&I or any Affiliate thereof, or (ii) any Recapitalization or similar transaction with respect to CB&I or any Affiliate thereof;

         (d) initiate, solicit, propose, seek to effect or negotiate, or announce an intent to make, directly or indirectly, any merger, tender or exchange offer, consolidation, share exchange for any Securities, or disclose an intent, purpose, plan or proposal with respect to CB&I, any of its Affiliates or any Securities inconsistent with the provisions of this Agreement;

         (e) initiate, cause, encourage, "solicit," or become a "participant" in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) in opposition to the recommendation of the majority of the Supervisory Board or become a "participant" in an election contest with respect to the election of directors of CB&I or with respect to any Significant Transaction;

         (f) initiate, solicit (or participate in a solicitation) or propose the approval of one or more shareholder proposals with respect to CB&I or any of its Affiliates or induce or encourage or attempt to induce or encourage any other Person to initiate any such shareholder proposal;

         (g) form, join, or in any way participate in, or encourage the formation, of a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange Act) or "person" (as defined in
Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other Person for the purpose of acquiring or voting Securities;

         (h) except as expressly provided in Article VI herein, seek election to or seek to place a representative on the Supervisory Board of CB&I or any of its Affiliates or seek the removal of any member of the Supervisory Board of CB&I or any of its Affiliates;

         (i) except for participation by any FRF Designee on the Supervisory Board, act in concert with any other Person not an executive of CB&I to seek to affect the management or Supervisory Board of CB&I or any of its Affiliates or the business, operations or affairs of CB&I or any of its Affiliates;

         (j) request CB&I to, or seek to cause CB&I (or its directors) to, call any meeting of the shareholders of CB&I or any of its Affiliates;

         (k) grant or agree to grant any proxy or other voting power to any Person other than CB&I or the Persons designated by CB&I to vote at any meeting of the shareholders of CB&I, or deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

         (l) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement;

         (m) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement;

         (n) (i) disclose any intention, enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or (ii) initiate, advise, assist, induce or attempt to induce, encourage or influence another Person to take any action with respect to any of the foregoing or take any other action inconsistent with the foregoing; or

         (o) request a waiver, modification or amendment by the Supervisory Board or CB&I of any of the foregoing restrictions.

         Nothing in this Section 2.01 shall be construed to limit the right of any director to communicate with any member of the Supervisory Board, any executive officer of CB&I, counsel to CB&I or auditors for CB&I, as may be necessary in such director's reasonable judgment, for the normal conduct and discharge of such director's duties as a CB&I director in such manner as will preserve the confidentiality thereof and will not result in an obligation of CB&I or FRF or any of their respective Affiliates to make a public disclosure with respect thereto.

         Section 2.02 Business Combinations. (a) FRF agrees that, so long as this Agreement remains in effect, with respect to any proposed Business Combination or Recapitalization involving CB&I or any Affiliate of CB&I and any third party, each class of Holders' Securities owned by FRF and its Affiliates and Associates will only be voted, or tendered or exchanged (or withheld or withdrawn from tender or exchange), and FRF and its Affiliates and Associates will otherwise act, only in accordance with the recommendation of the Supervisory Board (and any special committee of the Supervisory Board constituted for the purpose of evaluating one or more such proposals). Subject to such restriction, FRF shall not be prohibited by the provisions of Section 2.01 from submitting a competing Business Combination or Recapitalization proposal to the Supervisory Board in the event that the Supervisory Board publicly announces its determination to recommend a Significant Transaction to CB&I shareholders subsequent to the Effective Time.

         (b) The parties hereto agree that the Articles of Association shall be amended (i) to provide that any affiliate transaction involving FRF or its Affiliates or any Business Combination with a Third Party or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding, and (ii) in such other respects listed on Annex A hereto as is necessary or desirable to carry out the provisions and purposes of this Agreement.

         Section 2.03 Voting of Holders' Securities. FRF agrees that during the term of this Agreement, with respect to any matter presented to shareholders of CB&I for vote or approval (whether at a meeting or by written consent), each class of Holders' Securities owned by FRF and its Affiliates and Associates shall be present and voted (i) "for" the nominees recommended by the Supervisory Board, provided CB&I is in compliance with the terms of Section 6.01 of this Agreement, and (ii) "for" any proposal which is recommended by the Supervisory Board and "against" any proposal that is not recommended by the Supervisory Board; provided, however, that FRF and its Affiliates may, in their sole discretion, vote the Securities held by them on any matter involving (i) the appointment of auditors; (ii) the adoption of any Rights Agreement or any other "poison pill" or similar shareholder rights plan which would preclude FRF from effecting any transaction otherwise permitted herein; (iii) the migration of CB&I from its current Organization State to any other Organization State (other than in connection with a Business Combination with a Third Party); (iv) the conversion of CB&I from its current corporate form to any other corporate form (other than in connection with a Business Combination with a Third Party); or
(v) the amendment of the Articles of Association as to matters not contemplated by this Agreement which would have a disproportionate material and adverse effect on FRF versus other CB&I shareholders not contemplated by this Agreement. The provisions of this Section 2.03 shall apply to both the casting of votes at general meetings of shareholders and any execution of shareholder action by written consent. FRF agrees, and shall cause its Affiliates, to execute and deliver to the Secretary of CB&I not later than 20 days prior to the date of any general meeting of shareholders of CB&I a proxy (in such form as provided by and on behalf of the Supervisory Board) representing all Voting Securities beneficially owned by FRF and its

Affiliates and Associates voted in accordance with the provisions of this
Section 2.03 and this Agreement.

                                   ARTICLE III

                               REGISTRATION RIGHTS


         Section 3.01 Demand Registration.

         (a) Subject to the terms of this Agreement, at any time after the date hereof, the Holders of at least 75% of the then outstanding Holders' Securities may request registration under the Securities Act of all or part of their Holders' Securities on Form S-1 or S-3 or any similar registration (other than a shelf registration); provided, that any such request shall cover either (i) at least 20% of such Holders' Securities calculated as of the date of this Agreement or (ii) such smaller number to the extent it represents all of the remaining Holders' Securities. Within ten (10) days after receipt of any request pursuant to this Section 3.01, CB&I will give written notice of such request to all other Holders of Holders' Securities and will include in such registration all Holders' Securities with respect to which CB&I has received written requests for inclusion within thirty (30) days after delivery of CB&I's notice. All registrations requested pursuant to this Section 3.01 are referred to herein as "Demand Registrations."

         (b) CB&I will not include in any Demand Registration any Securities which are not Holders' Securities without the written consent of the Holders of a majority of the Holders' Securities to be included in such Demand Registration. If a Demand Registration is an underwritten public offering and the managing underwriters advise CB&I in writing that in their opinion the inclusion of the number of Holders' Securities and other Securities requested to be included creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration, prior to the inclusion of any Securities which are not Holders' Securities, the number of Holders' Securities requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective Holders of Holders' Securities on the basis of the number of Holders' Securities owned by such Holders, with further successive pro rata allocations among the Holders of Holders' Securities if any such Holder of Holders' Securities has requested the registration of less than all such Holders' Securities such Holder is entitled to register.

         (c) Notwithstanding any of the foregoing, CB&I shall not be obligated to effect any Demand Registration as follows:

                  (i) CB&I will not be obligated to effect more than one Demand Registration within any twelve month period;

                  (ii) CB&I will not be obligated to effect any Demand Registration during the period starting on the date 60 days prior to CB&I's estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to Securities of CB&I sold by CB&I, provided that CB&I is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that CB&I may not, pursuant to this Section 3.01(c)(ii), delay implementation of a Demand Registration more than once in any twelve (12) month period;

                  (iii) With respect to any Demand Registration, if (A) the Supervisory Board reasonably and in good faith determines that such filing would be materially detrimental to CB&I or require a disclosure of a material fact that might reasonably be expected to have a Material Adverse Effect on CB&I or on any plan or proposal by CB&I or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities (other than in the ordinary course of business ) or any merger, consolidation, tender offer, material financing or other significant transaction and (B) CB&I shall furnish the Holders of Holders' Securities who have requested a Demand Registration a certificate signed by an executive officer of CB&I to such effect, CB&I may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a Demand Registration; provided, however, that CB&I may not postpone the filing or effectiveness of a registration statement for a Demand Registration for more than ninety (90) days during any twelve (12) month period; and

                  (iv) CB&I will not be obligated to effect any Demand Registration after CB&I has effected two (2) Demand Registrations pursuant to this Section 3.01, and such registrations have been declared or ordered effective.

         Section 3.02 Piggyback Registration.

         (a) Whenever CB&I proposes to register any of its Securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of any Holders' Securities (a "Piggyback Registration") (except Forms S-8 or S-4), CB&I will give written notice, at least thirty (30) days prior to the proposed filing of a registration statement, to all Holders of the Holders' Securities of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Holders' Securities (in accordance with the priorities set forth in Sections 3.02(b) and 3.02(c) below) with respect to which CB&I has received written requests for inclusion within fifteen (15) days after the delivery of CB&I's notice, specifying the number of Securities intended to be registered.

         (b) If a Piggyback Registration is an underwritten primary registration on behalf of CB&I and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the securities that CB&I proposes to sell, second, the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the WEDGE Shareholder Agreement, pro rata among all the Holders of such Holders' Securities on the basis of the number of shares which are owned by such Holders, and third, other Securities requested to be included in such registration to be allocated pro rata among the holders thereof.

         (c) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of CB&I's securities and the managing underwriters advise CB&I in writing that in their opinion the number of Securities requested to be included in the registration creates a substantial risk that the price per share of Securities will be reduced, CB&I will include in such registration first, the Securities requested to be included therein by the holders requesting such registration and the Holders' Securities requested to be included in such registration under this Agreement together with any Holders' Securities requested to be included in such registration under the WEDGE Shareholder Agreement, pro rata among all the holders of such securities on the basis of the number of shares of Securities or Holders' Securities which are owned by such holders, and second, other Securities requested to be included in such registration.

         (d) If CB&I has previously filed a registration statement with respect to Holders' Securities pursuant to Section 3.01 or pursuant to this Section 3.02, and if such previous registration has not been withdrawn or abandoned, CB&I will not file or cause to be effected any other registration of any of its Securities or Securities convertible or exchangeable into or exercisable for its Securities under the Securities Act (except on Form S-8 or Form S-4 or any successor form thereto), whether on its own behalf or at the request of any holder or holders of such Securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

         Section 3.03 Right to Terminate Registration. CB&I shall have the right to terminate or withdraw any registration initiated by it under Section 3.02 prior to the effectiveness of such registration provided that no Holder has elected to include Holders' Securities in such registration.

         Section 3.04 Expenses of Registration.

         (a) CB&I will pay all Registration Expenses for Demand Registrations pursuant to Section 3.01 and for an unlimited number of Piggyback Registrations pursuant to Section 3.02, provided, however, that CB&I shall not be obligated to pay more than $400,000 in the aggregate for Registration Expenses with respect to Demand Registrations. A registration will not count as one of the CB&I paid Demand Registrations until it has become effective; provided, however, that in any event CB&I will pay all Registration Expenses in connection with any registration initiated as a Demand Registration for which CB&I was obligated to pay. In excess of $400,000, the Registration Expenses for Demand Registrations shall be borne by the Holders of Holders' Securities to be registered thereunder pro rata based on the number of Holders' Securities and other Securities requested or permitted to be included in such registration pursuant to the terms of this Agreement. If FRF effects a Piggyback Registration right hereunder relating to a Demand Registration by WEDGE Group Incorporated under the WEDGE Shareholder Agreement, FRF agrees to share pro rata with WEDGE Group Incorporated any Registration Expenses which exceed the amount CB&I is obligated to pay, and CB&I will cause any other Person which has a right to effect a Piggyback Registration relating to a Demand Registration by FRF hereunder to agree to similarly share such Registration Expenses.

         (b) Except as provided in Section 3.04(a) hereof, all expenses incident to CB&I's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for CB&I and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by CB&I (all such expenses being herein called "Registration Expenses"), will be borne by CB&I, provided that CB&I shall not be required to pay sales commissions, discounts or transfer taxes or the cost of legal counsel for the Holders. In addition, CB&I will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by CB&I, and the expenses and fees for listing the Securities to be registered on each securities exchange. If the registration request is subsequently withdrawn at the request of a majority of the Holders of Holders' Securities to be registered, the Holders of Holders' Securities shall forfeit their right to reimbursement of expenses with respect to one Demand Registration unless the Holders of Holders' Securities to be registered pay for all of the Registration Expenses for such withdrawn registration or unless such registration is withdrawn due to a material adverse change in the operations or results of CB&I.

         Section 3.05 Registration Procedures. Whenever the Holders of Holders' Securities have requested that any Holders' Securities be registered pursuant to this Agreement, CB&I will use its reasonable best efforts to effect the registration and sale of such Holders' Securities in accordance with the intended method of disposition thereof and, pursuant thereto, CB&I will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such Holders' Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, CB&I will furnish copies of all such documents proposed to be filed to the counsel or counsels for the Selling Holders of the Holders' Securities covered by such registration statement);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective until the earlier of such time as all of such Holders'

Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of 135 days after such registration statement becomes effective (provided that such 135-day period shall be extended (i) in the case of a Demand Registration for such number of days that equals the number of days elapsing from (A) the date written notice contemplated by Section 3.05(e) hereof is given by CB&I to (B) the date on which CB&I delivers to the Selling Holders the supplement or amendment contemplated by Section 3.05(e) hereof and (ii) for a period of time equal to the period the Holder refrains from selling any Holders' Securities included in such registration at the request of CB&I or an underwriter), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

         (c) furnish to each Selling Holder of Holders' Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Holders' Securities owned by such Selling Holder;

         (d) use its reasonable best efforts to register or qualify such Holders' Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Holders' Securities owned by such Selling Holder (provided that CB&I will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction);

         (e) notify each Selling Holder of such Holders' Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, CB&I will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Holders' Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Holders' Securities to be listed on each securities exchange on which similar securities issued by CB&I are then listed or if no such securities are then listed, such securities exchange as the Selling Holders of a majority of the Holders' Securities included in such registration may request;

         (g) provide a transfer agent and registrar for all such Holders' Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Selling Holders of a majority of the Holders' Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Holders' Securities (including, but not limited to, effecting a stock split or a combination of shares);

         (i) make available for inspection by any Selling Holder of Holders' Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of CB&I, and cause CB&I's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by CB&I and that are non-public shall be used only in connection with such registration and shall be kept strictly confidential by any Selling Holder of Holders' Securities except to the extent disclosure of such records, information or documents is required by written order of a court or other governmental authority having jurisdiction;

         (j) advise each Selling Holder of such Holders' Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such matters as such counsel and underwriters may reasonably agree upon, including such matters as are customarily furnished in connection with an underwritten offering, and (ii) a letter or letters from the independent certified public accountants of CB&I addressed to the underwriters, covering such matters as such accountants and underwriters may reasonably agree upon, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of CB&I included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act.

         Section 3.06 Indemnification; Contribution.

         (a) By CB&I. To the extent permitted by law, (i) CB&I will indemnify each Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as the same are caused by or contained in any information furnished in writing to CB&I by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after CB&I has furnished such Holder with a sufficient number of copies of the same), or any violation by CB&I of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to CB&I in connection with any such registration, qualification or compliance, and (ii) CB&I will reimburse each such Selling Holder, each of its officers, directors, and each person controlling such Selling Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, settling or defending any such claim, loss, damage, liability or action, provided, in the case of (i) and
(ii), any indemnification by CB&I shall be proportionate to reflect the relative fault of CB&I on the one hand, and the Selling Holder on the other, with respect to the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities or action in respect thereof, as well as any other equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CB&I or the Selling Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to stock ownership in CB&I.

         (b) By Selling Holders. To the extent permitted by law, each Selling Holder (i) will indemnify CB&I, each of its officers and directors, and each underwriter, if any, of Securities covered by such a registration statement, each person who controls CB&I or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers and directors, and each person controlling such Selling Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse CB&I, such Selling Holders, such officers, directors, partners, legal counsel, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, settling or defending any such claim, loss, damage, liability or action, but, in the case of (i) and (ii), only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CB&I for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

         (c) Procedure for Indemnification. Each party indemnified under subsection (a) or (b) of this Section 3.06 (the "Indemnified Party") shall, promptly after receipt of actual notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof, provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party on account of the indemnity agreement contained in subsection
(a) or (b) of this Section 3.06, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 3.06 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party. The Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one firm for all such Indemnified Parties, unless conflicting interests of the Indemnified Parties make the retention of one firm on behalf of all of them unreasonable. If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) Contribution. If the indemnification provided for in this Section
3.06 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand, or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in CB&I. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Holders' Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof referred to above in this subsection (d) shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, settling or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Conflicts and Controlling Language. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         Section 3.07 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its Securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The foregoing notwithstanding, with respect to any of the documents and/or agreements referred to in this Section 3.07, (i) no Selling Holder of Holders' Securities shall be required to make any representations and warranties with respect to or on behalf of CB&I or any other shareholder of CB&I and (ii) the liability of any holder of Holders' Securities shall be limited as provided in Section 3.06(b).

         Section 3.08 Information by Selling Holder. Selling Holders shall promptly furnish to CB&I such information regarding such Selling Holders as shall be necessary to enable CB&I to comply with the provisions hereof in connection with any registration referred to in this Agreement.

         Section 3.09 Rule 144 Reporting. At the request of any Selling Holder of Holders' Securities who proposes to sell securities in compliance with Rule 144 of the Commission, CB&I will (i) forthwith furnish to such Selling Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the Selling Holders of Holders' Securities to make sales pursuant to Rule 144.

         Section 3.10 Consistent Restrictions on Transfer. CB&I shall be permitted, and it shall not constitute a breach of the terms of this Article III, to impose restrictions on transfer of Holders' Securities under a registration statement consistent with the terms of Article IV hereof.

                                   ARTICLE IV

                        TRANSFERS OF HOLDERS' SECURITIES


         Section 4.01 Restrictions on Transfer.

         (a) During the term of this Agreement, FRF agrees that it will not, and it will cause each of its Affiliates who acquire Holders' Securities pursuant to
Section 4.02(d) of this Agreement not to, (i) Transfer any Holders' Securities, except as permitted by or in accordance with this Agreement, or (ii) convert registered shares of Holders' Securities into bearer shares of Holders' Securities or acquire beneficial ownership of bearer shares of Holders' Securities, and the parties hereby agree that notwithstanding the provisions of the Articles of Association, FRF will not request and CB&I will not be bound to honor a request for such conversion. All Holders' Securities will be held in certificated form.

         (b) Except for Transfers pursuant to Section 4.02, FRF and its Affiliates may not, without the prior written consent of CB&I, transfer any Holders' Securities to any Person who FRF or its Affiliates has reason to believe after reasonable investigation (which shall include receipt of appropriate written representations from the proposed transferee and a review of statements filed with the Commission pursuant to Section 13(d) of the Exchange
Act) (i) either has filed a Schedule 13D under the Exchange Act with respect to CB&I or would be required to file a Schedule 13D under the Exchange Act with respect to CB&I due to a change in intent or percentage ownership, (ii) as a result of such Transfer, would beneficially own more than 10% of Voting Securities then outstanding, or (iii) is a Competitor.

         Section 4.02 Exceptions to Restrictions. Subject to all applicable laws, the restrictions on Transfer set forth in

         Section 4.01 hereof shall not apply to any of the following:

         (a) a Transfer of some or all of the Holders' Securities pursuant to a bona fide underwritten public offering;

         (b) a Transfer of some or all of the Holders' Securities as permitted under Rule 144 of the Securities Act in an unsolicited "broker's transaction" (as defined in Rule 144) on a securities exchange in compliance with the volume limitations of Rule 144 where FRF has no knowledge that the purchaser of such Securities is any of the Persons described in subsections 4.01(b)(i), (ii) or
(iii) above;

         (c) a Transfer of some or all of the Holders' Securities in any Business Combination or Recapitalization which is recommended to shareholders of CB&I by the Supervisory Board;

         (d) a Transfer of some or all of the Holders' Securities to an Affiliate of FRF, provided that such Affiliate shall agree to the provisions of this Agreement and FRF will remain liable for the performance by such Affiliate of its obligations under this Agreement;

         (e) a Transfer of some or all of the Holders' Securities in connection with a pledge or hypothecation to a financial institution to secure a bona fide loan; provided, however, that any foreclosure or enforcement of such pledge or hypothecation by the pledgee shall be subject to the procedures set forth in
Article V; and

         (f) a Transfer or Transfers, once per calendar quarter, to any Institutional Investor which, together with its Affiliates as a result of such Transfer, would beneficially own Securities not representing more than 5% of Voting Securities.

         Section 4.03 Other Transfers. In the event that FRF desires to Transfer the Holders' Securities in a manner not specifically permitted under Section
4.02 of this Agreement, FRF may submit a written Notice of Intention to CB&I in accordance with the procedures set forth in Article V.

         Section 4.04 Improper Transfer. Any attempt to Transfer any shares of Holders' Securities during the term of this Agreement not in accordance with this Agreement will be null and void and CB&I will not give, nor permit the transfer agent of CB&I to give, any effect to such attempted Transfer in its stock records.

         Section 4.05 Restrictive Legend.

         (a) A copy of this Agreement will be filed with the Secretary of CB&I and kept with the records of CB&I. All certificates representing shares of Holders' Securities hereafter issued to or acquired by WGI will bear the following legend noted conspicuously on such certificates:

         "THE ISSUANCE OF THE SHARES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED (BY MERGER OR OTHERWISE), ASSIGNED, DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION, AND CHICAGO BRIDGE & IRON COMPANY N.V. (THE "COMPANY") SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, TO SUCH EFFECT.

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT DATED AS OF ___________, 2000 BETWEEN THE COMPANY AND FIRST RESERVE FUND VIII, L.P. (THE "SHAREHOLDER AGREEMENT"). NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST THE COMPANY TO RECORD THE TRANSFER OF ANY SHARES IF SUCH

         TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE ADMINISTRATIVE OFFICES OF THE COMPANY IN PLAINFIELD, ILLINOIS AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE."

         (b) Until such time as the Holders' Securities have been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 under the Securities Act, the certificates representing the Holders' Securities (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

         (c) CB&I may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the Holders' Securities in order to implement the restrictions set forth in this Article IV.

         (d) In the event FRF acquires any other or additional Holders' Securities, FRF will submit all certificates representing such Holders' Securities to CB&I so that the legend or legends required by this Section 4.05 may be placed thereon.

                                    ARTICLE V

                              RIGHTS OF FIRST OFFER


         Section 5.01 Sale by FRF.

         (a) Except for Transfers permitted by Section 4.02, during the term of this Agreement, FRF shall not, and shall cause each of its Affiliates not to, sell any shares of Holders' Securities to any Person until it has first made an offer (the "First Offer") to sell such shares to CB&I in accordance with this
Article V and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined).

         (b) The First Offer to CB&I shall be set forth in the form of a notice made in writing (the "Notice of Intention") to the Chief Financial Officer (fax
(815) 439-6010) or General Counsel (fax (815) 439-6600) of CB&I setting forth
(i) FRF's desire to make a sale; (ii) the number of shares of Holders' Securities proposed to be sold (the "Offered Shares"); and (iii) the price (the "Offer Price") and other terms on which the Holders' intend to offer to sell the Offered Shares.

         (c) Upon receipt of the Notice of Intention, CB&I will have the right to purchase the Offered Shares at the Offer Price, exercisable by the delivery of an acceptance in the form of a notice in writing to FRF by CB&I (the "Notice of Exercise") at any time within one business day from the date of CB&I's receipt of the Notice of Intention (the "Applicable Acceptance Period"). In any case, CB&I will use its best efforts to respond as promptly as possible to any Notice of Intention and, at the request of FRF, may, in its sole discretion, provide advance approval of certain Transfers or a waiver of its rights under this Article V. The right of CB&I to purchase the Offered Shares will terminate if such Notice of Exercise is not delivered within the Applicable Acceptable Period or if CB&I sooner notifies FRF that it declines to exercise such right. CB&I may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention, once received by CB&I, to any Person, but may not otherwise assign its rights under this Article V.

         (d) In the event that CB&I exercises its right to purchase the Offered Shares in accordance with Section 5.01(c) hereof, then FRF must sell, and CB&I must purchase, the Offered Shares to CB&I at the Offer Price within thirty (30) days from the date of receipt of the Notice of Exercise delivered by CB&I, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

         Section 5.02 Purchase of the Offered Shares. In the event CB&I rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then FRF and its Affiliates may sell such Offered Shares at the Offer Price or higher within sixty (60) days after the delivery of such rejection or, in the case of a failure to deliver a Notice of Exercise, within sixty (60) days after the expiration of the Applicable Acceptance Period, subject to the other terms and conditions of this Agreement. If FRF and its Affiliates do not sell all of the Offered Shares during such sixty (60) day period, any unsold Offered Shares shall again become subject to the Right of First Offer contained in this Article V.

                                   ARTICLE VI

                              BOARD REPRESENTATION

         Section 6.01 Supervisory Board Composition. (a) CB&I will have used its best efforts to cause the Supervisory Board to increase the number of directors comprising the Supervisory Board immediately after the Effective Time and the consummation of the First Reserve Deal from eight (8) to twelve (12). At the Shareholders' Meeting prior to the Effective Time and the consummation of the First Reserve Deal, CB&I will have used its best efforts to cause the Supervisory Board to make binding nominations and to recommend for approval by CB&I shareholders the appointment of up to two (2) FRF nominees (whom FRF shall designate, together with a back-up nominee for each position, prior to the mailing of the CB&I Proxy

Statement) to serve from the time of consummation of the First Reserve Deal in the classes of Supervisory Board directors expiring in 2001 and 2003. Directors nominated by FRF pursuant to this Article VI are referred to herein as "FRF Designees," directors nominated by WEDGE Group Incorporated pursuant to the WEDGE Shareholder Agreement are referred to herein as "WGI Designees," and all other directors are referred to herein as "Noninvestor Directors".

         (b) Beginning with CB&I's 2001 annual general meeting of shareholders and at each shareholders meeting for the appointment of directors thereafter at a time when FRF and its Affiliates and Associates beneficially own at least 3,083,871 shares of Voting Securities (which for this purpose shall exclude derivative Securities), CB&I will cause the Supervisory Board to include as nominees for directors (pursuant to a binding nomination, if permitted by the Articles of Association) and to solicit proxies for that number of FRF Designees such that the total number of FRF Designees on the Supervisory Board immediately after such election will be two (2). FRF shall provide the Secretary of CB&I in writing within 10 days after CB&I notifies FRF that CB&I is preparing its proxy statement with the names and (i) required background information under Regulation 14A of the Exchange Act, Dutch law and the rules of any exchange and
(ii) such other information regarding such individuals and their affiliations as CB&I may reasonably request, regarding its FRF Designees (and back-up nominees, who shall be designated by FRF and who shall be the second nominee for each position for which the FRF Designees are nominated) for the next election of directors. The nominees for the remaining directors comprising the Supervisory Board, other than any WGI Designees, shall be selected by the Noninvestor Directors (upon recommendation of the CB&I Nominating Committee or otherwise), and FRF and the FRF Designees shall use their best efforts (including voting as shareholders) to cause the election of the slate of directors recommended by the Supervisory Board; provided, however, that FRF and the FRF Designees shall not be so obligated if the FRF Designees are not included in such slate of directors.

         (c) Each FRF Designee shall have such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly-held enterprise (any managing director of First Reserve Corporation and current Supervisory Board members shall be deemed to have such qualifications). No FRF Designee who is an officer, director, partner or principal shareholder of a Competitor shall serve as a director of CB&I.

         (d) In the event that the aggregate beneficial ownership of FRF and its Affiliates and Associates shall be less than 3,083,871 shares of the Voting Securities, the number of FRF Designees shall be reduced as follows:

                         FRF Ownership                                             Number of
                     of Voting Securities                                        FRF Designees
                     --------------------                                        -------------
         Less than 3,083,871 shares, but at least 10%                                one (1)
         of Voting Securities outstanding

         Less than 10% of Voting Securities outstanding                              0

If for any period of 30 consecutive days FRF and its Affiliates and Associates beneficially own such number of Voting Securities then outstanding that would entitle them to fewer than the number of FRF Designees that were in office immediately after the last shareholders meeting to appoint directors, at the request of the Supervisory Board, FRF shall use its best efforts to cause the resignation of such number of FRF Designees in excess of the number to which it would be entitled pursuant to this Section 6.01(d). If for any period of 30 consecutive days FRF and its Affiliates and Associates beneficially own in the aggregate less than 10% of the Voting Securities then outstanding, FRF shall not then or thereafter be entitled to designate any nominee to the Supervisory Board.

         (e) So long as FRF and its Affiliates and Associates are entitled to designate at least two FRF Designees, each committee of the Supervisory Board (other than the Nominating Committee or any special committee of Independent Directors constituted for the purposes set forth in the following sentence) shall at all times include at least one FRF Designee and no action by any such committee shall be valid unless taken at a meeting for which adequate notice has been duly given to or waived by the members of such committee. The FRF Designee designated by FRF to serve on any committee of the Supervisory Board may designate as his alternate another FRF Designee designated by FRF. The parties hereto agree that the regulations of the Supervisory Board shall provide that a special committee of the Supervisory Board composed entirely of disinterested Independent Directors shall be constituted for the purpose of evaluating (i) any Significant Transaction or (ii) any transaction, issue or matter involving FRF or its Affiliates or Associates, which special committee shall report its conclusions and recommendations to the Supervisory Board as a whole.

         (f) So long as FRF and its Affiliates and Associates are entitled to designate at least one FRF Designee, FRF shall have a right (i) to receive all notices, reports and other communications sent to CB&I directors at such time as they are transmitted to CB&I directors and to receive reasonable notice, and to have one representative attend, any meeting of the Supervisory Board and the Management Board, (ii) to consult with and advise members of senior management of CB&I, and (iii) upon reasonable notice, to have equivalent access to the books and records of CB&I as that generally afforded to CB&I directors.

         Section 6.02 Director Compensation. FRF Designees will be compensated in the same manner as other nominees or directors (including reimbursement of expenses).

         Section 6.03 Indemnification. Upon the election of any FRF Designee to the Supervisory Board, CB&I shall (a) indemnify and hold harmless (and exculpate) against any and all liabilities and claims against him as a result of his affiliation with CB&I and (b) provide to any FRF Designee liability insurance, in each case of clause (a) and (b) above to the same extent provided or made available to other members of the Supervisory Board.

                                   ARTICLE VII

                                  MISCELLANEOUS


         Section 7.01 Assignment of Holders' Rights; Third Party Beneficiaries.
(a) The rights and obligations of FRF under this Agreement may be assigned or transferred by any Holder to an Assignee, provided that all of the following conditions are satisfied: (i) such assignment is effected in accordance with applicable securities laws and the provisions of this Agreement; (ii) such Assignee agrees in writing to become subject to the terms of this Agreement (provided, however, that such Assignee other than an Affiliate of FRF shall not have the rights of FRF under Article VI hereof unless specifically agreed to by CB&I in writing); and (iii) CB&I is given written notice by such Holder of such assignment, stating the name and address of the Assignee and identifying the Holders' Securities with respect to which such rights are being assigned.

         (b) Except as provided in Section 7.01(a), this Agreement and the rights of the parties hereunder may not be assigned and shall be binding on and inure to the benefit of the parties hereto and their successors.

         (c) This Agreement is expressly intended to confer upon the present and future shareholders of CB&I (including Gerald M. Glenn and Timothy J. Wiggins as signatories hereto), as third party beneficiaries, the benefits of all covenants and agreements made by FRF herein with privity to enforce such provisions with all rights and remedies under applicable law, including the right of specific performance set forth in Section 7.08. Each CB&I shareholder not signatory to this Agreement shall be deemed to have been notified of such intended third party benefit by disclosure thereof in any public filing by CB&I concerning this Agreement and, to the extent acknowledgment of such benefits is required by the law of any jurisdiction, to have acknowledged and accepted such benefits as a third party beneficiary by casting his vote concerning the transactions contemplated by this Agreement and the Purchase Agreement at the Shareholders' Meeting.

         Section 7.02 Term; Effectiveness. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until the date on which FRF and its Affiliates and Associates no longer beneficially own Securities representing in the aggregate at least ten percent (10%) of the total number of shares of Voting Securities then outstanding; provided, however, that the Holders shall continue to have the rights provided for in Article III of this Agreement as long as they beneficially own in the aggregate at least five percent (5%) of the total number of shares of Voting Securities then outstanding. The provisions of Sections 3.04, 3.06 and 6.03 hereof shall survive the termination of this Agreement.

         Section 7.03 Entire Agreement; Amendment; Waivers. This Agreement constitutes the entire agreement and understanding between FRF and CB&I and supersedes all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by FRF and CB&I and approved by a majority of the members of a special committee of the Supervisory Board of the type referred to in Section 6.01(e) (but shall not require the consent of any third party beneficiaries referred to in Section 7.01(c)). The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         Section 7.04 Notices. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by facsimile, telex or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (1) if to CB&I, addressed to it at:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Chairman of the Supervisory Board
                           Fax: (815) 439-6297

                           with a copy to:

                           Chicago Bridge & Iron Company N.V.
                           c/o Chicago Bridge & Iron Company
                           1501 North Division Street
                           Plainfield, Illinois 60544
                           Attn: Secretary
                           Fax: (815) 439-6600

; and

                  (2) if to Seller, addressed to it at:

                           First Reserve Corporation
                           475 Steamboat Road
                           Greenwich, Connecticut 06830
                           Attn: William E. Macaulay
                           Fax: (203) 661-6729

                           with a copy to:

                           First Reserve Corporation
                           1801 California Street
                           Suite 4110
                           Denver, Colorado 80202
                           Attn: Tom Denison
                           Fax: (303) 382-1275

         Section 7.05 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY
(A) NEW YORK COURT, OR FEDERAL COURT OF THE UNITED STATES OF AMERICA, SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, OR (B) DUTCH COURT SITTING IN THE NETHERLANDS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY CLAIM IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT (OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT) OR IN SUCH DUTCH COURT, (ii) WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT OR IN SUCH DUTCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND

MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.04.

         Section 7.06 WAIVER OF CERTAIN CLAIMS. NEITHER FRF NOR CB&I SHALL BE ENTITLED TO RECOVER FROM THE OTHER ANY LOSSES, COSTS, EXPENSES OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES, SUFFERED BY SUCH PARTY. FRF AND CB&I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO ASSERT ANY CLAIM FOR INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. THE WAIVER PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE GROSS, ACTIVE, PASSIVE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PERSON WHICH SEEKS THE BENEFIT OF SUCH PROVISION. FRF AND CB&I ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

         Section 7.07 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         Section 7.08 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party (including any present or future shareholder of CB&I) shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         Section 7.09 Conflict with Articles. It is expressly agreed that whether or not the Articles of Association fully incorporate the provisions hereof, or any of them, the parties' rights and obligations shall be governed by this Agreement which shall prevail, to the extent lawful, in the event of any ambiguity or inconsistency between this Agreement and the Articles of Association.

         Section 7.10 Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 7.12 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.



                                       FIRST RESERVE FUND VIII, L.P.

                                       BY ITS GENERAL PARTNER, FIRST RESERVE GP
                                       VIII, L.P.
                                       BY ITS GENERAL PARTNER, FIRST RESERVE
                                       CORPORATION

                                       By:
                                          --------------------------------------
                                       Title:



                                       CHICAGO BRIDGE & IRON COMPANY N.V.
                                       BY: CHICAGO BRIDGE & IRON COMPANY
                                           B.V., ITS MANAGING DIRECTOR


                                       By:
                                          --------------------------------------
                                       Title: Managing Director



                                       GERALD M. GLENN

                                       -----------------------------------------
                                       CB&I Shareholder



                                       TIMOTHY J. WIGGINS

                                       -----------------------------------------
                                       CB&I Shareholder

                                                                         Annex A



1. Amend the Articles of Association to provide that any transaction involving WGI or First Reserve (or their respective Affiliates) or any Business Combination or Recapitalization otherwise requiring a shareholder vote shall require approval by at least 80% of the Voting Securities then outstanding at a time when any Person (and its Affiliates and Associates) or "group" owns 15% or more of the Voting Securities then outstanding.

2. Amend the Articles of Association to provide that registered shares shall be converted into bearer shares at the written request of a shareholder, unless such conversion has been limited or excluded upon issuance of those shares.

3. Amend the Articles of Association to add the requirement in a transfer of registered shares that the endorsement by the company or its transfer agent be made upon the share certificate and that the share certificate must be delivered to the company or its agent upon transfer; transfers not consistent with this requirement will not be enforceable against the company.

4. Amend the Articles of Association to provide that the Supervisory Board may draw up rules and regulations pertaining to voting, including the nomination of directors, and provisions relating to Board composition and governance, and to give effect to the matters agreed upon in the Shareholder Agreements.

                                    EXHIBIT B

                    FORM OF OPINION OF SELLER'S LEGAL COUNSEL


         The Seller's legal counsel shall opine as to the following matters, subject to standard exceptions and assumptions:

         1. Each of WGI and WGI Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to enter into and perform the Purchase Agreement and the Shareholder Agreement and the transactions contemplated thereby.

         2. HBI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite legal and limited liability power and authority to own or lease its properties and to conduct its business as now being conducted. Howe-Baker Engineers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own or lease its properties and to conduct its business as now being conducted.

         3. The authorized Capital Stock of HBI consists of [_________ membership interests (the "Units")], all of which have been validly issued and are outstanding, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person.

         4. Seller owns of record and beneficially the [Units] free and clear of any pledge, lien, encumbrance or security interest, and, except for the Purchase Agreement, there are no outstanding subscriptions, options or other agreements or commitments to purchase or issue [interests or units] of HBI's Capital Stock or securities convertible into or exchangeable for [interests or units] of HBI's Capital Stock.

         5. The execution, delivery and performance of the Purchase Agreement and the Shareholder Agreement have been duly authorized by WGI and WGI Sub, as applicable, and each of the Purchase Agreement and the Shareholder Agreement constitutes the legal, valid and binding obligation of WGI and WGI Sub as applicable, enforceable in accordance with its terms.

         6. Neither the execution and delivery of the Purchase Agreement or the Shareholder Agreement, nor consummation of the transactions contemplated therein, nor performance by WGI and WGI Sub of the terms thereof, will (1) violate any provision of law of the United States or of the State of Texas or any published rule or regulation thereunder, as in effect on the date hereof, or of any order, writ, injunction or decree applicable to WGI, WGI Sub or HBI, or
(2) conflict with, or result in a breach or default, or the creation of any lien, under, any of the terms, conditions or provisions of any note, indenture, mortgage, license or other material agreement or obligation (including the Certificate of Incorporation and By-Laws of WGI or WGI Sub and the [Limited Liability Company Agreement] of HBI) to which WGI, WGI Sub or HBI is a party, or by which WGI, WGI Sub or HBI is bound.

         7. Except as set forth on Schedule 4.06 of the Purchase Agreement, the undersigned is not aware of any litigation pending or threatened against or involving WGI, WGI Sub, HBI or any HBI Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on HBI and the HBI Subsidiaries taken as a whole.

                                    EXHIBIT C

                    FORM OF OPINION OF BUYER'S LEGAL COUNSEL


         The Buyer's legal counsel shall opine as to the following matters, subject to standard exceptions and assumptions:

         1. CB&I has been duly incorporated and is validly existing as a legal entity in the form of a limited liability company under the laws of the Netherlands. CB&I has the requisite corporate power and corporate authority to enter into and perform the Purchase Agreement and the Shareholder Agreement and the transactions contemplated therein.

         2. CB&I Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to enter into and perform the Purchase Agreement and the transactions contemplated therein.

         3. CB&I has taken all necessary corporate action to authorize the execution, delivery and performance by CB&I of the Purchase Agreement and the Shareholder Agreement. The execution, delivery and performance of the Purchase Agreement have been duly authorized by CB&I Sub. Each of the Purchase Agreement and the Shareholder Agreement constitutes the legal, valid and binding obligation of CB&I and CB&I Sub, as applicable, enforceable in accordance with its terms.

         4. Neither the execution and delivery of the Purchase Agreement or the Shareholder Agreement, nor consummation of the transactions contemplated therein, nor performance by CB&I and CB&I Sub of the terms thereof, will (1) violate any provision of law of the Netherlands or of the United States or any published rule or regulation thereunder, as in effect on the date hereof, or of any order, writ, injunction or decree applicable to CB&I or CB&I Sub, or (2) conflict with, or result in a breach or default, or the creation of any lien, under, any of the terms, conditions or provisions of any note, indenture, mortgage, license or other material agreement or obligation (including the Articles of Association of CB&I and the Certificate of Incorporation and By-Laws of CB&I Sub) to which CB&I or CB&I Sub is a party, or by which CB&I or CB&I Sub is bound.

         5. The issuance of 8,146,665 shares of common stock, par value NLG .01 per share ("CB&I Shares"), of CB&I to WGI Sub pursuant to the Purchase Agreement has been authorized by all necessary corporate action on the part of CB&I. The CB&I Shares have been validly issued, are fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person.

                                    EXHIBIT D

                            HBI LLC CONVERSION CHART

      DETAILS OF LLC CONVERSION AT HBI

                                         FEDERAL                STATE                 NAME OF OWNER
   NAME OF LEGAL ENTITY                  TAX CLASSIFICATION     TAX CLASSIFICATION    AND PERCENTAGE
   --------------------                  ------------------     ------------------    --------------
1  Howe-Baker International, Inc.        C corp.                C corp.               WEDGE Group Incorporated - 100%

2  Process Management, Inc.              C corp.                C corp.               Howe-Baker International - 100%

3  Constructors International, Inc.      C corp.                C corp.               Howe-Baker International - 100%

4  Callidus Technologies Inc.            C corp.                C corp.               Howe-Baker International - 100%

5  Callidus Technologies
   International, Inc.                   C corp.                C corp.               Callidus Technologies Inc. - 100%

6  Howe-Baker Engineers, Inc.            C corp.                C corp.               Howe-Baker International - 100%

7  Howe-Baker Management Corporation     C corp.                C corp.               Howe-Baker Engineers, Inc. - 100%

8  Howe-Baker, L.P.                      Partnership            Partnership           Howe-Baker Engineers, Inc. - 98%
                                                                                      Howe-Baker Management Corporation - 1%
                                                                                      Schedule A, Ltd. - 1%

9  HBI Holdings, LLC                     Limited Liability Co.  Limited Liability Co. Howe-Baker International - 100%
                                         DISREGARDED            CORPORATION - TX

10 Howe-Baker International
   Management LLC                        Limited Liability Co.  Limited Liability Co. Howe-Baker International - 100%
                                         DISREGARDED            CORPORATION - TX

11 Matrix Engineering, Ltd.              Partnership            Partnership           HBI Holdings, LLC - 99%
                                         DISREGARDED                                  Howe-Baker International Management LLC - 1%

12 Matrix Management Services, LLC       Limited Liability Co.  Limited Liability Co. Matrix Engineering, Ltd. - 100%
                                         DISREGARDED            CORPORATION - TX

13 A&B Builders, Ltd.                    Partnership            Partnership           Matrix Engineering, Ltd. - 99%
                                         DISREGARDED            CORPORATION - TX      Matrix Management Services, LLC - 1%


                                         PRE-CLOSING CHANGES
   NAME OF LEGAL ENTITY                  AND EFFECTIVE DATES
   --------------------                  -------------------
1  Howe-Baker International, Inc.        Convert to LLC

2  Process Management, Inc.              Convert to LLC

3  Constructors International, Inc.      Convert to LLC

4  Callidus Technologies Inc.            Convert to LLC

5  Callidus Technologies
   International, Inc.                   Convert to LLC

6  Howe-Baker Engineers, Inc.            Convert to LLC

7  Howe-Baker Management Corporation     Convert to LLC

8  Howe-Baker, L.P.                      None



9  HBI Holdings, LLC                     None


10 Howe-Baker International
   Management LLC                        None


11 Matrix Engineering, Ltd.              None


12 Matrix Management Services, LLC       None


13 A&B Builders, Ltd.                    None


         NOTE: HOLDINGS COMPANY OF NEW JERSEY, INC., HOWE-BAKER DE ARGENTIA, S.A. AND HOWE-BAKER (ITALIANA), S.r.1. ARE EXCLUDED FROM ABOVE AS THEY WILL BE DIVIDENDED TO WGI PRIOR TO CLOSING.



                                       D-1